As filed with the Securities and Exchange Commission on December 6, 2006



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM SB-2
                                 AMENDMENT NO. 4



                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        TETRAGENEX PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in our Charter)

          DELAWARE                         0-2834                  22-3781895
(State or other jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)    Classification Code Number)        I.D No.)

                            1 MAYNARD DRIVE SUITE 205
                          PARK RIDGE, NEW JERSEY 07656
                                 (201) 505-1300
                            ------------------------

                                 Martin Schacker
              Chairman of the Board and Co-Chief Executive Officer
                          Park Ridge, New Jersey 07656
  (Name, address, Including Zip Code and Telephone Number, Including Area Code,
                              of Agent for Service)
                          -----------------------------
                                   Copies to:

                             Gersten Savage LLP
                             Jay M. Kaplowitz, Esq.
                             Sunny Barkats, Esq.
                             600 Lexington Avenue
                             New York, NY 10022-6018

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
                                                                           PROPOSED            PROPOSED        Amount of
                                                                           MAXIMUM             MAXIMUM         Regstration
              TITLE OF EACH CLASS OF                    AMOUNT TO BE       OFFERING PRICE      AGGREGATE       Fee(2)
            SECURITIES TO BE REGISTERED                 REGISTERED(1)      PER SHARE(2)        OFFERING
---------------------------------------------------------------------------------------------------------------------------
Common stock of the registrant, par value $.001            14,691,155          $1.65            24,240,405     $2,029.55
per share (3)
---------------------------------------------------------------------------------------------------------------------------
Common stock of the registrant issuable upon the            6,223,765          $1.00             6,223,765       $531.72
exercise of warrants (4)
---------------------------------------------------------------------------------------------------------------------------
Common stock of the registrant issuable upon the            3,081,215           $6.00           18,487,290     $1,315.25
exercise of warrants (5)
---------------------------------------------------------------------------------------------------------------------------
Common stock of the registrant issuables upon the           7,999,253          $1.00             7,999,253       $855.92
exercise of options (6)
---------------------------------------------------------------------------------------------------------------------------
Common stock of the registrant issuable upon the              472,744          $1.65               780,028       $ 62.84
exercise of warrants (7)
---------------------------------------------------------------------------------------------------------------------------
         Total                                             32,468,132                           57,730,741     $6,177.18
---------------------------------------------------------------------------------------------------------------------------


(1) Plus the number of additional shares, which may be issued by reason of stock splits, stock dividends and similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee under Rule 457(c) of the Securities Act. The proposed maximum offering price per share is based upon the actual price of $1.65 per share that all shares will be sold as prior to the quotation of the common stock on the OTC Bulletin Board. The common stock is not traded on any public market and the Company makes no representation hereby as to the price at which its common stock shall trade.

(3) Represents shares of our common stock being registered for the benefit of the holders.


(4) Consists of 6,223,765 shares of the registrants's common stock issuable upon the exercise of warrants at a price of $1 per share expiring November 30, 2009

(5) Consists of 3,081,215 shares of the registrants's common stock issuable upon the exercise of warrants at a price of $6 per share, expiring November 30, 2009.

(6) Consists of 7,999,253 shares of the registrant's common stock issuable upon the exercise of options at a price of $1 per share expiring 2020

(7) Consists of 472,744 shares of the registrant's common stock issuable upon exercise of warrants at a price of $1.65 per share, expiring in May 31, 2009.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted by the law of such state or jurisdiction. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.


                 SUBJECT TO COMPLETION, DATED DECEMBER __, 2006



                        TETRAGENEX PHARMACEUTICALS, INC.

                             Shares of Common Stock


This prospectus relates to a registration of 32,468,132 shares of common stock of which 14,691,155 shares are currently outstanding and 17,776,977 of which are reserved for future issuance as follows:

         9,777,724 shares issuable upon the exercise of warrants' and.


         7,999,253 shares issuable upon the exercise of options

         Our common stock is not currently traded on any market.


We will not receive any of the proceeds from shares sold by selling stockholders. We would receive the proceeds from the sale of shares issuable pursuant to the exercise of warrants or options. No person has agreed to underwrite or take down any of the securities. For sales on any trading market, sales commissions will be limited to those paid in similar market transactions. For private sale transactions, no sales commission can be paid. There is no minimum amount of securities which may be sold. The shares offered by the selling security holders will be sold at $1.65 per share until our shares of common stock are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The valuation of the initial offering price is based on the exercise price of the last exercisable warrants issued in our last private placement.


INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 11.



                 The date of this prospectus is December__, 2006

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY.............................................................3

RISK FACTORS...................................................................7

DETERMINATION OF OFFERING PRICE...............................................14

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS.............................15

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS.........................................................15

BUSINESS......................................................................18

General.......................................................................18

Antidepressant (CNS) Development Program......................................19

Anti-cancer and Antibiotic Resistance Development Program.....................24

Patents and Proprietary Information...........................................26

Employees and Consultants.....................................................30

Facilities....................................................................30

LEGAL PROCEEDINGS.............................................................31

MANAGEMENT....................................................................32

EXECUTIVE COMPENSATION........................................................35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................37

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................40

DESCRIPTION OF SECURITIES.....................................................41

SHARES ELIGIBLE FOR FUTURE RESALE.............................................43

SELLING SECURITY-HOLDERS......................................................44

PLAN OF DISTRIBUTION..........................................................79

LEGAL MATTERS.................................................................81

EXPERTS AND COUNSEL...........................................................81

ADDITIONAL INFORMATION........................................................81


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                               PROSPECTUS SUMMARY

The following summary highlights some of the information in this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and our financial statements and the notes accompanying the financial statements appearing elsewhere in this prospectus.

                        TETRAGENEX PHARMACEUTICALS, INC.

CORPORATE BACKGROUND

Tetragenex Pharmaceuticals, Inc. ("Tetragenex"), headquartered in Park Ridge, New Jersey, was a wholly owned subsidiary of Innapharma, Inc ("Innapharma"). Innapharma was founded in 1989 in the state of Delaware as a biopharmaceutical company that discovers, develops and intends to commercialize proprietary pharmaceutical products that treat serious diseases for which current therapies are inadequate.

Effective November 24, 2004, Innapharma merged with and into Tetragenex pursuant to an Agreement and Plan of Merger (the "Merger Agreement"). Innapharma was merged with and into Tetragenex upon confirmation of Innapharma's proposed Plan of Reorganization as filed with the United States Bankruptcy Court for the Eastern District of New York on February 19, 2004 (the "Merger"). As a result of the Merger, the outstanding shares of capital stock of Innapharma were converted or canceled in the manner provided by the Merger Agreement, which generally provided for a conversion of four shares of common stock of Innapharma into one share of common stock of Tetragenex and reciprocal terms for the conversion of securities exercisable for common stock of each company, the separate corporate existence of Innapharma ceased, and Tetragenex continued as the surviving corporation in the Merger.

OUR BUSINESS

Although we have several product candidates in different stages of development for the treatment of various categories of disease, our major focus is on our lead antidepressant compound, nemifitide. In double-blind, placebo-controlled clinical trials, nemifitide has shown a rapid and robust onset of action after 10-14 days of treatment (10-15 subcutaneous injections) with lasting benefits of approximately four months following treatment. Nemifitide is well tolerated, without any current evidence of significant side effects as compared to the current drugs that are used in the treatment of major depressive disorder.


We have conducted extensive testing of nemifitide in both animals (preclinical) and human (clinical) studies over the last ten years. Early preclinical animal studies demonstrated the powerful potential of nemifitide as a treatment for human patients suffering from depression. These preclinical results have been supported by the clinical studies that we have conducted in over 500 subjects in which nemifitide was administered to over 400 subjects. In January 2003, we were conducting Phase 2 clinical trials (studies in depressed patients), in order to demonstrate proof-of- principle in patients. At that time, results of a 3-month toxicology study performed by Huntingdon Life Sciences, Inc. ("Huntingdon") wherein dogs, in accordance with the requirements of the Food & Drug Administration (the FDA), were given extremely high daily doses of nemifitide over a 3-month period (the "Dog Study"), became available. After three months, a customary sacrifice of certain dogs was performed. This study found brain and muscle lesions in the dogs. We notified the FDA and all human clinical trials were placed on hold by the FDA. We then engaged a panel of leading scientists in the field of neurotoxicology, neuropathology and regulatory affairs to evaluate all of the data and to address the feasibility of resolving the clinical hold. Following a recommendation from the FDA, the Tetragenex scientific team implemented two additional animal studies consisting of one primate (monkey) study and one dog study. The independent expert panel thought that these studies would generate appropriate data for the FDA to address and remove the clinical hold. These studies are now completed. In the new dog study with a more sophisticated evaluation of the target organs, there was less toxicity observed than with the previous study with an improved risk benefit safety profile. The primate study, with similar sophisticated evaluation, did not show any treatment-related toxicity due to nemifitide at any of the doses investigated, which would suggest species specificity to the dog . The FDA confirmed on March 29, 2006, that they had completed their review of the Company's complete response to the clinical hold and that the clinical hold had been lifted. This permits the company to re-enter human clinical trials.

FUTURE PROSPECTS

Since 1994, the Company and its predecessor Innapharma, have raised in excess of $75 million in private financing. The most recent human placebo-controlled, multi-center, proof-of-principle studies, which were ongoing prior to the clinical hold, have provided the strongest evidence to date of the efficacy in humans. We intend to raise additional funds to complete Phase 3 clinical trials either via the private or public markets. We may be unable to raise additional financing. Simultaneously we will pursue licensing opportunities. This would enable us to complete the two pivotal trials necessary to potentially have our compound approved by the FDA. We believe that nemifitide represents a new treatment paradigm for the treatment of depression and would fulfill an unmet need in this major therapeutic area.

We intend to bring on additional scientists for the purpose of evaluating old drugs that are either off patent or have little or no sales for the purpose of restructuring those compounds for other indications. We also have several candidates for the treatment of cancer and treatment resistant bacteria that we intend to move into the clinic.

BANKRUPTCY

In light of the results of the Dog Study and the difficult financial market conditions at the time, which had hampered our fund-raising efforts, on April 15, 2003, we filed for protection under Chapter 11 of the United States Bankruptcy Code. At or about the time of the filing, we took measures to drastically reduce our monthly overhead and other costs, which included terminating non-essential employees, rehiring some employees as consultants, and deferring salaries of all remaining employees. We closed our Florida office that year but continue to maintain our headquarters in Park Ridge, NJ, with small satellite offices in San Diego, CA, and Melville, NY.

From the filing of the bankruptcy to November 2004, we filed a plan, negotiated settlements with both the creditor's committee and the preferred shareholders and got our plan of reorganization confirmed in Bankruptcy Court in the Eastern District with an effective date of November 26, 2004.

Simultaneously, while emerging from bankruptcy, we had an initial closing of a private placement of our securities. The funds were raised under the Regulation D private placement.

FINANCIAL CONDITION


As of the date of the filing, we currently have approximately $2.3 million in liquid funds available to us. Our current core burn rate is approximately $100,000. This may increase to approximately $120,000 when we become a public entity as a result of having to hire additional personnel in our accounting department. Future funds will be derived from additional sales of our common stock in the public or private markets and/or a licensing agreement with a pharmaceutical company as well as the continuing sales of our state tax losses through the New Jersey Development Plan. Our only long term debt consists of the $1.8 million convertible note payable to the former holders of our Preferred D securities in April 2009.


OUR ADDRESS

Our principal executive offices are located at 1 Maynard Drive, Suite 205, Park Ridge, New Jersey, 07656, where our telephone number is 201-505-1300.

                                  THE OFFERING


             14,691,155                                    32,468,132(1)


   Common Stock Currently Outstanding         Common Stock Currently Outstanding


Common stock to be outstanding after the offering 32,468,132 (1)


USE OF PROCEEDS


We will receive no proceeds from the sale of the shares of common stock by the selling stockholders, although we will receive approximately $25,491,083 if all the warrants and options for which underlying shares are being registered are exercised. See "Use of Proceeds."


RISK FACTORS

An investment in our common stock involves a high degree of risk and should be made only after careful consideration of the significant risk factors that may affect us. Such risks include special risks concerning us and our business. See "Risk Factors."


(1) Assumes that all of the 17,776,977 Shares underlying warrants and options being registered is issued.


OUR ADDRESS

Our principal executive offices are located at 1 Maynard Drive, Suite 205, Park Ridge, New Jersey, 07656, where our telephone number is (201) 505-1300.

                  SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

THE FOLLOWING TABLE PRESENTS SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA AND HAS BEEN DERIVED FROM OUR AUDITED FINANCIAL STATEMENTS FOR THE TWO-YEAR PERIOD ENDED DECEMBER 2004 AND 2005. THE INFORMATION BELOW SHOULD BE READ IN CONJUNCTION WITH "SELECTED HISTORICAL FINANCIAL AND OTHER DATA," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND OUR FINANCIAL STATEMENTS AND THE NOTES TO OUR FINANCIAL STATEMENTS, EACH OF WHICH IS INCLUDED IN ANOTHER SECTION OF THIS PROSPECTUS.

                        TETRAGENEX PHARMACEUTICALS, INC.


                                                                       YEAR ENDED DECEMBER 31
                                                           ------------------------------------------------
                                                                  2005                        2004
                                                                  ----                        ----
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues                                                                 0                           0
Total costs and expenses                                       (11,745,013)                 (1,991,167)
Loss from operations                                            (9,665,186)                 (2,901,631)
Interest (expense) income-net                                      (35,705)                   (654,862)

Net (loss)                                                     (11,780,718)                 (2,646,029)

Net (loss) applicable to common stockholders                   (11,780,718)                 (2,646,029)
Basic and diluted (loss) per common share                          (.92)                       (.40)
Weighted average number of common shares outstanding            12,811,243                   6,583,759


31, 2004                                       At December 31, 2005             At December 31, 2004
---------                                      --------------------             --------------------
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents                      2,273,702                        1,609,676
Working capital                                2,273,702                        1,609,676
Total assets                                   2,754,051                        2,200,098
Long-term debt (including current portion)     1,882,362                        1,848,282
Total stockholders' equity                        67,812                       (2,196,348)


                                  RISK FACTORS

                                  GENERAL RISKS

The securities offered hereby involve a substantial risk of loss. Prospective investors should carefully consider the risks and uncertainties described below before making an investment in our securities. The risks and uncertainties described below are those which management currently believes may significantly affect us.

                          RISKS RELATED TO OUR BUSINESS

IF WE OR ANY OF OUR POTENTIAL COLLABORATORS ARE UNABLE TO CREATE SALES, MARKETING AND DISTRIBUTION CAPABILITIES TO PERFORM THESE FUNCTIONS, WE WILL NOT BE ABLE TO COMMERCIALIZE OUR PRODUCTS.

We currently have no sales, marketing or distribution capabilities. In order to commercialize any products, we must internally develop sales, marketing and distribution capabilities, or establish collaborations or other arrangements with third parties to perform these services. We intend to rely on relationships with one or more pharmaceutical companies with established distribution systems and direct sales forces to market our products in both the United States and foreign markets. We may not be able to establish distribution capabilities or relationships with third parties on acceptable terms, if at all. To the extent that we enter into co-promotion or other licensing arrangements, our product revenues are likely to be lower than if it directly marketed and sold our products, and any revenues we receive will depend upon the efforts of third parties, whose efforts may not be successful.

We have entered into preliminary discussions with several international pharmaceutical companies, pursuant to which such companies may license the rights to market and distribute nemifitide in consideration of royalty and milestone payments.

IF WE ARE UNABLE TO RAISE ADEQUATE FUNDS IN THE FUTURE, WE WILL NOT BE ABLE TO CONTINUE TO FUND OUR OPERATIONS, RESEARCH PROGRAMS, PRECLINICAL TESTING AND CLINICAL TRIALS TO DEVELOP OUR PRODUCTS.

The process of advancing our product candidates to later stages of development will require significant additional expenditures, including preclinical testing, clinical trials and obtaining regulatory approval. As a result, we will require additional financing to fund our operations. We do not know whether additional financing will be available when needed, or, if available, whether it will obtain financing on terms favorable to us. We have expended substantial amounts of cash to date and expect capital outlays and operating expenditures to increase over the next several years as we expand our research and development activities. Our management believes that additional financing coupled with the existing cash and anticipated cash flow from future collaborations, if any, will be sufficient to support our current operating plan to the commercialization of nemifitide. However, management has based this estimate on assumptions that may prove to be wrong. Our future funding requirements will depend on many factors, including, but not limited to:

The progress and success of preclinical and clinical trials of our product candidates, in particular, nemifitide;

         The progress and number of research programs in development;

         The costs and timing of obtaining regulatory approvals;

         Our ability to establish, and the scope of, strategic collaborations;
         and

         The costs and timing of obtaining, enforcing and defending our patents and intellectual property rights.

WE MAY BE DEPENDENT UPON COLLABORATIVE ARRANGEMENTS TO DEVELOP AND COMMERCIALIZE SOME OF OUR PRODUCT CANDIDATES. THESE COLLABORATIVE ARRANGEMENTS MAY PLACE THE DEVELOPMENT OF OUR PRODUCT CANDIDATES OUTSIDE OF OUR CONTROL AND MAY DELAY THE DEVELOPMENT OF OUR PRODUCT CANDIDATES, IT MAY REQUIRE US TO RELINQUISH IMPORTANT RIGHTS OR HAVE UNFAVORABLE TERMS FOR US.

Dependence on collaborative arrangements will subject us to a number of risks. We may not be able to control the amount and timing of resources our collaborative partners devote to the product candidates. In the event that such collaborative partners do not dedicate sufficient resources or act in an expedient manner, it could result in delays in the commercialization of our product candidates.

Should a collaborative partner fail to develop or commercialize a compound or product to which it has rights from us, we may not receive any future milestone payments and will not receive any royalties associated with such a compound or product. Business combinations or significant changes in a collaborative partner's business strategy may also adversely affect a partner's willingness or ability to fulfill our obligations under the collaborative arrangement. Failure to enter into additional collaborative agreements on favorable terms could have a material adverse effect on our business, financial condition and results of operations.

IF WE DO NOT OBTAIN REGULATORY APPROVAL TO MARKET PRODUCTS IN THE UNITED STATES AND FOREIGN COUNTRIES, WE WILL NOT BE ABLE TO ACHIEVE SUFFICIENT REVENUE TO BECOME PROFITABLE.

We may encounter delays or difficulties in our clinical trials of nemifitide, which may delay or preclude regulatory approval of nemifitide. If clinical trials or pre-market approval applications for our products are unsuccessful or delayed, we will be unable to meet our anticipated development and commercialization timelines. Before obtaining such a regulatory approval for the commercial sale of any products, we must demonstrate through pre-clinical testing and clinical trials that our products are safe and effective for use in humans. We must also prepare and submit pre-market approvalapplications, based on data from this testing and these trials to appropriate regulatory authorities. Conducting clinical trials and preparing and submitting pre-market approval applications are lengthy, time-consuming and expensive processes. Failure can occur at any stage in the process. Even if we are able to achieve success in our clinical trials of nemifitide and our preclinical testing of our other product candidates, we must provide the FDA and foreign regulatory authorities with clinical data that demonstrates the safety and efficacy of our products in human patients before they can be approved for commercial sale. Failure to obtain regulatory approval will prevent commercialization of our products. This in turn will result in little or no revenue to us.

The pharmaceutical industry is subject to stringent regulation by a wide range of authorities. We cannot predict whether regulatory clearance will be obtained for any product that we are developing, or wish to develop. A pharmaceutical product cannot be marketed in the United States until we have completed rigorous preclinical testing and clinical trials and an extensive regulatory clearance process implemented by the FDA. Satisfaction of regulatory requirements typically takes many years, is dependent upon the type, complexity and novelty of the product, and requires the expenditure of substantial resources.

If regulatory clearance of a product is granted, this clearance will be limited to those particular disease states and conditions for which the product is demonstrated through clinical trials to be safe and effective. We cannot ensure that any compound developed by it, alone or with others, will prove to be safe and effective in clinical trials and will meet all of the applicable regulatory requirements needed to receive marketing clearance.

WE MAY CHOOSE TO, OR MAY BE REQUIRED TO, SUSPEND, REPEAT OR TERMINATE OUR CLINICAL TRIALS IF THEY ARE NOT CONDUCTED IN ACCORDANCE WITH REGULATORY REQUIREMENTS OR THE RESULTS ARE INCONCLUSIVE.

In April 2003 a routine dog study showed brain and muscle lesions in the dogs. This resulted in nemifitide being placed on clinical hold pending additional data. After completing and additional dog study and a monkey study, we were able to obtain a removal of the clinical hold by the FDA. We may encounter difficulties in obtaining a licensing agreement with a pharmaceutical company because of the fear of additional problems with the FDA or a negative perception placed on us because of the previous problem. Additionally, investors may be reluctant to invest in our company in the future due to the fear of additional FDA issues resulting from the dog study or future studies.

Completion of clinical trials may take several years or more. Our commencement and rate of completion of clinical trials, and our submission of pre-market approval applications, may be delayed by many factors. We or the FDA might delay or put our clinical trials of a product candidate on hold for various reasons: including but not limited to the following:

     o   lack of efficacy during the clinical trials;

     o serious safety issues occur during clinical trials, which will cause delay in the clinical program even though they may be due to patient medical problems and may not be related to clinical trial treatments; and

     o   unforeseen side effects;

     o difficulties in recognizing technical or laboratory data and clinical data;

     o an inability to enroll a sufficient number of patients in the clinical trials;

     o the time required to determine whether the product candidate is effective may be longer than expected;

     o The product candidate may not appear to be more effective than current therapies;

     o uncertainties with or actions of our collaborative partners or suppliers; and

     o   government or regulatory delays.


The process of obtaining and maintaining regulatory approvals for new therapeutic products are lengthy, expensive, and uncertain. Clinical trials must be conducted in accordance with the FDA's guidelines, which are subject to oversight by the FDA and institutional review boards at medical institution and many require large numbers of test patients. Patient enrollment is as where the clinical trials are conducted. In addition, clinical trials must be conducted with product candidates produced under the FDA's Good Manufacturing Practices, function of many factors, including the size of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, the existence of competing clinical trials and the availability of alternative or new treatments. Accordingly, our current product candidates or any of our future product candidates could take a significantly longer time to gain regulatory approval than we expect or may never gain approval, which could reduce revenue and delay or terminate the potential commercialization of nemifitide.

Data obtained from pre-clinical and clinical activities are susceptible to varying interpretations, or criticisms which may delay, limit or prevent regulatory approval. In addition, regulatory delays or rejections may be encountered as a result of many factors, including perceived defects in the design of the clinical trials, questions about data integrity and changes in regulatory policy during the period of product development. Any delays in, or termination of, our clinical trials or clinical trials of our collaborative partners or suppliers will adversely affect our development and commercialization timelines, which would adversely affect our future sales and profitability of nemifitide.

SIGNIFICANT UNWANTED SIDE EFFECTS ATTRIBUTABLE TO NEMIFITIDE OR ANY OF OUR OTHER PRODUCT CANDIDATES MAY RESULT IN GOVERNMENTAL AUTHORITIES IMPOSING ADDITIONAL REGULATORY REQUIREMENTS AND A NEGATIVE PUBLIC PERCEPTION OF OUR PRODUCTS.

Significant unwanted side effects attributable to nemifitide or any of our other product candidates may result in governmental regulation and potential regulatory delays relating to the testing and approval of nemifitide and our other product candidates. The commercial success of nemifitide and our other product candidates will depend in part on public acceptance of our new antidepressant therapies. Public attitudes may be influenced by claims that antidepressants are unsafe or result in a significant number of side effects, which could result in nemifitide not being accepted by the public or the medical community. Negative public reaction could also result in greater government regulation and stricter clinical trial oversight.

Nemifitide has been administered to over 400 subjects to date without any current evidence of significant side effects reported. The most significant side effect observed to date has been an allergic reaction in one patient. All other side effects listed have been minimal and non-serious. This is in marked contrast to all other currently administered antidepressant therapeutics, which often causes significant short and long-term side effects including sexual dysfunction (which includes impotence and loss of libido).

WE HAVE A HISTORY OF LITTLE OR NO REVENUE AND HAVE EXPERIENCED NET LOSSES, WHICH WE EXPECT TO CONTINUE FOR AT LEAST SEVERAL YEARS. WE WILL NOT BE PROFITABLE UNLESS WE DEVELOP, AND OBTAIN REGULATORY APPROVAL FOR AND MARKET ACCEPTANCE OF, OUR PRODUCT CANDIDATES.


Due to the lack of any products that currently generate revenue and the significant research and development expenditures required to develop our primary product candidate, nemifitide, and to identify new product candidates, we have not been profitable and have generated operating losses since the Company incorporated was in 1989. At December 31, 2005, we had an accumulated deficit of approximately $96,448,713. We had losses of approximately $11,780,718 and $2,646,029 for the years ended December 31, 2005 and December 31, 2004, respectively. Included in such losses are $5,974,246 and $ 0 in non-cash stock compensation costs. Although we have taken significant steps to curtail costs, we expect to incur losses for at least the next several years and expect that these losses may increase as we continue to expand our research and development activities. We expect that this trend will continue until we develop, and obtain regulatory approval and market acceptance of, our product candidates.


DESPITE EMERGENCE FROM BANKRUPTCY, WE MAY SUFFER FROM NEGATIVE PERCEPTION.

The filing of bankruptcy by a Company often is perceived negatively by the investment community, future creditors of the Company and potential strategic partners. After emerging from bankruptcy, investors may be reluctant to invest in us. Since we will require additional financing, this reluctance may make it more difficult to obtain future financing or may cause investors to seek more favorable terms for future investments, which could result in greater dilution to existing stockholders.


Also, creditors may require larger up-front payments and shorter payment terms than those traditionally offered to us or may not extend credit to us. In addition, potential strategic partners may be reluctant to enter into collaborate arrangements with us. The failure to raise additional capital, to obtain competitive credit arrangements and to enter into collaborate arrangements could have a material adverse effect on our operations and financial condition. In connection with our emergence from bankruptcy we converted $7.25 million of Class D preferred shares into $2.6 million of long term debt and $1.2 million of short-term debt. A portion of the short term debt was converted into the Company's common shares and the balance paid in cash. Approximately 30% of the long-term debt was converted into common stock and a balance of approximately $1.8 million plus 3 interest remains and are payable in April 2009.


If there are significant exercises of warrants and/or options existing stockholders will experience dilution in the percentage of common stock held by them.

The exercise of the outstanding warrants and options may have a dilutive impact on the percentage of our common stock held by our shareholders. In addition, such exercise will result in additional shares being issued which could cause a decline in our stock price. The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

IF THIRD-PARTY PAYORS WILL NOT PROVIDE COVERAGE OR REIMBURSE PATIENTS FOR ANY PRODUCTS WE DEVELOP, OUR ABILITY TO DERIVE REVENUES WILL SUFFER.

Our success will depend in part on the extent to which government and health administration authorities, private health insurers and other third-party payors will pay for our products. Reimbursement for newly approved health-care products is uncertain. In the United States and elsewhere, third-party payors, such as Medicare, are increasingly challenging the prices charged for health-care products and services. Government and other third-party payors are increasingly attempting to contain health-care costs by limiting both coverage and the level of reimbursement for therapeutic products. In the United States, a number of legislative and regulatory proposals aimed at changing the health-care system have been proposed in recent years. In addition, an increasing emphasis on managed care in the United States has and will continue to increase pressure on pharmaceutical pricing. While we cannot predict whether legislative or regulatory proposals will be adopted or what effect those proposals or managed care efforts, including those related to Medicare payments, may have on our business, the announcement and/or adoption of such proposals or efforts could increase our costs and reduce or eliminate profit margins. Third-party insurance coverage may not be available to patients for any products we discover or develop. If government and other third-party payors do not provide adequate coverage and reimbursement levels for our products, the market acceptance of these products may be reduced. In various foreign markets, pricing or profitability of medical products is also subject to governmental control.

IF WE CANNOT DEFEND OUR INTELLECTUAL PROPERTY RIGHTS, OR IF OUR PRODUCTS OR TECHNOLOGIES ARE FOUND TO INFRINGE PATENTS OF THIRD PARTIES, OR IF WE ARE NOT ABLE TO OBTAIN PATENTS FOR OUR NEW TECHNOLOGIES, WE COULD BECOME INVOLVED IN LENGTHY AND COSTLY LEGAL PROCEEDINGS THAT COULD ADVERSELY AFFECT OUR SUCCESS.

Our success depends in part on our ability to obtain patents or trademarks or rights to patents or trademarks, protect trade secrets, operate without infringing upon the proprietary rights of others, and prevent others from infringing on our patents, trademarks and other intellectual property rights both in the United States and foreign countries. Accordingly, patents and other proprietary rights are an essential element of our business.

Our policy is to aggressively seek patent protection for new chemical entities and their uses, technology, other inventions and improvements to inventions, which are commercially important to the development of our business. We have obtained or are seeking patent protection in the United States and in foreign countries as described in the Patents and Proprietary Information section and detailed in the tables at the end of the Business Patents and Proprietary Information section. Patent protection generally involves complex legal and factual questions and, therefore, enforceability and enforcement of patent rights cannot be predicted with certainty. Patents, if issued, may be challenged, invalidated or circumvented. Thus, any patents that we own or will own may not provide adequate protection against competitors. In addition, our pending and future patent applications may fail to result in patents being issued. Also, those patents that are issued may not provide us with adequate proprietary protection or competitive advantages against competitors with similar drugs. Moreover, the laws of certain foreign countries do not protect our intellectual property rights to the same extent, as do the laws of the United States.

In addition to patents and trademarks, our intellectual property includes trade secrets and proprietary know-how. We seek protection of this intellectual property primarily through confidentiality and proprietary information agreements with our employees and consultants. These agreements may not provide meaningful protection or adequate remedies for violation of our rights in the event of unauthorized use or disclosure of confidential and proprietary information. Failure to protect our proprietary rights could seriously impair our competitive position.

THE DRUG RESEARCH AND DEVELOPMENT INDUSTRY IS HIGHLY COMPETITIVE, AND WE COMPETE WITH SOME COMPANIES THAT OFFER A BROADER RANGE OF CAPABILITIES AND HAVE BETTER ACCESS TO RESOURCES THAN WE DO. THEREFORE, IF OUR COMPETITORS DEVELOP AND MARKET PRODUCTS THAT ARE MORE EFFECTIVE AND HAVE A BETTER SAFETY PROFILE THAN OUR PRODUCTS, OR OBTAIN MARKETING APPROVAL BEFORE WE DO, OUR COMMERCIAL OPPORTUNITY WILL BE REDUCED OR ELIMINATED.

The biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological change. Some of the drugs that we are attempting to develop, for example, nemifitide, will be competing with existing antidepressant drugs on the market. We compete with companies worldwide that are engaged in the research and discovery of drug candidates for licensing, co-development and commercialization. In addition, a number of companies are pursuing the development of new pharmaceuticals that target the same diseases and conditions that we are targeting. We face competition from pharmaceutical and biotechnology companies in the United States and abroad. Our competitors may develop new screening technologies and may utilize discovery techniques or partner with collaborators in order to develop products more rapidly or successfully than we can. Many of our competitors, particularly large pharmaceutical companies, have substantially greater financial, technical and human resources than we do. In addition, academic institutions, government agencies and other public and private organizations conducting research may seek patent protection with respect to potentially competing products or technologies and may establish exclusive collaborative or licensing relationships with our competitors.


Our competitors may succeed in developing technologies and drugs that are more effective or less costly than any which we are developing or which would render our technology and potential drugs obsolete and noncompetitive. In addition, our competitors may succeed in obtaining FDA or other regulatory approvals for products more rapidly than we do. We anticipate that we will face increased competition in the future new companies enter the market and advanced technologies become available.


IF PRODUCT LIABILITY LAWSUITS ARE SUCCESSFULLY BROUGHT AGAINST US, WE MAY INCUR SUBSTANTIAL LIABILITIES AND MAY BE REQUIRED TO LIMIT COMMERCIALIZATION OF OUR PRODUCTS.

The testing and marketing of medical products entail an inherent risk of product liability claims. If we cannot successfully defend our self against such claims, we may incur substantial liabilities or be required to limit commercialization of our products. Although we currently maintain product liability insurance coverage with respect to clinical trials of nemifitide, if we are unable to maintain such coverage or obtain sufficient replacement coverage or additional coverage at an acceptable cost, or at all, if and when nemifitide is approved by the FDA for commercialization, potential product liability claims could prevent or inhibit the commercialization of pharmaceutical products that we develop, alone or with corporate collaborators.

RISKS RELATED TO OUR SECURITIES AND THE OFFERING

OUR PRINCIPAL STOCKHOLDERS WILL CONTINUE TO HOLD A SUBSTANTIAL PORTION OF OUR STOCK AFTER THE OFFERING, WHICH MEANS THAT THEY WILL HAVE SIGNIFICANT VOTING CONTROL.

Our executive officers, directors and 5% shareholders collectively will control approximately 48% of our outstanding common stock after the offering and, therefore they will be able to significantly influence the vote on matters requiring stockholder approval, including the election of directors. This control means that purchasers of our securities being sold in the offering will not be able to effectively influence the manner in which we are governed.

OUR STOCK PRICE MAY BE VOLATILE BECAUSE OF FACTORS BEYOND OUR CONTROL. AS A RESULT, THE VALUE OF YOUR SHARES MAY DECREASE SIGNIFICANTLY.

Our securities have not previously been publicly traded. The Company valued its offering price in accordance with the exercise price of the warrants in our last private placement which is $1.65 per shares. Following the offering,the market price of our securities may decline substantially. In addition, the market price of our securities may fluctuate significantly in response to a number of factors, many of which are beyond our control, including, but not limited to, the following:

     o   our ability to obtain securities analyst coverage;

     o changes in securities analysts' recommendations or estimates of our financial performance;

     o changes in market valuations of companies similar to us; and announcements by us or our competitors of significant contracts, new offerings, acquisitions, commercial relationships, joint ventures or capital commitments; and

     o The failure to meet analysts' expectations regarding financial performances.

Furthermore, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. A securities class action lawsuit against us, regardless of its merit, could result in substantial costs and divert the attention of our management from other business concerns, which in turn could harm our business.

THE PROVISIONS OF OUR CHARTER DOCUMENTS AND DELAWARE LAW WILL INHIBIT POTENTIAL ACQUISITION BIDS THAT A STOCKHOLDER MAY BELIEVE ARE DESIRABLE, AND THE MARKET PRICE OF OUR COMMON STOCK MAY BE LOWER AS A RESULT.

Our certificate of incorporation provides us with the ability to issue "blank check" preferred stock enabling our Board of Directors to fix the price, rights, preferences, privileges and restrictions of preferred stock without any further action or vote by our stockholders. The issuance of preferred stock may delay or prevent a change in control transaction. As a result, the market price of our common stock and the voting and other rights of our stockholders may be adversely affected. The issuance of preferred stock may result in the loss of voting control to other stockholders. Our certificate of incorporation also provides that only one of three classes of directors is elected each year, entrenching management participation on the Board of Directors, which in turn may delay or prevent a change in control transaction.

We will be subject to the anti-takeover provisions of the Delaware General Corporation Law, which regulate corporate acquisitions. Delaware law will prevent us from engaging, without the approval of our Board of Directors or a large majority of our stockholders, in transactions with any stockholder who controls, alone or together with affiliates, 15% or more of our outstanding common stock for three years following the date on which the stockholder first acquired 15% or more of our outstanding common stock. Although we may opt-out of these anti-takeover provisions, it does not intend to do so.

The anti-takeover provisions of our charter documents and of the Delaware General Corporation Law are likely to discourage unsolicited acquisition proposals and delay or prevent a change in control transaction. In addition, they are likely to discourage others from making unsolicited tender offers for our common stock. As a result, these provisions could prevent the market price of our common stock from increasing substantially in response to actual or rumored takeover attempts. These provisions could also prevent changes in management.


DETERMINATION OF OFFERING PRICE.

Share offering Price discussion:

The shares offered by the selling security holders will be sold at $1.65 per share until our shares of common stock are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The valuation of the initial offering price is based on the exercise price of the last exercisable warrants issued in our last private placement. The Company has determined that the initial offering price will be $1.65 per share and that this is a fair price since that was the exercise price of the last warrants issued.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS


Information both included and incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward- looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. This prospectus also contains forward-looking statements regarding our industry and business. These forward-looking statements are based on assumptions that may be incorrect, Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors, including the risk factors described above and elsewhere in this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

PLAN OF OPERATIONS

OVERVIEW

We are a biopharmaceutical company. We discovered and developed several novel compounds to address unmet needs in the area of depression, antibiotic resistance and anticancer. Tetragenex is the successor company to Innapharma through a reverse merger, which was completed upon Innapharma's emergence from Chapter 11 in 2004. Innapharma was founded in 1989 and has insignificant operating revenues to date.

OPERATING HISTORY: PLAN OF OPERATION

The Company is currently developing an antidepressant compound, nemifitide, which is in late Phase 2 human clinical trials. During Phase 2, clinical development of the Company's flagship antidepressant compound was put on clinical hold by the Food and Drug Administration (the "FDA"), as a result of some toxicity issues in a Beagle dog study that was completed in 2003. The FDA asked the Company to repeat the animal study and generate some additional preclinical data with regard to the toxicity issue. The company completed a dog study and a primate study to address the concerns of the FDA. After the final reports from these studies were submitted to the FDA, the FDA confirmed that this was a complete response to the clinical hold and therefore, the clinical hold was lifted on March 29, 2006. The Company either intends to license the drug out for the final stage of development or raise additional capital and continue the Phase 3 development of nemifitide. The Company believes that upon a successful licensing agreement, there will be signficant milestone payments, as well as permanent royalty against the revenues of the drug.

Nemifitide is a five-chain peptide, part of a significant library of patent-protected compounds. The Company, in its preclinical development plans, will evaluate the potential of other patented neuropeptides to treat other disorders, such as anorexia, bulimia, panic disorder, anxiety disorders and post-traumatic stress disorder. The Company currently has three GMP manufacturers synthesizing its compound, all of whom are located in Europe. The Company believes that it has sufficient nemifitide bulk to meet its requirements for the foreseeable future.

Tetracyclines belong to a family of naturally occurring antibiotics that have been demonstrated to be potent inhibitors of matrix metalloproteinases (enzymeswhich are key in the promotion of many human disorders). The Company is currently developing a platform of new and unique chemically-modified tetracycline molecules to be used in the treatment of certain types of cancer (prostate and breast) and antibiotic-resistant bacterial infections.

Our tetracycline-based drugs are in the preclinical development stage. Our IN VITRO studies have identified a series of chemically-modified tetracyclines, which we believe can be used in the treatment of cancer and antibiotic-resistant infections. To date, we have prepared and developed approximately 100 tetracycline-based derivatives. We filed a patent application on October 5, 2002, covering our tetracycline product candidates. We intend to complete some additional in-vivo and in-vitro studies, prepare an IND and attempt to license both the anti-cancer compound and the treatment resistant bacteria compound out for development.

In addition to the in-house development program, the company intends to research and acquire existing compounds and replatform them for other therapeutic uses, and pursue a licensing agreement with the original inventor.

We recently completed two private offerings raising $4,087,047 of equity capital. Our core burn rate is approximately $120,000 a month and with approximately $2.9 million cash on hand it gives the company 16-24 months of operating capital. The company intends to hire appropriate scientific personnel to strengthen its licensing acquisition program and to assist in the preparation and filing of IND submissions for the tetracycline compounds. The Company intends to seek a quotation of its common stock on the NASDAQ bulletin board.

The Company has good patent protection in all the significant worldwide markets.

RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Innapharma successfully emerged from bankruptcy and merged with its subsidiary, Tetragenex, in November 2005 The company raised over $4 million in equity throughout the Chapter 11 process and had significant expenses directly and indirectly relating to the bankruptcy from April of 2003 to November of 2004. A significant portion of the proceeds from its Private Placement was committed to general and administrative overhead and implementing the preclinical studies requested by the FDA.

The Company successfully converted close to 30% of the debt that remained from the bankruptcy back into equity. The Company currently has approximately $1.8 million in long-term debt due in April 2009. The Company successfully paid the $430,000 in short-term debt that had become due in November 2005.

For the past two years the Company has sold a portion of its tax losses through a program sponsored by the State of New Jersey. The program generated a net check to the company two years ago of in excess of $200,000, it generated a check of over $400,000 in December of 2004 and an additional $315,000 in December 2005.


We believe that our burning rate will increase by approximately $15,000 - $20,000 a month for costs relating to additional employees and various continued costs that will be incurred when we become a fully reporting company, including but not limited to attorney's fees, accounting fees, filing fees, public relations expenses, etc. The Company intends to commit between $75,000 and $200,000 to the continued development of its tetracyclines.


As of the date of the filing, we currently have approximately $2.6 million in liquid funds available to us. We believe this is sufficient to last us between 18 and 24 months from the date of filing. Our current core burn rate is approximately $100,000. Employee and consultant salary is the major component in our burn rate. Our current payroll is approximately $36,000 per month. Additionally our scientific consultants receive approximately $16,000 per month and work on a part time basis. Our rent expense is currently $10,200 per month. D&O insurance and product liability insurance total about $6,000 per month and insurance for employees is currently $3,000 per month. Included in the remainder are car allowances, telephone and internet access, general corporate expenses, outsourced accounting and legal fees and office supplies. This may increase to approximately $120,000 upon the need for additional staff should we become a public entity. Future funds will be derived from additional sale of our common stock in the public or private markets and/or a licensing agreement with a pharmaceutical company as well as the continuing sales of our state tax losses through the New Jersey Development Plan. We have a successful track record in raising funds, having completed 13 private financings since 1994, which resulted in raising over $75 million. Our only debt consists of the $1.8 million convertible note payable to the former holders of our Preferred D securities in April 2009.

                                    BUSINESS

                                     GENERAL

The Company was founded in 1989 by a group of researchers from Lederle Laboratories as a contract research organization (CRO) to perform consulting services for small to medium-sized pharmaceutical and biotechnology companies. The Company had planned to utilize revenues generated by its CRO activities to create and develop a portfolio of proprietary pharmaceutical products. At an early point, the Company identified a platform of peptides for the treatment of central nervous system disorders such as depression.

In 1993, Mr. Schacker, was the Chairman of a Wall Street Investment Bank, and commenced due diligence on Innapharma, Inc., in 1994 he joined the Company as a Director and funded the Company with approximately $7.5 million in several rounds of financing; through his Trust Bank, from 1994 to 1998, Mr. Schacker provided the Company with an additional $20 million in a combination of debt and equity financing, allowing the Company to continue to develop nemifitide and other promising compounds.

In 1998, the Board of Directors asked Mr. Schacker and Mr. Abel to take the Co-Chairmanship of the Company for the purposes of helping the Company improve its then current management issues; at that time the Chairman voluntarily stepped down from his position as Chairman but kept his position as CEO and a director. After a thorough review of the Company's issues, the Board asked Mr. Schacker to become the CEO. Mr. Schacker and Mr. Abel took the position of co-CEO of Innapharma, Inc., and got directly involved with the day-to-day business of the Company.

In 1999, Messrs Schacker and Abel decided that a full restructuring of the scientific management was necessary for the survival of the Company. Messrs Schacker and Abel decided that a full restructuring of the management was inevitable and necessary in order for the Company to successfully develop its flagship compound as well as raising capital to keep the Company in business. Messrs Schacker and Abel restructured the board to that same end.

Messrs. Schacker and Abel recruited Dr. Feighner as the new President of Innapharma. They felt that Dr. Feighner's extensive experience as a clinical psychopharmacologist, having been involved in the development of 11 anti-depressants an enormous asset to the continued progress of Innapharma's anti-depressant. Mr. Budetti, Dr. Feighner's long time business partner also agreed to join as the Chief Operating Officer. Dr. Feighner and Mr. Budetti were both recruited because of their vast experience in the CNS area, which includes working on more than 30 antidepressants, and their involvement in more than 200 clinical trials with Central Nervous System ("CNS") compounds. Management believes that the addition of Dr. Feighner and Mr. Budetti revitalized our Company, which was reflected in our ability to raise funds for the development of nemifitide (our lead compound in the development program for the treatment of major depression and serious refractory depression). The new Management team, which consist of Messrs. Schacker, Abel, Budetti and Dr. Feighner, led to a crucial turn around and renewed success of their drug development program and the Company's financial status.

After the restructuring, Mr. Schacker successfully led the Company's fund raising with an additional $40 million in multiple financings offering over a six-year period. Under the direction of our new management team, we implemented a plan to restructure our operations and finances by:

         Reducing our cost structure dramatically;

         Renegotiating key supply and other contracts;

         Establishing a disciplined and focused development plan for nemifitide;

         Eliminating approximately $15,000,000 of our vendor obligations and debt obligations through repayment and conversions of such debt into equity.

Management believes that these steps strengthened us financially and operationally, enabling us to leverage our scientific expertise and refocus our efforts on the development of nemifitide and other proprietary products.

In 2004 Dr. Cartwright was asked by the management team to go from scientific consultant to full-time lead scientific manager in order to oversee the total drug development process with a special focus on the preclinical aspects of our compounds. Dr. Cartwright, who has post-graduate experience in clinical psychiatry and CNS development has been instrumental in the overall development of nemefitide. Since the successful lifting of the clinical hold, Dr. Cartwright and Dr. Feighner have been working together to evaluate and plan the continued clinical development of nemifitide. As a result of the lifting of the clinical hold on March 29, 2006, the Company plans to actively pursue the development and commercialization of nemifitide and to pursue the development of other proprietary pharmaceutical products that treat serious diseases for which current therapies are inadequate. We have developed a novel platform of pharmaceutical "small chain" peptides with the potential for the treatment of depression, anxiety and other central nervous system disorders.

We have conducted extensive testing of nemifitide on both animals and humans over the last ten years. Early preclinical animal studies demonstrated the potential efficacy of nemifitide as a treatment for human patients suffering from depression. These preclinical results have been supported by the clinical studies that we have conducted in over 500 subjects to date and in which nemifitide was administered to over 400 subjects. Since the FDA lifted the clinical hold, our management believes, that we may be able to submit a new drug application ("NDA") for ultimate market approval in the year 2009.

In double-blind, placebo-controlled trials, the efficacy of the compound compares very favorably to other currently available antidepressants, without any evidence of adverse side effects commonly exhibited by current available therapies such as anxiety, sexual dysfunction and serious sleep disorder. We believe that nemifitide has the potential to revolutionize the antidepressant market, which today is estimated to be $10 billion in the United States and in excess of $17.1 billion worldwide.

TETRACYCLINE DEVELOPMENT PROGRAM

The continuing emergence of antibiotic resistance threatens to reverse the progress made during the latter half of the twentieth century to effectively treat bacterial and other infectious diseases. In 2001, the problem of antimicrobial resistance posed a global threat to the effective treatment of many bacterial diseases. The tetracyclines are a group of broad-spectrum antibiotics, which, even 60 years after their discovery, have retained a prominent position in the treatment of infectious diseases, exhibiting activity against a wide range of microorganisms including gram-positive and gram-negative bacteria. We have initiated a program to develop new chemically-modified tetracyclines that we believe may be active against both resistant and sensitive organisms. This is a rapid development program once efficacy has been demonstrated. A recent report on the world antibiotic market projects sales for a new antibiotic to quickly reach $100 to $300 million per year.

ANTIDEPRESSANT (CNS) DEVELOPMENT PROGRAM

DEPRESSION

The Diagnostic and Statistical Manual of Mental Disorders (Fourth Edition) defines depression as a common psychobiological disorder that manifests itself through symptoms such as a pervasive low mood and loss of ability to enjoy usual activities, a change in weight, a change in appetite and/or sleep activity, a decrease in energy, a feeling of worthlessness or guilt, difficulty in thinking or making decisions, and/or recurring thoughts of death or suicide. Recent studies conducted by the World Health Organization (WHO), indicate that up to 20% of the world's population will suffer from severe depression at one point in their lifetime of sufficient degree to require medical and/or psychotherapeutic intervention. According to the National Depressive and Manic Depressive Association, it is estimated that more than 22,000,000 American adults suffer from depression and result in approximately 30,000 suicides annually. The United States government estimates that depression costs approximately $17 billion in lost work days each year.

Both the WHO and the National Institutes of Mental Health (NIMH) recognize that depression is a major global health problem and they have encouraged increasing resources to be devoted to improving currently available treatments, as only about 20% to 30% of patients with major depressive disorder are appropriately diagnosed and adequately treated. The United States Preventative Task Force, a group sponsored by an office of the United States Department of Health and Human Services, has recommended that physicians formally screen patients for depression during routine physical examinations and establish appropriate systems to ensure treatment and follow-up.

ANTIDEPRESSANT MARKET

According to the WHO report from 2001, an estimated 121 million people around the world suffer from a depressive disorder for which they require treatment. More women than men suffer from depression. It is estimated that 5.8% of all men and 9.5% of all women will suffer from a depressive disorder in any given year.Many people will be afflicted by a depressive disorder at some point in their lives. The WHO projects that 17% of all men and women will suffer from a depressive disorder at some point in their lives. Depression is a major health problem and the WHO predicts that by 2020 depression will be the second largest cause of the global health burden. The disease is the central nervous system
(CNS) disorder with the highest prevalence -- about 40 million diagnosed cases in the United States, France, Germany, Italy, Spain, United Kingdom, and Japan. In the United States, there are 15 million cases of depression. The diagnosis rate for depression should continue to rise as public awareness of the disease increases.

Antidepressant sales constitute the largest segment of the CNS market, approximately 24%. In 2004, global sales of antidepressant agents exceeded $15 billion. Japan is currently a relatively unimportant market for antidepressants, constituting about 5% of the global market; Europe (19%) and especially the United States (71%) account for most of the global sales of antidepressants.

Over the next five years, generic forms of nearly all the leading branded antidepressants will emerge. As a result of patent expiries, Research and Markets expect the value of the U.S. antidepressant market to decline by 2.1% per year between 2004 and 2009.

According to LeadDiscovery Ltd., the antidepressant market is set to undergo a period of rapid change as seven out of the eight leading brands suffer US patent expiries by 2008. With only a handful of new products anticipated to replace these blockbuster products, the market is expected to decrease by -21.5% to $13.5 billion by 2011, as physicians are encouraged to utilize cheaper generics. Brand players must look towards maximizing revenues through product differentiation and innovative lifecycle strategies. Because of the profile of nemifitide, which shows rapid onset of action, minimal side effects, maintenance of efficacy of 2-4 months following initial dosing period, level of response in serious depressive disorder, the Company feels that it will have rapid entry into this market.

NEMIFITIDE

Although we have a number of product candidates in different stages of development for the treatment of various categories of disease, our major focus is on our lead antidepressant compound, nemifitide. Nemifitide has shown the potential for a rapid onset of action with long-lasting benefits. Minimal side effects have been observed to date in clinical trials with a similar incidence when compared to placebo in our placebo-controlled double-blind) trials. We believe this may represent a major paradigm shift for thetreatment of major depressive disorder because currently available anti-depressants: (i) require two to six weeks before the patient begins to experience significant symptomatic relief; (ii) have a large number of side effects that often result in the premature discontinuation of treatment (almost half of all patients for whom anti-depressants are currently prescribed never fill their second prescription); and (iii) require daily dosing for months and often times, years. In contrast, nemifitide often requires only 10 to 15 doses via subcutaneous injection over a two to three-week period (approximately 4 months) for a sustained clinical effect. It is our belief that nemifitide will become the treatment of choice for a broad spectrum of depressive disorders, including patients who do not respond to available antidepressants (refractory patients).

We completed preclinical testing necessary for the conduct of our clinical program, Phase 1 clinical testing (testing for safety and tolerance in healthy volunteers), and substantial Phase 2 clinical testing (small-scale testing for safety and efficacy in depressed patients) of nemifitide. We are in the process of performing a late Phase 2 clinical trial in patients suffering from major depressive disorder, and were anticipating large scale, multicenter Phase 3 studies. Removal of the clinical hold allows us to expand our Phase 2/3 clinical trials program during the course of the year 2006. The only significant drug-related side effect observed to date for nemifitide was an allergic reaction in one patient, which resulted in the subject being withdrawn from the study. All other side effects observed to date in the over 400 subjects dosed to date in our clinical trials have been non-serious as defined by the FDA.

Nemifitide was discovered and developed by our scientists and is based upon a model of naturally occurring brain peptide. By modifying these naturally occurring substances, we have been able to develop a platform of unique synthetic peptides, which we believe has a rapid onset of action with minimal side effects as compared to the current drugs that treat depression. The side effects of nemifitide observed in human clinical trials are reported to be minimal and of short duration, and include dizziness, mild headaches, transient drowsiness, constipation, a metallic taste and mild skin irritation at the site of the injection, with a similar incidence when compared to placebo.

We continue to synthesize, test and add peptides to our platform. To date, we have evaluated more than 200 of these compounds, and our efforts are ongoing. This work has already identified several drug candidates that show even greater activity in preclinical testing than did nemifitide, and these compounds have been designated as second-generation drugs. We have been granted patents that cover our extensive library of peptides and we will continue to seek additional patent protection as new peptides are developed in 2006.

OVERVIEW OF NEMIFITIDE

In April 2003 the FDA informed us that they were placing nemifitide on clinical hold due to brain and muscle lesions found during a routine 3 month dog study. We completed additional dog and monkey studies which prompted the FDA to remove the clinical hold. The clinical hold may hinder our ability to obtain a licensing agreement with a pharmaceutical company as well as attract additional investment into the company. To date we have seen no evidence of similar problems in the 400 humans who have received nemifitide. We believe nemifitide has shown several advantages over the drugs currently marketed to treat depression. These advantages include:

RAPID ONSET OF ACTION AND SYMPTOMATIC RELIEF.


The initial effects of nemifitide are observable within the first three to five days of treatment. Peak effects of nemifitide occur within two to three weeks, versus four to eight weeks for other current antidepressant therapeutics. Nemifitide may be used to treat severely depressed patients who require rapid symptomatic relief, as effectiveness can be clinically measured within three to five days of initiating treatment.


MANY PATIENTS EXPERIENCE COMPLETE SYMPTOMATIC RELIEF.

Many patients who respond to nemifitide enter into remission from their depression.

FREEDOM FROM REGULAR DAILY TREATMENT.

Nemifitide is administered via ten subcutaneous injections on average over a two to three-week period and has a long duration of effective action (approximately 4 months). This allows for intermittent clinical treatment versus regular daily treatment required with existing medications.

MINIMAL SIDE EFFECTS. IN PHASE 1 AND 2 STUDIES.

Nemifitide has been administered to over 400 subjects without any evidence of the problematic adverse side effects commonly exhibited by currently available therapies, such as anxiety and sexual dysfunction. The only significant side effect observed to date has been an allergic reaction in one patient, which caused withdrawal from the study. All other side effects listed have been minor or inconsequential and most of them were not different from placebo in our double-blind studies.

LITTLE OR NO POTENTIAL FOR ADVERSE INTERACTIONS WITH OTHER DRUGS.

Based on in vitro (in test tubes) studies conducted to date, nemifitide is not expected to show significant drug-drug interaction in human beings. This is especially beneficial in the treatment of geriatric depression or other patients who take multiple medications.

POTENTIAL FOR ALTERNATIVE FORMS OF ADMINISTRATION.

Evidence from a Phase 1 clinical study indicates that nemifitide may be administered through needleless injection devices. We intend to explore other forms of delivery, such as transdermal patch (through the skin by way of a patch), intranasal spray and other methods of administration.

POTENTIAL TO TREAT OTHER CNS DISORDERS.

In addition to treating major depressive disorder, preclinical animal data with nemifitide and other peptide analogs demonstrated the potential for treating anxiety disorders. We intend to pursue other CNS indications as well.

TREATMENT OF SEVERELY REFRACTORY PATIENTS.

Results from an open-label (a clinical trial without the use of a placebo) pilot study in severely refractory depressed patients (patients who have not responded to available antidepressants) have shown a 44% response rate. These results have generated a considerable amount of interest among the clinical/scientific community and the FDA. We believe this reflects the novel activity of nemifitide and the potential to treat this debilitating disorder. According to the National Institute of Mental Health, approximately 5% to 10% of patients suffering from major depressive disorder have the refractory form of the illness.

UNIQUE MECHANISM OF ACTION

We believe that the mechanism of action of nemifitide is different from that of other antidepressants. Studies regarding specific aspects of the mechanism of action of nemifitide are part of the development program. The results of rat studies conducted to date indicate that nemifitide crosses the blood brain barrier rapidly and is concentrated in key brain areas related to depression, especially the hippocampus, amygdala and pre-frontal cortex. In vitro studies (studies conducted in the laboratory rather than in animals) show that nemifitide is not significantly metabolized by the brain tissue of rats. Following in vivo studies (studies conducted in live animals), unchanged nemifitide, as well as our active metabolite, were found in the brains of the rats. This data suggests that the antidepressant activity of nemifitide is due, at least in part, to unchanged nemifitide in the brain.

In vitro studies were conducted to determine the specific brain receptors to which nemifitide binds. The results indicate that nemifitide binds to certain serotonin receptors, such as 5HT2A and 5HTT. Other in vivo studies in rats confirmed these results. This is a strong indication that nemifitide is interacting with the serotonergic pathway in the body, in a manner that differs from that of the selective serotonin reuptake inhibitors (SSRIs), such as Prozac, Paxil, Zoloft and others. This unique mechanism of action, in conjunction with the advantages of nemifitide observed in the clinic, supports management's belief that nemifitide represents a new treatment paradigm for depression.

CLINICAL AND PRECLINICAL DEVELOPMENT PROGRAMS

CLINICAL TRIALS - NEMIFITIDE

Our clinical trial program has been designed to produce information about the efficacy and safety of nemifitide. Patients who desired to participate in our trials were first screened by trained physicians and determined to be eligible. Many eligibility criteria were evaluated during the screening, with an emphasis on the degree of depression, as measured by standardized tests, and the appropriate depressive diagnosis, as determined by the screening physicians. Those patients found to be suffering from major depressive disorders and who met standard, well defined inclusion and exclusion criteria were included in our studies.

Our lead compound, nemifitide, is well advanced in Phase 2 clinical trial testing in depressed patients and has demonstrated potential significant advantages over existing therapies. These include a rapid onset of action (3-5 days vs. weeks), a long-acting response (approximately 4 months), and minimal side effects when compared with placebo (with none of the sexual dysfunction and weight gain that often make current antidepressants intolerable).

We have, to date, performed five blinded, placebo-controlled Phase 2 clinical trials and two unblinded trials with nemifitide. We have performed both blinded and open-label studies. Blinded trials include a group of patients who are randomly assigned to receive either placebo (sugar) or nemifitide. During a blinded trial, neither the patient nor the examining physician knows which patients are receiving the placebo and which are receiving nemifitide. Upon completion of the study, the study is unblinded and the effectiveness of the treatment is determined. Placebo-controlled studies provide the most reliable information about the efficacy of a new antidepressant and are required by the FDA and other international regulatory agencies in order to approve the commercialization of a new drug.

The data from our first two blinded studies provided evidence indicating that nemifitide is an active antidepressant that is safe and well tolerated in human patients. The data from the two recent blinded studies gave us information regarding the optimal doses and treatment regimen (i.e., daily doses, alternate day dosing, 10 doses, 15 doses, etc.), as well as demonstrating a dose response. Since the FDA recently lifted the clinical hold imposed on our research, we may proceed with expansion of our Phase 2/Phase 3 pivotal clinical programs required for FDA approval during the course of the year 2006. In our most recent blinded study, one treatment group received ten doses of 30 mg of nemifitide, the second treatment group received ten doses of 45 mg of nemifitide and the third group received ten doses of matching placebo over a two-week period. There were 78 patients in the study (approximately 26 patients per treatment group). Patients receiving nemifitide did significantly better than patients receiving placebo. A dose-response was observed, as well, with the 45 mg patients responding better than the 30 mg patients. In addition, further data analysis revealed that the more depressed a patient was upon entering the study, the stronger their response.

In the other recent blinded study, patients received either 9 or 15 doses of 160 mg of nemifitide (or a placebo) over a three-week period. The purpose was to evaluate the efficacy of the 160 mg dose and compare daily dosing (Monday-Friday) to every-other-day dosing (Monday/Wednesday/Friday) for three weeks. Results of this study showed a sustained significant response for the patients receiving the Monday/Wednesday/Friday dosing regimen, while patients who received the daily dosing regimen did not separate from placebo patients.

The Monday/Wednesday/Friday dosing regimen is supported by earlier animal studies performed by Dr. David Overstreet at the University of North Carolina in his Flinders sensitive rat models.

In addition to the placebo-controlled blinded studies, we conducted two open-label trials. These studies, in which the patient knows they are getting a drug, are typically used when data is needed quickly and/or we wish to compare a range of doses. The first open-label study involved 27 patients who had completed treatment in one of our double-blinded, placebo-controlled studies. In this study all patients received nemifitide (18-160 mg for up to three years). Sixty-seven percent (18 of 27) experienced a prolonged therapeutic response and the drug was well tolerated with no significant drug-related side effects.

REFRACTORY DEPRESSION: Our second open-label trial was conducted in a patient population with severe refractory depression, who had not responded to available antidepressant therapy. Refractory patients make up 5% to 10% of the total depressed patient population. Management believes that any medication that would help this population would be of great clinical utility and would become the treatment of choice almost immediately. In this 25 patient study there was a significant improvement in 11 of the patients, representing a 44% response rate. As a result of this positive data, we plan to expand our late Phase 2 and 3 programs and to include a placebo-controlled study in refractory depression. Management estimates that the projected date of submission of the New Drug Application for nemifitide to the FDA is the year 2009.

Our clinical studies are being conducted under internationally accepted protocols that will enable us to submit the results to regulatory authorities in all important world marketplaces, including the United States, Europe and Japan.

PRECLINICAL STAGES OF DEVELOPMENT

Preclinical studies are performed to generate the data that is necessary before the FDA will grant permission to start clinical trials. Four general types of preclinical information are required safety, pharmacoloy, pharmacokinetics/metabolism and manufacturing.

Safety and pharmacokinetic studies are performed in animals, usually rats and dogs, at doses that far exceed those expected to be utilized in human beings. After treatment, the animals are carefully autopsied and the toxic effects of the drug are noted. From this data, a determination is made regarding the maximum dose that can be utilized in human trials.

Pharmacological activity studies are designed to provide evidence that the candidate drug is active in the target disorder. There are many different types of activity models available, depending on the target disorder. In general, activity studies are also performed in rodents because they are readily available, inexpensive and have consistently predicted clinical effects in human beings. We have available rodent models that are highly effective in identifying candidate antidepressant, anti-cancer and antibacterial drugs, which will be used in order to evaluate our drugs in preclinical development.

Manufacturing studies are performed in order to demonstrate that the drug candidate can be prepared in sufficient purity and stability to meet FDA requirements for human administration.

We have the following other product candidates currently in preclinical stages:

NEW CENTRAL NERVOUS SYSTEM ACTIVE PEPTIDES.

We currently have under development a large number of central nervous systems active peptides that the Company believes may have clinical utility. Two of these compounds, INN 01134 and INN 00955, are shown to be more active in preclinical models than nemifitide. INN 01134, is a pharmacologically active metabolite of nemifitide. It is our goal to pursue the development of these compounds as second-generation medications for the treatment of depression, anxiety and other major psychiatric disorders. Depression is a heterogeneous disorder and as a result patients often respond very differently to psychotropic drugs (drugs that are active in psychiatric disorders) that even have a similar mechanism of action. Physicians are aware of this possibility and commonly utilize several drugs of a given class when treating individual patients. The availability of alternate therapeutics related to nemifitide would therefore greatly improve the likelihood of central nervous system peptides becoming the treatment of choice among physicians.

The methods we use to evaluate the activity and toxicity of nemifitide are equally applicable to the testing of other central nervous system active peptides. Accordingly, the development of a second-generation antidepressant peptide is greatly facilitated by our previous experience. Several drug candidates are currently under evaluation in animal models.

ANTI-CANCER AND ANTIBIOTIC RESISTANCE DEVELOPMENT PROGRAM

Tetracyclines were discovered in the mid 1940's. Initially, they were used as highly effective antibiotics in the treatment of a variety of infectious diseases. In the early 1980's, it was discovered that tetracyclines were also effective inhibitors of MMPs (matrix metalloproteinases), key enzymes in the promotion of many human disorders. The first application of tetracyclines as Matrix Metal/opportunities MMP inhibitors was in the treatment of periodontal disease. However, management believes that the most promising area for tetracyclines is in the treatment of cancer. Cancer cells utilize MMPs for many of the processes associated with growth, proliferation and metastasis. Tetracyclines, which are usually of limited toxicity, can often be administered to patients in high doses for extended periods of time. This makes them particularly attractive candidates as anti-cancer drugs, where the toxicity of currently available therapeutics often limits the dose and duration of their utilization.

CHEMICALLY-MODIFIED TETRACYCLINE-BASED COMPOUNDS

Tetracyclines belong to a family of naturally occurring antibiotics that have been demonstrated to be potent inhibitors of matrix metalloproteinases (enzymes which are key in the promotion of many human disorders). We are currently developing a platform of new and unique chemically-modified tetracycline molecules to be used in the treatment of certain types of cancer (prostate and breast,) and antibiotic-resistant bacterial infections.

A project is currently underway to synthesize and evaluate new chemically-modified tetracycline molecules for the treatment of cancer and antibiotic-resistant bacterial infections. To date, 100 new compounds have been synthesized by our company, and many more will be available in the near future. All of these compounds are in the process of being screened for pharmacological activity, and several of them have already been identified as promising candidates.

Our tetracycline-based drugs are in the preclinical development stage. Our IN VITRO studies have identified a series of chemically-modified tetracyclines, which we believe can be used in the treatment of cancer and antibiotic resistant infections. To date, we have prepared and developed approximately 100 tetracycline-based derivatives. We filed a patent application on October 5, 2002 covering our tetracycline product candidates.


The preclinical IN VITRO and IN VIVO models used for preclinical testing of antibacterial drugs are highly predictive of clinical activity. In addition, the development program to establish confirmation of concept in the clinic is of a relatively short term, with appropriate financing for this program made available to do the short-term clinical work. We have identified two of these derivatives to have activity IN VITRO against tetracycline-resistant bacterial strains. The next phase will be a rapid development of the preclinical program to take us into clinical studies.


Preliminary animal studies with two of our tetracycline derivatives, INN 01137 and INN 01147, have demonstrated activity in two prostate cancer models. Further studies will be carried out to confirm these results.

MANUFACTURING

We do not own or operate any manufacturing facilities. We contract with qualified third parties for the manufacture of bulk active pharmaceutical ingredients and production of clinical and commercial supplies. The ingredients and supplies comply with current good manufacturing practices reviewed by the FDA. We have entered into agreements with three overseas manufacturers for production of clinical and commercial supplies of nemifitide. We believe the prices charged by these overseas manufacturers are competitive. We plan to continue to outsource the manufacture of our products throughout the stages of commercialization and expect the cost of purchasing them will be significantly reduced as they are manufactured in bulk.

We maintain confidentiality agreements with potential and existing contract manufacturers for both active drug and formulated product in order to protect our proprietary rights. We currently synthesize our early stage chemical compounds (the chemical compounds used for study prior to our preclinical testing). However, scale-up quantities and materials for preclinical toxicology evaluations are manufactured by qualified third parties in strict compliance with current good manufacturing practices.

MARKETING AND DISTRIBUTION STRATEGY

To avoid the costs of establishing a sales force and to allow management to direct its energies to the formulation of new products, we intend to develop strategic relationships with one or more major pharmaceutical companies on a worldwide basis in order to market and distribute our products. This will also allow us to benefit from the marketing experience of such partner. Pursuant to such strategic relationships, we may grant such companies the right to market and distribute our antidepressant products in consideration for an up-front payment, milestone payments, development cost sharing, and a percentage of the revenues from the sale of the marketed product. Prior to the imposition of the clinical hold, we were in discussions with several pharmaceutical companies to market and distribute our products and will enter into one or more co-development agreements with such companies in the course of this year.

STRATEGIC COLLABORATIONS

On June 5, 2001, Quintiles, through its corporate ventures group PharmaBio Development, purchased $1,500,000 of our common stock. Simultaneously with the investment, we entered into a non-exclusive preferred provider agreement, pursuant to which Quintiles will be our preferred provider of outsourced clinical development and commercialization services and will work with us in planning and implementing a clinical program for nemifitide. Under the agreement, Quintiles will provide us with access to its experts in the areas of central nervous system disorders and will become our clinical research provider of choice. We are under no obligation to retain Quintiles with respect to the provision of clinical research services unless Quintiles' bid is competitively priced and it has the capacity and expertise to perform such services.

PATENTS AND PROPRIETARY INFORMATION

CORE PROGRAM IN ANTIDEPRESSANT THERAPEUTICS

We currently hold four issued patents in the United States and eight issued patents abroad, including a European patent, which relate to our core program in peptide-based neurological therapeutics. In addition, nine applications are pending abroad in connection with this program. We were issued United States Patent No. 5,589,460 for our primary platform of peptide-based compounds on December 31, 1996, from an application filed in 1994. This patent includes claims directed at both compounds (compositions of matter) and methods of treating depression using the compounds. The expiration date of this patent is May 4, 2014. However, the patent term may be extended by as much as five years pursuant to the Patent Term Restoration Act, 35 United States Code ss.156, providing that the appropriate conditions are met, a timely application is made and the provisions of the act are not changed.

Further to our initial patent, we sequentially filed three continuation-in-part ("CIP") applications that have also issued as United States patents. A first CIP application was filed in 1995 to cover additional peptide-based compounds and issued as United States Patent No. 5,767,083 on June 16, 1998. A second CIP application was filed in 1997 and issued as United States Patent No. 6,093,797 on July 25, 2000. A third CIP application was filed in 2002 to cover the use of the compounds in treating additional neurological and psychiatric disorders and new routes of administration for our compounds. The third CIP application issued as U.S. Patent No. 6,767,897 on July 27, 2004.

CORE PROGRAM IN TETRACYCLINE DERIVATIVE THERAPEUTICS

We currently have two pending patent applications in the United States and ten pending patent applications abroad, which relate to our core program in tetracycline derivative therapeutics. The U.S. and non-U.S. applications are directed toward compositions and/or methods for treating cancer and microbial infections.

NON-CORE PROGRAMS

We currently hold four issued United States patents and one pending Canadian patent application that do not relate to our core programs. We are not currently pursuing development of the subject matter of these four U.S. patents and the referenced Canadian application.

We also rely on trade secret information, technical know-how and innovation to continuously expand our proprietary position. We require our employees and consultants to execute non-disclosure and assignment of invention agreements on commencement of their employment or engagement.

There are no actions currently pending or threatened with respect to our patents, patent applications and other intellectual property.

                       ANTIDEPRESSANT PATENT FAMILY STATUS

====================== ================== =========== ========================= ===================== ===============
       COUNTRY          APPLICATION NO.     FILING       RELATED APPLICATION            STATUS           PATENT NO.
                                             DATE           INFORMATION
====================== ================== =========== ========================= ===================== ===============
United States          08/238,089         05/04/94                              Granted 12/31/96      5,589,460
---------------------- ------------------ ----------- ------------------------- --------------------- ---------------
   1st CIP-US          08/432,651         05/02/95    Continuation-in-part of   Granted 06/16/98      5,767,083
                                                      US 08/238,089
---------------------- ------------------ ----------- ------------------------- --------------------- ---------------
   2nd CIP-US          08/962,962         11/04/97    Continuation-in-part of   Granted 07/25/00      6,093,797
                                                      US 08/432,651
---------------------- ------------------ ----------- ------------------------- --------------------- ---------------
   3rd CIP-US          10/122,246         04/11/02    Continuation-in-part of   Granted 07/27/04      6,767,897
                                                      US 08/962,962
----------------------- ------------------ ----------- ------------------------- --------------------- ---------------
Patent Cooperation     PCT/US95/05560     05/02/95    Based on US 08/238,089    Completed:  entered
Treaty (PCT)                                                                    national phase
---------------------- ------------------ ----------- ------------------------- --------------------- ---------------
Patent Cooperation     PCT/US03/11403     04/10/03    Based on US 10/122,246    Completed:  entered
Treaty (PCT)                                                                    national phase
---------------------- ------------------ ----------- ------------------------- --------------------- ---------------
Australia              2813995            11/04/96    Nat'l Phase of            Granted 08/06/98      685292
                                                      PCT/US95/05560
---------------------- ------------------ ----------- ------------------------- --------------------- ---------------
Canada                 2,189,145          10/29/96    Nat'l Phase of            Pending
                                                      PCT/US95/05560
---------------------- ------------------ ----------- ------------------------- --------------------- ---------------
China (PRC)            CN 95193885.1      12/26/96    Nat'l Phase of            Granted 05/19/04      CN1150028C
                                                      PCT/US95/05560
---------------------- ------------------ ----------- ------------------------- --------------------- ---------------
European Patent        95 92 3659.7       11/04/96    Regional Phase of         Granted 01/21/04      EP0759772
Convention                                            PCT/US95/05560            Validated in AT,
                                                                                BE, CH, DE, DK, ES,
                                                                                FR, GB, IE, IT, LI,
                                                                                LX, MN, NL, PT,
                                                                                and SE
---------------------- ------------------ ----------- ------------------------- --------------------- ---------------
European Patent        03 72 4013.2-2404  04/10/03    Regional Phase of         Pending
Convention                                            PCT/US03/11403
---------------------- ------------------ ----------- ------------------------- --------------------- ---------------

====================== ================== =========== ========================= ===================== ===============
       COUNTRY          APPLICATION NO.     FILING      RELATED APPLICATION            STATUS           PATENT NO.
                                             DATE           INFORMATION
====================== ================== =========== ========================= ===================== ===============
---------------------- ------------------ ----------- ------------------------- --------------------- ---------------
Finland                FI 964363          11/04/96    Nat'l Phase of            Pending
                                                      PCT/US95/05560
---------------------- ------------------ ----------- ------------------------- --------------------- ---------------
India                  198CAL2001         04/04/01    Priority to US            Granted 12/06/03      191479
                                                      08/432,651 (Divisional
                                                      of 786CAL96)
---------------------- ------------------ ----------- ------------------------- --------------------- ---------------
India                  237CAL2001         04/20/01    Priority to US            Pending
                                                      08/432,651 (Divisional
                                                      of 786CAL96)
---------------------- ------------------ ----------- ------------------------- --------------------- ---------------
Indonesia              P-9526222          12/08/95    Based on US 08/432,651    Pending
---------------------- ------------------ ----------- ------------------------- --------------------- ---------------
Indonesia              P-00200500377      07/11/05    Divisional of             Pending
                                                      Indonesian Application
                                                      No. P-9526222 (Priority to
                                                      US 08/432,651)
---------------------- ------------------ ----------- ------------------------- --------------------- ---------------
Japan                  529076/1995        11/05/95    Nat'l Phase of            Pending
                                                      PCT/US95/05560
---------------------- ------------------ ----------- ------------------------- --------------------- ---------------
Malaysia               PI 9503240         10/27/95    Based on PCT/US95/05560   Granted 02/28/02      MYI13407 A
---------------------- ------------------ ----------- ------------------------- --------------------- ---------------
Malaysia               PI 20031342        04/10/03    Based on US 10/122,246    Pending
---------------------- ------------------ ----------- ------------------------- --------------------- ---------------
Norway                 P964561            11/04/96    Nat'l Phase of            Granted 01/03/05      317919
                                                      PCT/US95/05560
---------------------- ------------------ ----------- ------------------------- --------------------- ---------------
Russia                 96 123 269         12/04/96    Nat'l Phase of            Granted 08/28/01      2,182,910
                                                      PCT/US95/05560
---------------------- ------------------ ----------- ------------------------- --------------------- ---------------
Taiwan (ROC)           84111543           11/01/95    Based on PCT/US95/05560   Granted 10/11/02      167954
---------------------- ------------------ ----------- ------------------------- --------------------- ---------------
Taiwan (ROC)           92108419           04/11/03    Based on US 10/122,246    Pending
====================== ================== =========== ========================= ===================== ===============


                  TETRACYCLINE DERIVATIVES PATENT FAMILY STATUS

================== ================== ============== =================== ==================== ======================
     COUNTRY        APPLICATION NO.    FILING DATE        RELATED              STATUS              PATENT NO.
                                                        APPLICATION
                                                        INFORMATION
================== ================== ============== =================== ==================== ======================
 United States      10/264,454         10/04/02       Priority to US      Pending
                                                      60/327,502
------------------ ------------------ -------------- ------------------- -------------------- ----------------------
 United States      11/076,276         03/09/05       Divisional of       Pending
                                                      US 10/264,454
------------------ ------------------ -------------- ------------------- -------------------- ----------------------
 Patent             PCT/US02/31730     10/04/02       Priority to US      Completed:
 Cooperation                                          60/327,502          entered national
 Treaty (PCT)                                                             phase
------------------ ------------------ -------------- ------------------- -------------------- ----------------------
 Australia          2002341970         04/01/04       Nat'l Phase of      Pending
                                                      PCT/US02/31730
------------------ ------------------ -------------- ------------------- -------------------- ----------------------
 Canada             2,462,572          04/01/04       Nat'l Phase of      Pending
                                                      PCT/US02/31730
------------------ ------------------ -------------- ------------------- -------------------- ----------------------
 China              02819722.4         04/05/04       Nat'l Phase of      Pending
                                                      PCT/US02/31730
------------------ ------------------ -------------- ------------------- -------------------- ----------------------
 European Patent    02776131.1         04/23/04       Regional Phase      Pending
 Convention                                           of PCT/US02/31730
------------------ ------------------ -------------- ------------------- -------------------- ----------------------
 Indonesia          W-00200400639      04/06/04       Nat'l Phase of      Pending
                                                      PCT/US02/31730
------------------ ------------------ -------------- ------------------- -------------------- ----------------------
 Japan              2003-533853        04/05/04       Nat'l Phase of      Pending
                                                      PCT/US02/31730
------------------ ------------------ -------------- ------------------- -------------------- ----------------------
 Malaysia           PI 20023717        10/04/02       Priority to US      Pending
                                                      60/327,502
------------------ ------------------ -------------- ------------------- -------------------- ----------------------
 Norway             2004-1272          03/26/04       Nat'l Phase of      Pending
                                                      PCT/US02/31730
------------------ ------------------ -------------- ------------------- -------------------- ----------------------
 Russian            2004109986         03/29/04       Nat'l Phase of      Pending
 Federation                                           PCT/US02/31730
------------------ ------------------ -------------- ------------------- -------------------- ----------------------
 Taiwan             91123025           10/04/02       Priority to US      Pending
                                                      60/327,502
================== ================== ============== =================== ==================== ======================

                         NON-CORE PROGRAMS PATENT STATUS

=================== =============== ============ =================== ============ ============= =====================
     COUNTRY         APPLICATION    FILING DATE       RELATED          STATUS      PATENT NO.          TITLE
                         NO.                        APPLICATION
                                                    INFORMATION
=================== =============== ============ =================== ============ ============= =====================
United States       08/424,866      04/18/95                         Granted      5,721,207     Method for
                                                                     02/24/98                   treatment of pain
------------------- --------------- ------------ ------------------- ------------ ------------- ---------------------
United States       08/531,525      09/21/95                         Granted      5,840,683     Peptides inhibiting
                                                                     11/24/98                   the oncogenic
                                                                                                action of P21 RAS
------------------- --------------- ------------ ------------------- ------------ ------------- ---------------------
United States       08/718,270      09/20/96     Priority to US      Granted      5,910,478     Peptidomimetics
                                                 60/004,091 filed    06/08/99                   inhibiting the
                                                 09/21/95                                       oncogenic action of
                                                                                                P21 RAS

------------------- --------------- ------------ ------------------- ------------ ------------- ---------------------
United States       08/807,473      02/27/97     Priority to         Granted      5,990,172     Peptidomimetics for
                                                 60/012,396 filed    11/23/99                   the treatment of
                                                 02/28/96                                       HIV infection
------------------- --------------- ------------ ------------------- ------------ ------------- ---------------------
 Canada             2,232,750       03/23/98     Nat'l Phase of      Pending                    Peptides and
                                                 PCT/US96/15098                                 peptidomimetics
                                                 filed 09/20/96                                 inhibiting the
                                                                                                oncogenic action of
                                                                                                P21 RAS
=================== =============== ============ =================== ============ ============= =====================

EMPLOYEES AND CONSULTANTS

As of the date of this Prospectus, we had a workforce of 12, 7 full-time employees and 5 part-time scientific consultants, 6 of whom hold Ph.D. or M.D. degrees, or both, and three of whom hold other advanced degrees. Of our total employee and consultant workforce, 8 are engaged in research and development, 5 are engaged in business development and finance and 2 are engaged in administration and support capacities. None of our employees are represented by a collective bargaining agreement, nor have we experienced work stoppages.

FACILITIES


We lease approximately 5,600 square feet of office space at 1 Maynard Drive, Suite 205, Park Ridge, New Jersey, under a lease terminating on April 30, 2007. We also have office space at 200 Broad Hollow Road, Melville, New York, but incur no rental expense from these premises. Management believes our existing facilities are adequate to meet our requirements through the year 2006. On March 12, 2003 the Company entered into an operating lease for its current office space in Park Ridge, New Jersey. The lease commenced on March 31, 2003 and expires on April 30, 2007 and requires monthly base rental payments of $10,200 plus certain annual escalation.


The approximate aggregate minimum rental commitments on these leases are as follows:

Year ending December 31,
                         2006                                122,400
                         2007                                 30,600
                                                        ------------
          Total minimum lease payments                  $    153,000
                                                        ============

Rental expense was $133,504 and $145,796 for the years ended December 31, 2005 and 2004, respectively.

                                LEGAL PROCEEDINGS

HISTORIC LEGAL EVENTS

Due to the clinical hold being placed on our lead compound, nemifitide which increased our expenditures and eliminated our ability to raise additional funds, we filed for protection under Chapter 11 of the bankruptcy code in the Eastern District of Long Island on April 15, 2003. During the bankruptcy process we reached an agreement with our creditors which allowed us to satisfy our obligations with two distributions totaling approximately 57% of the amount owed. We brought suit against two entities in bankruptcy court. The first being Huntington Life Sciences in reference to the studies performed. The suit was settled out of court. Secondly, a suit was brought against our lead class D preferred shareholder KBC Securities and a countersuit was brought against us The case was eventually settled through the bankruptcy court. In May 2004, the company entered into an agreement with the holders of the 725 shares of Class D preferred stock to eliminate the class D preferred shares in exchange for cash payments of $600,000 on the effective date of the bankruptcy and $600,000 one year from the effective date. They were also issued a $2.6 million convertible note payable 53 months from the effective date plus accrued interest at the rate of 3% per annum. On November 23, 2004 three of the entities that comprise the preferred D shareholders agreed to convert their portion of the $600,000 payment into equity. A total of $143,967.60 was converted into 179,960 shares of Tetragenex common stock and the remaining balance was paid. They agreed as well to convert $165,480 of the amount due one year from the effective date into 206,850 shares of common stock and on or about November 23, 2005 the remaining balance of the second $600,000 was paid. In addition $717,241 of the $2.6 million note plus accrued interest was converted into 679,912 shares of common stock. An aggregate of 1,066,722 shares of common stock was issued to the former note holders and approximately $1,800,000 plus interest is due in May 2009. The long-term note due to the former Preferred D holders is secured by the patents of the company. Our third and final plan of reorganization was affirmed by the court and on November 23, 2004 we emerged from bankruptcy as Tetragenex Pharmaceuticals, Inc. Having previously filed for bankruptcy may hinder our ability to obtain future financing or obtain credit with a lender of our vendors.

A suit was brought against us by one of our former directors claiming he was improperly removed from the board, amongst other things. The suit was ultimately dismissed in court.

All suits formerly brought against us are finalized and not subject to further litigation. We believe we have no further threats to our company from such claims.

                                   MANAGEMENT

Our officers and directors and further information concerning them, are as follows:



              NAME               AGE                        POSITION
Martin F. Schacker                49             Chairman of the Board and
                                                 Co-Chief Executive Officer

David Abel                        64             Vice Chairman of the Board,
                                                 Co-Chief Executive Officer,
                                                 Chief Financial Officer and
                                                 Treasurer

John P. Feighner, M.D.            69             Director

Robert P. Budetti                 64             Chief Operating Officer and
                                                 Director

Kenneth Cartwright                71             Senior Vice President of Drug
                                                 Developments Regulatory
                                                 Affairs and Director

Alf E. F. Akerman                 43             Director

Bruce J. Bergman, Esq.            61             Director

William T. Comer, Ph.D            70             Director

Aaron Cohen                       69             Director


MARTIN F. SCHACKER currently serves as Chairman of the Board and Co-CEO.

He served as our Co-Chairman of the Board of Directors from 1998 to 2004 and as Chairman of the Board since then to present times. He is also serving as Co-Chief Executive Officer since March 1999. Mr. Schacker was appointed Director in November 1994. With an extensive biotechnology and investment banking experience, Mr. Schacker has helped raise approximately $60,000,000 for us to date, demonstrating a steadfast commitment to us and the proven ability to raise the capital needed to keep our development program of nemifitide moving toward FDA approval. When Mr. Schacker took over the management of our company in early 1999, we were experiencing severe operational difficulties. Since that time he has been able to recruit a small but experienced management team and spearhead our fundraising activities. From August 1991 through February 2001, Mr. Schacker served as Chairman of the Board of M.S. Farrell & Co., Inc., an investment banking and brokerage firm, and was its Chief Executive Officer from 1991 to 2000. From June 1987 through December 1991, Mr. Schacker was a Senior Vice President of D.H. Blair & Company, Inc., an investment banking and brokerage firm that focuses on biotechnology companies. From 1982 to May 1987, Mr. Schacker was employed in various capacities, including Senior Vice President at Shearson Lehman Brothers, an international investment banking and brokerage firm. Mr. Schacker received a B.A. in Business from Hofstra University in 1982. Mr. Schacker is the nephew of David Abel.

DAVID ABEL served as our Co-Chief Executive Officer since March 1998 and as Vice Chairman of the Board since 2004. He was Co-Chairman of the Board from 1999 through 2004. Mr. Abel has served as a Director since November 1994. Mr. Abel was a minority shareholder of M.S. Farrell Holdings, Inc., the parent holding company of M.S. Farrell & Co., Inc. Mr. Abel is the President and Founder of United Realty, Inc., a commercial and industrial real estate company headquartered in Melville, New York, and is a general partner of Triangle Properties, a partnership that owns and operates over 50 commercial properties throughout the greater New York metropolitan area. Mr. Abel received a B.B.A. from City College of New York (C.C.N.Y.) in 1962. Mr. Abel is the uncle of Martin F. Schacker.


JOHN P. FEIGHNER, M.D., has served as our President and is a Director since October 1999. In May 2006, Dr. Feighner resigned as President due to health reasons, but stayed on as a lead scientific consultant and director. He intends to continue to work with the Company in the development of its CNS compound. Dr. Feighner is a Board Certified Psychiatrist and Neurologist and a fellow of the American Psychiatric Association. He has over thirty years of extensive clinical neuro-psychopharmacology research experience and is known on both the national and international level as one of the world's leading experts in clinical psychopharmacology and the development of new anti-depressants. Dr. Feighner is the founder and former President of the Feighner Research Institute, which has conducted extensive clinical trials, predominantly in psychiatric medications, over the past 30 years. Dr. Feighner has been the primary investigator in over 220 clinical trials of psychiatric drugs, has published over 120 scientific papers, 6 books, has given over 1,000 seminars and has extensive clinical research experience in the development of new antidepressants. Since 1972, Dr. Feighner has conducted studies on over 30 antidepressants for leading biopharmaceutical companies on both a national and international basis and has also served as consultant to numerous pharmaceutical companies and participated in their scientific advisory boards. Dr. Feighner is also one of the founders of ICR, a clinical testing organization that was subsequently sold to Quintiles, an international clinical research company, and became its central nervous system disorder division. Dr Feighner passed away in August 2006.


ROBERT P. BUDETTI has served as our Chief Operating Officer and a Director since October 1999. Mr. Budetti served as our Chief Financial Officer from October 1999 to December 2000. Since 1979, Mr. Budetti has served as the Chief Executive Officer of the Feighner Research Institute, a clinical neuropsychopharmacologic research center. From 1984 to 1992, Mr. Budetti served as the Chief Operating Officer and Chief Financial Officer of ICR, of which he was one of the founders. In 1992, ICR was sold to Quintiles. From 1992 to 1994, Mr. Budetti served as the Chief Financial Officer of the ICR division of Quintiles. Mr. Budetti received a BA in Engineering Sciences and Applied Physics from Harvard College in 1963 and a MBA from Harvard Business School in 1968.

KENNETH CARTWRIGHT, M.B., CH.B., M.R.C.P., has served as Director of our company since 1989 and Senior Vice President, Drug Development and Regulatory Affairs since 2003. Dr. Cartwright is currently President of CMRC Consulting Services. Dr. Cartwright served as Senior Vice President of Development and Regulatory Affairs of Alteon, Inc., a biopharmaceutical company, from 1994 until he retired in 1999. During his tenure at Alteon, was a key member of the management committee and was involved in the initial IPO. In addition was responsible for overall product development including strategic clinical development planning, subsequent compilation of NDAs and product registration and maintaining compliance within our company and interaction with the FDA. Prior to joining Alteon, he served as the Director of Clinical Research (U.S.A.) and as Vice President of Global Clinical Research of American Cyanamid Company, Lederle Laboratories from 1982 to 1989. During tenure with American Cyanamid, was responsible for overall global strategic clinical plans and worldwide clinical development of phase 1, 2 and 3 programs. He subsequently established a worldwide clinical research organization with regional offices in Australia (Far
East), Canada (Latin America) and England (Europe). Prior to joining American Cyanamid, Dr. Cartwright held the positions of Medical Director, Directory of Marketing and Deputy Vice President of the Pharmaceutical Division of Ciba-Geigy, Canada. Dr. Cartwright received his M.B., Ch.B. in 1959 from Liverpool University Medical School, his D.P.M. from Wessex Regional Post-Graduate School of Psychiatry in 1969, his M.F.C.M. from the Faculty of Community Medicine, Royal College of Physicians in 1971 and his M.R.C., Psych from the Royal Colleges of Psychiatrists in 1973.

ALF E. F. AKERMAN, has served as a member of the Board of Directors of the Company since March 1999. Mr. Akerman served as the Director of Business Integration of Volvo Car Finance, a subsidiary of Ford Motor Company, based in Belgium. From December 1997 through June 1999, Mr. Akerman was the Risk Manager of Volvo Car Finance Holding. Prior to that he was the Deputy Treasurer of Volvo Car Corporation and before that Director of Corporate Finance at AB Volvo. Mr. Akerman received a B Sc. in Banking and Finance at Loughborough University in England. Mr. Akerman currently works for a financial institution in Sydney, Australia.

BRUCE J. BERGMAN, ESQ. has served as a Director since November 1994. He is a member of the New York law firm of Berkman, Henoch, Peterson & Peddy, P.C., here he practices real estate litigation and mortgage foreclosure. Previously, Mr. Bergman was a Deputy Attorney, Nassau County and a Deputy Bureau Chief for Special Litigation. Mr. Bergman currently serves as an adjunct associate professor of real estate at New York University Real Estate Institute and a special lecturer in law at Hofstra Law School. He is a member of the American College of Real Estate Lawyers, the American College of Mortgage Attorneys and was three times elected City Councilman in Long Beach, New York, serving in that capacity from 1980 through 1988. His biography appears in WHO'S WHO IN AMERICAN LAW and he is listed in AMERICA'S BEST LAWYERS. Mr. Bergman received a B.S. from Cornell University in 1966 and a J.D. from Fordham Law School in 1969.

WILLIAM T. COMER, Ph.D. has served as a Director since February 2001. Since 2000 Dr. Comer was Founder and Chairman of Neurogenetics Inc. and remains a Director as it has been renamed TorreyPines Therapeutics. From 1991 - 1999 Dr. Comer served as President, CEO and Director of SIBIA Neurosciences, Inc., a company focusing on drug discovery and the development of neurodegenerative disease therapeutics, which was acquired by Merck & Co. From 1961 - 1981 he was a scientist at Mead Johnson & Co., including Vice President of Research, then from 1982 - 1990 he served in various capacities at Bristol-Meyers including President of Research and Licensing; in 1990 - 1991 he was Senior Vice President, Strategic Management for Bristol-Myers Squibb. Dr. Comer was a member of the Board of Directors of Epimmune (formerly Cytel Corporation) 1994 - 2005, and Trega Biosciences (formerly Houghton Pharmaceuticals) 1993 - 1996. He has served on the Board of the University of California San Diego Foundation since 1993 and the Board of La Jolla Institute of Molecular Medicine since 2000. Dr. Comer received a B.A. in Chemistry from Carleton College in 1957, and a Ph.D. in Organic Chemistry and Pharmacology from University of Iowa in 1961.

AARON COHEN has served as a Director since February 2001. Since 1996, Mr. Cohen has served and continues to serve as the Vice-Chairman of the Board of Directors of National Technical Systems; Mr. Cohen has served as the President of Smithway Associates, Inc., a property management company, since 1991. Chief Financial Officer and Director of Intelligent Optical Systems and as Treasurer and member of the Board of Directors of the National Osteoporosis Institute, the latter of which he co-founded in 1996. Mr. Cohen is a Member of the Deans Cabinet of the UCLA School of Engineering and Applied Sciences, the American Society of Quality Control, the Institute of Environmental Sciences and a Professional Member of the International Conference of Building Officials. In addition, Mr. Cohen is a Director of the Sephardic Education Center and the Vice President for Legal Affairs of Sephardic Temple Tifereth Israel. Mr. Cohen is a Registered Professional Engineer in the State of California, and received his B.S. in Engineering from UCLA in 1958

COMPOSITION AND ELECTION OF DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors currently consists of nine members. In June 2004, our Board of Directors was divided into three classes, designated as Class I, Class II and Class III. The Board of Directors currently consists of three Class I Directors (William T. Comer, Ph.D., Aaron Cohen and Alf E. Akerman), three Class II Directors (Bruce J. Bergman, Esq., Kenneth Cartwright and Robert P. Budetti), and three Class III Directors (Messrs. Martin F. Schacker, David Abel and John
P. Feighner, M.D.). The Class I Directors shall serve as Directors for an initial term of one year, the Class II Directors for an initial term of two years and the Class III Directors for an initial term of three years. The initial term for each class of Directors commenced in June 2004. After the initial term expires, each Director shall then serve for a staggered three-year term. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. A Director holds office until the annual meeting for the year in which such director's term expires and until such Director's successor shall be duly elected and qualified, subject, however to prior death, resignation, retirement, disqualification or removal from office. Our executive officers are appointed by our Board of Directors. There are no family relationships among any of our Directors or executive officers other than David Abel and Martin Schacker.

COMPENSATION OF DIRECTORS


Effective January 1, 2002, each non-employee and non-consultant member of our Board of Directors received the following annual compensation in consideration for services rendered as a director: (i) a five-year option to purchase up to 40,000 shares of our common stock, which options vest quarterly and were issued annually in arrears, and were exercisable at an exercise price equal to (a) a 15% discount to the fair market value at the end of the year in which such option is granted, if our common stock is publicly traded, unless such percentage reduction shall have a deleterious tax consequence upon us, in which event the exercise price shall be equal to the fair market value, or (b) such dollar amount as is set by our Board of Directors at the end of the year in which such option is granted, if our common stock is not publicly traded;

(ii) a cash stipend of $12,000 per annum, paid on a quarterly basis; and (iii) reimbursement of reasonable and ordinary expenses incurred in connection with such member's attendance at Board or committee meetings. In 2005 all existing options were converted into Tetragenex warrants exercisable at either $1 per share or $6 per share expiring either in November 2009 or 2011. At the board's request all board stipends were deferred to a later date. In December 2005 all deferred board stipends were converted into Tetragenex options. In July 2006 it was decided that all board members serving on a company committee would be entitled to an additional $10,000 per year to be paid in company options until it is determined the company has sufficient funds to pay the fee in cash.


If directors provide additional consulting services outside of their duties as board members such as consulting, they may receive additional compensation above their cash stipend. At the time of the bankruptcy filing all payments to directors have been halted and are accruing. We may offer directors options in lieu of their accrued cash stipend. We recently issued employees, officers, and directors a one time option grant of approximately 25% of our fully diluted outstanding shares of common stock. The amount and breakdown was determined by the Board.

BOARD COMMITTEES

AUDIT COMMITTEE Alf Akerman, Bruce Bergman, Aaron Cohen

AUDIT COMMITTEE FINANCIAL EXPERT Alf Akerman


COMPENSATION COMMITTEE AARON COHEN, DAVID ABEL AND BRUCE BERGMAN WITH KEN CARTWRIGHT AS ADVISOR

TETRAGENEX CODE OF ETHICS- each member of the management team has signed a code of ethical conduct disclosure which are affixed to the filing as exhibit 14. The Code Of Ethics increase the fiduciary duties of our financial management team.

              LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS


                             EXECUTIVE COMPENSATION

EXECUTIVE                  YEAR          COMP-SALARY          BONUS       OTHER Securities
                                                                       Underlying     Options
Martin Schacker(1)         2005          $150,000            $-0-        $6,000      1,420,000
Co-CEO/Chairman

David Abel(2)              2005          $-0-                $-0-        $-0-        1,028,187
Co-CEO
Vice Chairman

Dr. John Feighner(3)       2005          $-0-                $-0-        $-0-          955,976
Board Member

Robert Budetti   (4)       2005          $-0-                $-0-        $8,000
Board Member

Neil Martucci(5)           2005          $68,000             $46,000     $-0-          240,000
Chief Financial Officer

1. As per his employment agreement, Mr. Schacker is due an annual salary of $300,000 per year. As part of cost cutting measures at the time of the bankruptcy, Mr. Schacker at the board's request agreed to defer 50% of his annual salary. During 2004 and 2005, Mr. Schacker received an aggregate of 1,420,000 options exercisable at $1 per share exercisable 15 years from issuance as part of a one time executive option grant.

2. Mr. Abel is due to receive an annual salary of $110,000 per year. As part of cost cutting measures at the time of the bankruptcy, Mr. Abel at the board's request agreed to differ 100% of his annual salary.

During 2004 and 2005 Mr. Abel received an aggregate of 1,028,187 options exercisable at $1 per share exercisable 15 years from issuance. The options were granted for services provided as well as in exchange for forgiving accrued salary. The options are fully vested.

3. Dr. Feighner is due to receive an annual salary of $220,000 per year. As part of cost cutting measures at the time of the bankruptcy, Dr. Feighner, at the board's request, agreed to defer 100% of his annual salary. During 2004 and 2005, Dr. Feighner received an aggregate of 955,976 options exercisable at $1 per share exercisable 15 years from issuance. The options were granted for services provided, as well as in exchange for forgiving accrued salary. The options are fully vested. In June 2006 Dr. Feighner resigned as President due to health reasons but will remain a member of the Board

(1) The remuneration described in the above table does not include our cost of benefits furnished to the named executive officers, including premiums for health insurance and other personal benefits provided to such individuals that are extended to all of our employees in connection with their employment. Perquisites and other personal benefits, securities, or property received by an executive officer are either the lesser of $50,000 or 10% of the total salary and bonus reported for each named executive officer, except as otherwise disclosed.

EMPLOYMENT AGREEMENTS AND CONSULTING AGREEMENTS

EMPLOYMENT AGREEMENTS

On December 15, 1999, the Company entered into a three-year employment agreement with its co-Chief Executive Officer ("co-CEO") and co-Chairman of the Board Martin Schacker. The agreement provided for an annual base salary of $160,000, subject to a minimum ten percent annual increase. On February 6, 2001, in view of the executive's efforts on behalf of the Company and his performance, the Company's Board of Directors (i) increased his annual salary to $250,000 with no automatic annual increases, and extended the term of his employment agreement for an additional two years and (ii) granted the executive a ten-year option to acquire 125,000 shares of the Company's common stock at an exercise price of $17 per share, one third of which vested immediately, one third of which vested on February 6, 2002, and the final third vested on February 6, 2003. On December 11, 2001, in consideration of services provided to the Company, the Board of Directors (i) further increased his annual salary to $300,000, (ii) further extended the term of the agreement by one year, through and including December 15, 2005 and (iii) granted the executive an additional, immediately vested five-year option to acquire 125,000 shares of the Company's common stock at an exercise price of $17 per share. In December 2005, the executive's contract was extended by an additional 3 years by the board under the same terms as the previous agreement. On April 6, 2003 as a result of the company's cost reduction, the executive agreed to defer half of his $300,000 yearly salary. In December 2005 the executive agreed to convert $177,000 of his deferred salary into 177,000 options to purchase shares of Tetragenex common stock at $1 per share expiring December 20, 2020. On December 31, 2005 the executive had deferred compensation totaling $126,982.40. The executive was granted an aggregate of 1,420,000 options exercisable at $1 per share and expiring in 2020 during 2005. The co-CEO is related to the Company's other co-CEO.

On September 30, 1999, the Company entered into a three-year employment agreement with the Company's President Dr. John Feighner. The agreement provides for an annual base salary of $180,000, which is subject to increase to between $300,000 and $360,000 upon the execution of a major licensing agreement with a pharmaceutical company for the licensing of one or more of the Company's products. In connection with the employment agreement, the executive was granted a ten-year option to acquire 390,625 shares of the Company's common stock at an exercise price of $12.00 per share, one third of which vested upon execution of the employment agreement, one third of which vested on September 30, 2000, and the final third of which vested on September 30, 2001. On June 15, 2000, in consideration of services provided to the Company, the Board of Directors granted the President an additional ten-year option to acquire 125,000 shares of the Company's common stock at an exercise price of $17 per share, one third of which vested on June 15, 2000, one third of which vested on June 15, 2001, and the final third of which vested on June 15, 2002. On December 11, 2001, in consideration of services provided to the Company, the

Board of Directors (i) increased the executive's annual salary to $225,000, (ii) extended the term of the agreement by three years, through and including September 30, 2005, and (iii) granted the executive an additional, immediately vested five-year option to acquire 62,500 shares of the Company's common stock at an exercise price of $17 per share. In March 2006 the executive's contract was extended for an additional 3 years from the end of the previous contract under the same terms and conditions as before. On April 6, 2003 as a result of the Company's cost cutting the executive agreed to defer 100% of his yearly salary. In December 2005 the executive agreed to convert $530,976 of his deferred salary into 530,976 options to purchase shares of Tetragenex common stock at $1 per share expiring December 20, 2020. As of December 31, 2005 he had deferred compensation totaling $68,912.64. The executive was granted an aggregate of 425,000 options exercisable at $1 per share and expiring in 2020 during 2005.

                              CONSULTING AGREEMENTS

The Company had entered into an agreement with an individual to serve as a Senior Medical Consultant to the Company for a period of one year commencing October 21, 1999. The consultant receives a fee of $3,000 per month, plus an additional non-accountable expense reimbursement of $500 per month for his services. In connection with the agreement, the consultant received an immediately vested ten-year option to acquire 10,000 shares of the Company's common stock at an exercise price of $12.00 per share. On December 10, 1999, for services provided to the Company to such date, the Company's Board of Directors granted the consultant an additional five-year option to acquire 10,000 shares of the Company's common stock at an exercise price of $12.00 per share, 2,500 of which vested on December 10, 1999, and 2,500 of which vested each year thereafter, provided that the consulting agreement is extended beyond its original term. The Company extended the term of the consulting agreement in both 2000 and 2001, upon the same terms and conditions, for an additional year, to October 21, 2001 and 2002, respectively. The Company again extended the term of the consulting agreement in 2002 until October 21, 2003, at a fee of $4,000 per month, plus an additional non-accountable expense reimbursement of $500 per month for his services. The Company extended the contract until October 21, 2004 at a rate of $3,250 per month. He is currently consulting on a month-to-month basis currently at a rate of $2,250 per month.

On May 22, 2001, the Company entered into an agreement with a consultant to act as its Senior European Medical consultant and become a member of its Scientific Advisory Board. In connection with the agreement, the consultant will receive as compensation for his services either a per diem consulting fee of $1,000 or an hourly fee of $250, whichever is applicable, and a warrant to purchase 25,000 shares of the Company's common stock over a period of 5 years from the date of the agreement at an exercise price of $4.25 per share

On April 6, 2003, members of the scientific team, Dr. Joseph Hlavka, Dr. Gabriella Nicolau, and Dr. Richard Ablin resigned as employees to become part-time consultants for the company. Each is paid a consulting fee on a month-to-month basis ranging from $2,250 to $5,000 per month.

In April 2003 the company entered into ongoing agreement with the 5 members of its scientific blue ribbon panel to be paid hourly fees of between $300 and $500 per hour for work performed for the company as well as reimbursement for expenses.

Several individuals were signed as consultants for the company to assist in with the go forward plan and to make introductions to us during 2005. Each individual is compensated in cash and warrants. An aggregate of $44,850 was paid to consultants as well as warrants during 2005.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our capital stock as of May 24, 2006 by (i) each person whom we know to beneficially own more than five percent of any class of our common stock, (ii) each of our directors, (iii) each of the executive officers and (iv) all our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned.


Our total authorized capital stock consists of 50,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share. As of the date of this Prospectus, there were 15,838,255 shares of our common stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of our common stock entitles its holder to one vote on each matter submitted to our stockholders. As of the date of this Prospectus, there were no shares of preferred stock issued and outstanding.



--------------------------------------------------------------------------------
 NAME AND ADDRESS OF       SHARES OF COMMON STOCK    PERCENTAGE OF COMMON SHARES
 BENEFICIAL OWNER(1)         BENEFICIALLY OWNED(2)          BENEFICIALLY OWNED
--------------------------------------------------------------------------------
Martin F. Schacker(3)            1,934,658                     10.91%
--------------------------------------------------------------------------------
David Abel(4)                    2,033,386                     11.71%
--------------------------------------------------------------------------------
John P. Feighner, M.D.(5)        2,765,306                     15.54%
--------------------------------------------------------------------------------
Robert P. Budetti(6)             1,245,507                      7.03%
--------------------------------------------------------------------------------
Alf E. F. Akerman(7)               422,708                      2.60%
--------------------------------------------------------------------------------
Bruce J. Bergman, Esq.(8)          460,521                      2.82%
--------------------------------------------------------------------------------
Kenneth Cartwright(9)              733,925                      4.40%
--------------------------------------------------------------------------------
William T. Comer(10)               549,776                      3.39%
--------------------------------------------------------------------------------
Aaron Cohen(11)                    422,245                      2.61%
--------------------------------------------------------------------------------
Neil Martucci(12)                  307,643                      1.90%
--------------------------------------------------------------------------------
The William Shenk 1996           1,681,088                     10.18%
Revocable Trust(13)
--------------------------------------------------------------------------------
All directors and officers      12,556,763                     49.45%
as a group (__ persons)
--------------------------------------------------------------------------------


----------
*less than one percent

(1) Unless otherwise indicated, the address of each person listed below is c/o Tetragenex Pharmaceuticals, Inc., at 1 Maynard Drive, Suite 205, Park Ridge, New Jersey.

(2) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stockthat an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.


(3) Martin Schacker is the Chairman and Co-CEO of Tetragenex. His holdings consist of 49,832 common shares of Tetragenex stock which represents .31% of the outstanding common shares which was received from acting as a placement agent for the Company's early stage financing as Chairman of M.S. Farrell. Additionally, as the 1,712,000 options exercisable at $1 per share expiring in the year 2020 that have no voiting rights until exercised were granted to Mr. Shacker as consideration for services provided to the company as well as the forgiveness of accrued salries due to Mr. Schacker. Additionally the executive currently owns 105,602 warrants to purchase Tetragenex common shares at $1 per share expiring November 30, 2009, and 67,224 non voting warrants to purchase Tetragenex common shares at $6 per share expiring November 30, 2011. The warrants consist of options for services provided which were converted into warrants as well as for acting as a placement agent over the years in the compnay's private placements. Mr. Schacker is the nephew of David Abel

(4) Abel is Vice Chairman and Co-CEO of Tetragenex. His holdings consist of 509,884 common shares of Tetragenex stock which represents 3.2% of outstanding common shares and was obtained from investments into several of the company's private placements. Additionally Mr. Abel holds 1,138,187 non voting immediately vesting options exercisable at $1 per share expiring in the year 2020 which were granted for services rendered to the company as Vice Chairman and Co-CEO as well as the forgiveness of accrued salaries due to Mr. Abel. He also holds 262,864 non voting warrants to purchase Tetragenex common shares at $1 per share expiring November 30, 2009, and 122,451 non voting warrants to purchase Tetragenex common shares at $6 per share expiring November 30, 2011 which were obtained from various investments into the company's private placements as well as for being a partial owner in the investment bank which was the placement agent for several of the company's offerings. David Abel is the uncle of Martin Schacker

(5) Dr. Feighner is currently a consultant for the company and a member of its board of directors. His holdings consist of 807,816 shares of Tetragenex common stock which represents 5.06% of outstanding common shares which he received from several investments in companys's private placements. Secondly he holds 1,010,976 non voting immediately vested options to purchase Tetragenex common stock at $1 per share expiring in the year 2020 which he received for services provided to the company as President and director of the company as well as forgiveness of accrued salaries due to Dr. Feighner. He holds 691,438 non voting warrants to purchase Tetragenex common shares at $1 per share expiring November 30, 2009, and 255,076 nonvoting warrants to purchase Tetragenex common shares at $6 per share expiring November 30, 2011 that were obtained as part of investments made in the company in several private placements as well as from the conversion of previous options granted to Dr. Feighner for services provided to the company as President. Dr Feighner is a member of the Board of Tetragenex and its former President

(6) Consists of 35,000 common shares of Tetragenex stock which represents .22% of outstanding common shares as well as 940,090 non voting options exercisable at $1 per share expiring in the year 2020, 10,000 non voting warrants to purchase Tetragenex common shares at $1 per share expiring November 30, 2009, and 260,417 non voting warrants to purchase Tetragenex common shares at $6 per share expiring November 30, 2011. Mr. Budetti is a member of the Board of Tetragenex

(7) Alf Akerman is a director of the company and his holdings consist of 0 common shares of Tetragenex stock as well as 408,125 non voting options exercisable at $1 per share expiring in the year 2020 granted to Mr. Akerman for services provided to the company as a director, and 14,583 non voting warrants to purchase Tetragenex common shares at $6 per share expiring November 30, 2011 received from converting previously issued options received for service provided as director of the company.

(8) Bruce Bergman is a director of the company and his holdings consist of 0 common shares of Tetragenex stock as well as 408,125 non voting options exercisable at $1 per share expiring in the year 2020 granted to Mr. Bergman for services provided to the company as a director. Additionally he holds 20,000 warrants exercisable at $1 per share expiring November 30, 2009 and 32,396 non voting warrants to purchase Tetragenex common shares at $6 per share expiring November 30, 2011 received from converting previously issued options received for service provided as director of the company.

(9) Dr. Cartwright is the Chief Scientific Officer and a Board member of Tetragenex and his holdings consist of 27,500 common shares of Tetragenex stock which represents .17% of the outstanding common shares obtained from an investment in the start up of the company. He also holds 537,500 non voting options exercisable at $1 per share expiring in the year 2020 received for services provided as Director and Chief Scientific Officer as well as 135,502 non voting warrants to purchase Tetragenex common shares at $1 per share expiring November 30, 2009, and 33,423 non voting warrants to purchase Tetragenex common shares at $6 per share expiring November 30, 2011 received from converting previously issued options received for service provided as director of the company.

(10) William Comer is a Board member of Tetragenex and his holdings consist of 147,172 common shares of Tetragenex stock which represents .92% of outstanding common shares received from investments in the company's private placements as well as 283,125 non voting options exercisable at $1 per share expiring in the year 2020 for services provided as director of the company. Additionally he holds 112,500 non voting warrants to purchase Tetragenex common shares at $1 per share expiring November 30, 2009, and 6980 non voting warrants to purchase Tetragenex common shares at $6 per share expiring November 30, 2011 received from several investments into the company as well as for converting previously issued options granted as director of the company.

(11) Aaron Cohen is a board member of Tetragenex and his holdings consist of 54,432 common shares of Tetragenex stock which represents .34% of outstanding common shares received from investments in the company's privete placements as well as 283,125 non voting options exercisable at $1 per share expiring in the year 2020 issued for services provided to the company as director. Additionally he holds 80,000 non voting warrants to purchase Tetragenex common shares at $1 per share expiring November 30, 2009, and 4,688 non voting warrants to purchase Tetragenex common shares at $6 per share expiring November 30, 2011.

(12) Neil Martucci is the CFO of Tetragenex and his holdings consist of 2,750 common shares of Tetragenex stock which represents .01% of outstanding common shares received from assisting with the company's private placements as a representative of M.S. Farrell as well as 295,000 non voting options exercisable at $1 per share expiring in the year 2020 received for services provided to the company as CFP, Additionally, he holds 0 non voting warrants to purchase Tetragenex common shares at $1 per share expiring November 30, 2009, and 9,893 non voting warrants to purchase Tetragenex common shares at $6 per share expiring November 30, 2011 for assisting the company in fund raisings as a representative of the placement agent of several of the company's fundings.

(13) William Shenk, P.O. Box 1991 La Jolla CA is a beneficial owner of Tetragenex and his holdings consist of 1,000,000 common shares of Tetragenex stock which represents 6.28% of outstanding common shares as well as 650,000 non voting warramts exercisable at $1 per share expiring November 30, 2009, 667 non voting warrants to purchase Tetragenex common shares at $6 per share expiring November 30, 2011, and 30,421 non voting warrants to purchase Tetragenex common shares at $1.65 per share expiring November 30, 2009




                                                       COMPENSATION PLANS
                                                       Options/SAR Grants



                                             % of Total       % of Total        % of Total
                  Number                     Options          Options           Options
Name and          Securities                 Granted To       Granted To        Granted To
Principle         Underlying                 Employees        Employees         Employees        Exercise        Expiration
Position          Options                    in 2005          in 2004           in 2005          Price           Date
----------------------------------------------------------------------------------------------------------------------------------
Martin Schacker   (1) 1,420,000                19.87%                                             $1.00           January 6, 2020
Chairman          common stock
of the Board/Co   shares

CEO               (2) 177,000                   2.48%
                  Common stock
                  shares

David Abel
Co-CEO and Vice
Chairman                                       10.42%
                  (3) 745,000 common stock
                  shares                                                                          $1.00           January 6, 2020


                  (4) 283,187
                  Common stock                  3.96%
                  shares

Dr. John
Feighner,
Director          (5) 225,000 Common stock                                                        $1.00
Director          shares                        3.15%                                                             January 6, 2020

                  (6) 530,976
                  Common stock
                  shares


Robert Budetti
Director          (7) 530,500                   7.43%                                             $1.00           January 6, 2020
                  Common stock
                  shares
                                                7.42%                                             $1.00           January 6, 2020
                  (8) 259,588                   3.63%
                  Common stock
                  Share
Dr. Kenneth
Cartwright
Director and
Chief Scientific  (9) 110,502                   1.54%
Officer
                  (10) 272,000                  3.80%            3.63%




Neil Martucci     (11) 240,000                  3.36%                                             $1.00           January 6, 2020
Chief Financial   Common stock
Officer           shares

Other employees
and Board



                  2,594,049   36.3%              100%               0         0
TOTAL



     (1) In 2005, we issued 1,420,000 options to acquire shares of our common stock to Mr. Schacker. These options were issued to Mr. Schacker for services rendered by as the Chairman of our Board of Directors and as Co-CEO. These options are exercisable at a price of $1.00 per share. Each option is convertible into one share of stock. These options are vested immediately and expire 15 years after issuance.

     (2) On December 20, 2005 Mr. Schacker agreed to forego $177,000 in deferred salary and was issued 177,000 options exercisable at $1.00 per share and expiring January 6, 2020 and vest immediately

     (3) In 2005, we issued 745,000 options to acquire shares of our common stock to Mr. Able. These options were issued to Mr. Abel for services rendered by as the Vice Chairman of our Board of Directors and as Co-CEO. These options are exercisable at a price of $1.00 per share. Each option is convertible into one share of stock. These options are vested immediately and expire 15 years after issuance

     (4) On December 20, 2005 Mr. Abel agreed to forego $283,187 in deferred salary and was issued 283,187 options exercisable at $1.00 per share and expiring January 6, 2020 and vest immediately.

     (5) In 2005, we issued 225,000 options to acquire shares of our common stock to Dr. Feighner. These options were issued to Dr. Feighner for services rendered by President and as a member of the board. These options are exercisable at a price of $1.00 per share. Each option is convertible into one share of stock. These options are vested immediately and expire 15 years after issuance.

     (6) On December 20, 2005 Dr. Feighner agreed to forego $530,976 in deferred salary and was issued 530,976 options exercisable at $1.00 per share and expiring January 6, 2020 and vest immediately.

     (7) In 2005, we issued 530,500 options to acquire shares of our common stock to Mr. Budetti. These options were issued to Mr. Budetti for services rendered by as the Chief Operating officer and as director. These options are exercisable at a price of $1.00 per share. Each option is convertible into one share of stock. These options are vested immediately and expire 15 years after issuance.

     (8) On December 20, 2005 Mr. Budetti agreed to forego $259,588 in deferred salary and was issued 259,588 options exercisable at $1.00 per share and expiring January 6, 2020 and vest immediately.

     (9) On December 20, 2005 Dr. Cartwright agreed to forego $110,502 in deferred salary and was issued 110,502 options exercisable at $1.00 per share and expiring January 6, 2020 and vest immediately.

     (10) In 2005, we issued 530,500 options to acquire shares of our common stock to Dr. Cartwright. These options were issued to Dr. Cartwright for services rendered by as the Chief Scientific officer and as director. These options are exercisable at a price of $1.00 per share. Each option is convertible into one share of stock. These options are vested immediately and expire 15 years after issuance.

     (11) In 2005, we issued 240,000 options to acquire shares of our common stock to Mr. Martucci. These options were issued to Neil Martucci for services rendered by as the Chief Financial Officer. These options are exercisable at a price of $1.00 per share. Each option is convertible into one share of stock. These options are vested immediately and expire 15 years after issuance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 2004 the company entered into an agreement with the holders of the 725 shares of Class D preferred stock to eliminate the class D preferred shares in exchange for cash payments of $600,000 on the effective date of the bankruptcy and $600,000 one year from the effective date. They were also issued a $2.6 million convertible note payable 53 months from the effective date plus accrued interest at the rate of 3% per annum. On November 23, 2004 three of the entities that comprise the preferred D shareholders agreed to convert their portion of the $600,000 payment into equity. A total of $143,967.60 was converted into 179,960 shares of Tetragenex common stock and the remaining balance was paid. They agreed as well to convert $165,480 of the amount due one year from the effective date into 206,850 shares of common stock and on or about November 23, 2005 the remaining balance of the second $600,000 was paid. In addition $717,241 of the $2.6 million note plus accrued interest was converted into 679,912 shares of common stock. An aggregate of 1,066,722 shares of common stock was issued to the former note holders and approximately $1,800,000 plus interest is due in May 2009. The long-term note due to the former Preferred D holders is secured by the patents of the Company.

Executive officers or persons nominated or charged by us to become directors or executive officers. The Co-CEO and Chairman of the Board, Martin Schacker is the nephew of the Co-CEO and Vice Chairman, David Abel.

There are no arrangements or understandings between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understanding between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

POLICY REGARDING TRANSACTIONS WITH AFFILIATES

We believe the foregoing transactions were in our best interests. Our Board of Directors has adopted a policy that any future transactions with affiliates, including without limitation, our officers, Directors, and principal stockholders, will be on terms no less favorable to us than we could have obtained from unaffiliated third-parties. Any such transactions will be approved by a majority of our Board of Directors, including a majority of the independent and disinterested members, or, if required by law, a majority of our disinterested stockholders.

CHANGE IN AUDITORS

CHANGES AND DISAGREEMENTS


On August 2005, the Audit Committee of the Company based on recommendations from our Board of Directors as required by its rotation of independent auditors policy, dismissed our auditing firm Hays and Co. LLP as independent auditors and appointed Demetrius & Company, L.L.C, as independent auditors of the Company to complete the auditing of our financial statements. We had not completed an audit since the year ending December 31, 2002 due to the bankruptcy and financial restraints. Demetrius & Company, L.L.C. completed our necessary auditing work through December 31, 2005. There were no disagreements as to accounting policies or pronouncements between Hays and Co and ourselves which led to the replacement. In preparation of our financial statements we engaged several consultants to assist us. Our former Chief Financial Officer (C.F.O.) Richard Portney assisted in preparing the financials and with general accounting work. We early adopted rule 123(R) and thus valued our options and warrants issued using the black scholes method. We outsourced the work of calculating that work to an expert in the field.

                            DESCRIPTION OF SECURITIES

GENERAL

Our total authorized capital stock consists of 50,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share. The following descriptions contain all material terms and features of our securities.

COMMON STOCK

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of common stock are entitled to share ratably in dividends, subject to the rights of the holders of preferred stock, as may be declared by our Board of Directors out of funds legally available therefore. In the event we are liquidated, dissolved or wound up, holders of the common stock shall be entitled to share ratably in all assets remaining, if any, after payment of liabilities, subject to the rights of the holders of preferred stock. Holders of common stock have no preemptive rights and have no rights to convert their shares of common stock into any other securities.


We are authorized to issue up to 50,000,000 shares of common stock, $.001 par value per share. As of the date of this Prospectus, there are 15,838,255 common shares outstanding excluding an aggregate of 18,806,400 shares of common stock which may be issued upon the exercise of currently outstanding options, warrants and convertible notes.


PREFERRED STOCK


We are authorized to issue up to 5,000,000 shares of "blank check" preferred stock, $.01 par value per share, none of which is presently issued or outstanding. Our Board of Directors is authorized to issue such shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, or other rights that could adversely affect the rights of the holders of our common stock.

COMMON STOCK PURCHASE WARRANTS AND OPTIONS


As of the date of this Prospectus, there were outstanding warrants to purchase approximately 10,964,756 shares of our common stock and options to purchase 7,999,253 shares of our common stock. The outstanding warrants are distributed as follows: (i) 7,046,321 of the warrants have an exercise price of $1 per share and expire November 30, 2009 (ii) 3,359,168 of the warrants have an exercise price of $6 per share and expire November 30, 2011. (iii) 559,267 of the warrants have an exercise price of $1.65 per share and expire on May 12, 2009. Warrants have been issued over the years to investors, placement agents, employees, as well as to vendors for services rendered including legal and accounting. In addition there are 7,999,253 options outstanding with a cashless exercise price of at $1 per share expiring in 2020 that were granted to officers, directors and employees for services provided as well as converted accrued salary. Holders of warrants and/or options are not entitled, by virtue of being such a holder, to receive dividends or to vote at or receive notice of any meeting of stockholders or to exercise any other rights whatsoever as our stockholders. In order to receive shares of our common stock a holder of a warrant and/or option must surrender the warrant and/or option, accompanied by payment of the aggregate exercise price of the warrants and/or options to be exercised, which payment may be made, at the holder's election, in cash or by delivery of a cashier's or certified check or any combination of the foregoing or by the surrender of shares of common stock underlying the warrant and/or option. Upon receipt of duly executed warrants and/or options and payment of the exercise price, we shall issue and cause to be delivered to holders, certificates representing the number of shares of our common stock so purchased.

As part of the Merger, a mandatory warrant and option conversion of Innapharma options and warrants into Tetragenex warrants with a choice between exercise prices of $1 and $6 with extended expirations was effectuated. There are presently 10,405,489 warrants to purchase Tetragenex common stock with exercise prices of $1 or $6. Also included are warrants issued to sales consultants for assistance in the fund raising efforts as well as the possible conversion of accrued compensation to directors and officers.

All Innapharma warrants which were exercisable at $1 or less automatically converted into Tetragenex warrants exercisable at $1 on a 6 for 4 basis. The new Tetragenex warrants exercisable at $1 will have an expiration date of November 30, 2009 and the warrants exercisable at $6 will have an expiration of November 30, 2011.


CALL FEATURE ON THE WARRANTS: If our common stock trades above $3.00 for 60 days on any exchange and the underlying shares of the warrants are registered, any warrants exercisable for $1.00 that are held in public hands may be called at $0.06 with the special authorization of the Board of Directors. If our common stock trades above $10.00 for 60 days on any exchange and the underlying shares of the warrants are registered, any warrants exercisable for $6.00 that is held in public hands may be called at $0.06 with the special authorization of the Board of Directors. No warrants held by officers, directors or entities as of the date of the confirmation of the Plan and subject to insider trading regulations are bound by the call feature.

Options and Warrants Roll Forward Summary

Tetragenex Pharmaceuticals

Options & Warrants Summary



                                                        Options             Warrants              Total
                                                        -------             --------              -----
 Balance, 12/31/02                                     2,673,189           3,958,562            6,631,751

 Total Granted                                     10     25,000              50,000               75,000
 Granted & Reissued                                10          -                   -                    -
                                                      ----------          ----------           ----------
 Actual Grants                                            25,000              50,000               75,000
 Exercised                                         10          -                   -                    -
 Expired                                           10          -                   -                    -
 Cancelled                                         10          -                   -                    -
                                                      ----------          ----------           ----------
 Balance, 12/31/03                                     2,698,189           4,008,562            6,706,751


 DIP Warrants issued                               10                        803,750              803,750
 11/23/04 Conversion issuances                     10          -             737,703              737,703
 Cancelled 11/23/04 Conversion cancellations       10          -          (1,091,563)          (1,091,563)
                                                      ----------          ----------           ----------
 Balance, 12/31/04                                     2,698,189           4,458,452            7,156,641

 Options granted 1/6/05                            10  3,787,500             430,000            4,217,500

 Balance March 31, 2005                                6,485,689           4,888,452           11,374,141

 April 6, 2005 conversion warrants issued          10          -           5,114,005            5,114,005

 Cancelled options/warrants conversion             10 (2,698,189)         (3,290,789)          (5,988,978)
                                                      ----------          ----------           ----------
 Balance June 30, 2005                                 3,787,500           6,711,668           10,499,168
 Options Granted                                       1,777,000                                1,777,000
 Warrants for 9/26/05 closing                                              1,977,000            1,977,000
 warrants for consulting                                                     850,938              850,938
                                                                          ----------           ----------
 Balance September 31, 2005                            5,564,500           9,539,606           15,104,106

 Warrants for closings                                                       588,293              588,293
 Accrued salary conversion warrants                    1,581,753                                1,581,753
 Consulting warrants                                                           2,500                2,500
                                                                          ----------           ----------

 Balance December 31, 2005                             7,146,253          10,130,399           17,276,652
                                                      ----------          ----------           ----------

                        SHARES ELIGIBLE FOR FUTURE RESALE

We cannot assure you as to the effect, if any, that future sales of common stock will have on the market price of our common stock. Of our shares of common stock currently outstanding, assuming no exercise of warrants and/or options, all are "restricted securities" as the term is defined in Rule 144 under the Securities Act and under certain circumstances may be sold without registration pursuant to that rule. Subject to the compliance with the notice and manner of sale requirements of Rule 144 and provided that we are current in our reporting obligations under the Securities Exchange Act of 1934, a person who beneficially owns restricted shares of stock for a period of at least one year is entitled to sell, within any three-month period, shares equal to the greater of 1% of the number of the then outstanding shares of our common stock, or if the common stock is quoted on the Nasdaq System, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of the required notice of sale on the Form 144 with the United States Securities and Exchange Commission. The shares of our common stock do not trade on Nasdaq and we do not believe that they will do so in the foreseeable future. We are unable to predict the effect of any sales made under Rule 144 and Rule 144k may have on the market price of our common stock prevailing at the time of any such sales. Nevertheless, sales of substantial amounts of the restricted shares of common stock in the public market could adversely affect the then prevailing market for our common stock and could impair our ability to raise capital through the sale of our equity securities.

         Upon effectiveness of this registration statement all of our shares of Common Stock will be eligible for resale

                            SELLING SECURITY-HOLDERS

The table below sets forth certain information regarding the beneficial ownership of the common stock by the selling security holders and as adjusted to give effect to the sale of the shares offered in this prospectus. The holders listed below all acquired or were granted the shares and warrants in the ordinary course of business. They were issued either as part of our financings or for services provided to the company either financially or scientifically.

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
A. Regan Barbara                        1,250         694           10,062                  0     12,006        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Aaron and Nancy Cohen Family
Settlement(1)                          50,000      50,000               0                   0    100,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Abajian John C.                         1,250         694          10,062                   0     12,006        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Abajian Paul R.                         1,250         694          10,062                   0     12,006        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Abdulwassie, Mohammed                  14,706           0           2,292                   0     16,998        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Abel David                            509,885     262,423         135,471                   0    907,779        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Abel, Gregory A.                        2,055           0             320                   0      2,375        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Abel, Seth A Stephanie L                2,055           0          20,834                   0     22,889        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ablin, Richard J.                           0           0          10,937                   0     10,937        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ablin, Richard, Linda, Micheal          2,500           0               0                   0      2,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Acquinto, Edward                        2,059           0           1,944                   0      4,003        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Adams, Leonard                          2,059           0           1,944                   0      4,003        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Adkins, Charles P. Adkins              16,666       5,210               0                   0     21,876        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Adkins, Charples P and Jane E.
TWROS                                  34,000           0               0                   0     34,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Admin PCSD Medical Group 401K PSP
DTD 1/1/89(2)                           1,471           0             208                   0      1,679        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Agatowski, Robert J.                    2,083           0           1,042                   0      3,125        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Akerman, Alf E.F                           0            0          14,583                   0     14,583        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Akmajian, Peter IRA                     1,471           0             208                   0      1,679        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Albright, Andrew M                      2,500           0               0                   0      2,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Alexander, Richard B and Karen A        3,346           0             208                   0      3,554        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Allen, Nolan                           15,991           0             596                   0     16,587        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
ALM Marketing Corporation(3)           32,437      12,500               0                   0     44,937        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Alt Children's Trust(4)                 5,000           0           3,125                   0      8,125        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Alvarado Parkway Real Estate, L.P.      5,883           0             834                   0      6,717        0            0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Amelia Dahdah Trust FBO Amelia
Dahdah (5)                              1,005           0               0                   0      1,005        0            0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Amelkin, Stanley                            0       2,500               0                   0      2,500        0            0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Anastasyadis Kosta                          0      30,000             208                   0     30,208        0            0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Anastasyadis, Kostantin                 1,125     150,000           6,356                   0    157,481        0            0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Anderson, James                         1,005           0             556                   0      1,561        0            0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Angelini, Alfred                       17,280         149           1,671                   0     19,100        0            0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Angelini, Russell                      32,292       2,725               0                   0     35,017        0            0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ansanelli, Charles and Angela
JTWROS                                    521           0               0                   0        521        0            0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Antuna, Gabe (103)                          0           0           1,000                   0      1,000        0            0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Apo, Douglas                            2,500           0               0                   0      2,500        0            0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Apo, Douglas K, IRA                     1,471           0             167                   0      1,638        0            0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Arno and Cornelia Ruben Family
Trust Dated 4/26/89 (6)                43,071           0           6,196                   0     49,267        0            0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
ASG Produce (7)                         5,024           0           3,820                   0      8,844        0            0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Asher, Don                                  0           0           4,167                   0      4,167        0            0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Asher, Donald Family Trust U/A
dated 7/11/01 (8)                       4,412           0               0                   0      4,412        0            0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Asher, Donald S, IRA                    4,596           0             208                   0      4,804        0            0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Assoc. Candy & Nut Corporation (9)          0           0          62,500                   0     62,500        0            0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Astaire and Partners (98)(104)        161,000       6,970               0                   0    167,970        0            0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Auer, Christine                             0           0             500                   0        500        0            0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Auer, Albert                           11,384       4,642          31,226                   0     47,252        0            0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Auer, William C and Jennifer P
JTWROS                                 46,772       1,563           1,667                   0     50,002        0            0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Autry, John E.                          2,937           0             320                   0      3,257        0            0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bann, Joseph A                          9,792           0           2,084                   0     11,876        0            0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Barbagelata, Guy T.                     3,236           0             104                   0      3,340        0            0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Barta, Ernest                           2,083           0           1,302                   0      3,385        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bel Cal Holdings (10)                       0      16,667          25,000                   0     41,667        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Belcher, David H.                       2,658           0           3,187                   0      5,845        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Benoist, Peter and Carol JTWROS        25,000      25,000               0                   0     50,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bleyaeva, Svetlana                          0       5,002               0                   0      5,002        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bergman, Bruce                              0      20,000          22,395                   0     42,395        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bergman, Linda                          1,654           0               0                   0      1,654        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bergman, Jason                              0           0           5,000                   0      5,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bergman, Jennifer                           0           0           5,000                   0      5,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bernstein, Ruth M                       2,055           0             320                   0      2,375        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bertozzi, Richard                       1,471           0               0                   0      1,471        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bevro Realty Defined Benefit
Pension Plan (11)                       8,117           0             639                   0      8,756        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bewicke-Copley, Anne                      862           0             122                   0        984        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bialick, Howard A. M.D.                 4,111           0             639                   0      4,750        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bickert, Lindsay B                        417           0               0                   0        417        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bickert, Lynn                           1,055           0             165                   0      1,220        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Black Amelie Ehrensing   John
Louis  III JTWROS                           0       1,144               0                   0      1,144        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bloch Trust Dated 1/2/96 (100)         75,000      75,000               0                   0     75,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Block, Robert E.                        2,084           0               0                   0      2,084        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Blum, Leslie H.                         1,493           0             115                   0      1,608        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Blumenschein, Charles D and
Marianne T.                            31,933      12,500               0                   0     44,433        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Boles, Mark Gordon                      2,055           0             320                   0      2,375        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bommer, Daniel                          4,081           0             321                   0      4,402        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bonder, Leslie                              0           0           8,333                   0      8,333        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bonder, Sarah Bonder & Zachery            411           0              64                   0        475        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bonder, Stephanie Z. & Alan               822           0             128                   0        950        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bonder, Steven & Leslie                 4,975           0          12,500                   0     17,475        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Bonette, Alvin R Revocable Trust
of January 31, 1985 (12)              12,941          250               0                   0     13,191        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ -----------
Boom Enterprises LLC (13)              8,824            0           1,250                   0     10,074        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Borah Jeffrey                         16,583            0           5,729                   0     22,312        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bornstein, Philipp E JoAnn,
JTWROS                                 1,471            0             208                   0      1,679        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bowie, G  Flynn                        6,250            0             178                   0      6,428        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Branch, David A.                       1,471            0             167                   0      1,638        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Brander, Scott  (105)                      0            0           1,736                   0      1,736        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Braun, Elliot                          1,042            0               0                   0      1,042        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Brawer, Leonard                        1,471            0           1,389                   0      2,860        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Breier, Bernard                        7,917            0           2,605                   0     10,522        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Briefel, Robert                        2,709            0           1,042                   0      3,751        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Brink, A. Stephen                      5,221            0             208                   0      5,429        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bronster, David                        2,475            0               0                   0      2,475        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Brooks, Richard  M & Ida A             2,513            0             208                   0      2,721        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Brown Revocable Trust (14)                 0            0               0                   0          0        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Brown, Myron D Revocable Trust         8,334            0           2,083                   0     10,417        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bruce E Rawdin Baron Individual
Retirment Account RBC Dain
Rauscher Custodian (15)                1,471            0               0                   0      1,471        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bruce Rawdin Baron and Michelle
Rawdin Baron. Trustees The Rawdin
Baron Trust (16)                      10,219            0               0                   0     10,219        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Buckwalter, James                          0            0             494                   0        494        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Buckwalter, James and Jean                 0            0           2,549                   0      2,549        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Buckwalter, James as custodian             0            0             212                   0        212        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Buckwalter, James as custodian for
Justin                                     0            0             212                   0        212        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Budetti                                    0            0               0                   0          0        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Budetti -  Frank, Benjamin                 0            0             129                   0        129        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Budetti - Montrai, Laura                   0            0             129                   0       129        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Budetti - Budetti, Christine               0            0          11,458                   0    11,458        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Budetti - Budetti, Frank R                 0            0             167                   0       167        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Budetti - Budetti, Heather L.              0            0          11,458                   0    11,458        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Budetti - Budetti, Robert Jr.              0            0          11,458                   0    11,458        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Budetti - Dowden, Susan                    0            0          11,458                   0    11,458        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Budetti - Hashim, Nancy                    0            0             387                   0       387        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Budetti - Hendrickson, G. Gordon           0            0           6,445                   0     6,445        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Budetti - Korotaeff, Marsha                0            0             473                   0       473        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Budetti - Louise Lymch & George
Lynch                                    588            0              83                   0       671        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Budetti - Lynn and Charles Gardner       588            0              83                   0       671        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Budetti - McNeal, Cheryl                   0            0             516                   0       516        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ -----------
Budetti - Minnier, Mary Ellen              0            0             172                   0       172        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Budetti - Ramirez, Michele                 0            0             344                   0       344        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Budetti - Townsend Budetti, Inc
Defined Benefit Pension Plan(17)           0            0             250                   0       250        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Budetti - Townsend Budetti, Inc
Money Purchase Pension Plan(18)        1,765            0             250                   0     2,015        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Budetti Charitable Remainder
Irrevocable UniTrust (19)              2,083            0           1,302                   0     3,385        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Budetti Family Trust (20)             10,417            0           6,510                   0    16,927        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Budetti Robert                        22,500            0               0                   0    22,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Budetti, Robert P.                         0            0         260,417                   0   260,417        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bushey JTWROS Frederick and Sandra    25,000       25,000               0                   0    50,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Caddell II, John B.                    8,333            0           4,167                   0    12,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Camardese Jr., Joseph E.               5,811        1,465               0                   0     7,276        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Camardese, Joseph                      1,938            0               0                   0     1,938        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Cantor, Michael                        4,167            0               0                   0     4,167        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Capital Bank-Grawe Gruppe (21) (106)  20,000            0           2,933                   0    22,933        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Carol Hardy Mechanical Inc. (22)       4,167            0           2,083                   0      6,250        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Carroll, Jonnie Nell                   8,334            0           2,604                   0     10,938        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Cartwright, Kenneth                        0       25,000          33,424                   0     58,424        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Cartwright, Kenneth L                 27,500            0               0                   0     27,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Casca, Craig & Nancy, JTWROS           2,055            0             320                   0      2,375        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
First Trust Corp f/b/o John C.
Castel                                   573            0               0                   0        573        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Cebron Family Trust(101)             200,000      100,000               0             100,000    400,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
CFH Beteiligungsgesellschaft
MBH(23)                              547,525            0           9,167                   0    556,692        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Chang, Nancy                               0            0           2,292                   0      2,292        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Chapman Lyle & Rita                   15,575            0           1,279                   0     16,854        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Chapman, Lyle A                        1,042            0               0                   0      1,042        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Chapmans Children Trust (24)           8,333            0           4,167                   0     12,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Charlton, Henry JV                     1,042            0               0                   0      1,042        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ching, Wallace Ching, JTWROS           9,743            0             417                   0     10,160        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ching, Wallace S.J.                    2,778            0               0                   0      2,778        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Chodos, Malvin H.  (107)               1,471            0             208                   0      1,679        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Cinnamon, Barry                        1,176            0           1,111                   0      2,287        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ciravolo, Michael Jr.                      0            0           1,042                   0      1,042        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Cirillo, Joseph                        2,083            0               0                   0      2,083        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
City National Bank LIU Radiology
Pension (25)                               0            0           2,778                   0      2,778        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Clark, Sarah H                         8,383            0           1,303                   0      9,686        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Cochran, Edward W                      7,052            0           3,417                   0     10,469        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Cohen Aaron                                0       30,000           4,688                   0     34,688        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
IRA FBO Irby Cohen Pershing            2,083            0               0                   0      2,083        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Cohen, Irby M, IRA                         0            0           1,042                   0      1,042        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Cohen, Margaret A
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Cohen, Seymour                         2,206            0               0                   0      2,206        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Colangelo, Billy Vito                  3,518            0             292                   0      3,810        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Coleman, Donald W.                     8,221            0           1,279                   0     9,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Comer William                        147,142            0         100,000                   0   247,142        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Comer, Bill                                0            0           4,688                   0     4,688        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Comer, William T.  Ph.D.                   0       12,500           2,292                   0    14,792        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Concept Realty Inc. Profit Sharing
Plan (26)                              5,766            0             406                   0     6,172        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Connolly, Suzanne                          0            0           4,166                   0     4,166        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Conte, Joseph & Debra, JTWROS            736            0             104                   0       840        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Conza, Anthony                         5,520            0             487                   0     6,007        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Cook Nancy J  ROTH IRA RBC Dain
Rauscher Custodian                     1,177            0               0                   0     1,177        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Cook, Nancy J,  IRA                        0            0             167                   0       167        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Cook, Peter                            6,250            0               0                   0     6,250        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Cook, Peter J A & Nancy J, JTWROS      8,824            0           1,251                   0    10,075        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Cook, Peter JA,  IRA                   1,765            0             250                   0     2,015        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Cook, Samuel P. N.                     1,250            0             178                   0     1,428        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Corals Trading Limited (27)           98,599       54,167           1,302                   0   154,068        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Corning, David B and Tammy M JTWROS   36,588            0           5,209                   0    41,797        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Cosrove, Daniel J.                     8,333        1,042               0                   0     9,375        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Courtney, Donald John                  5,882            0             833                   0     6,715        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Cravitz, Stephen                       5,966            0             550                   0     6,516        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Crispino, Ralph                        3,125            0           2,148                   0     5,273        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Crispino, Ralph Trudy L, JTWROS        2,513            0             924                   0     3,437        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Critchfield, John Judy                   172            0              24                   0       196        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Cromwell, Jenkins M                    8,570            0           1,709                   0    10,279        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Croughan Family Limited
Partnership (28)                      68,383            0             833                   0    69,216        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Cudahy, Dennis & Virginia              3,288            0             512                   0     3,800        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Cunningham, Lynn A & Mary H, JTWROS   32,400            0             209                   0    32,609        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Cuttrell Harry and Patricia            1,302             0            651                   0     1,953        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------

------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Cyrlin, Herbert & Sylvia, JTWROS       8,483             0            280                   0     8,763        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Cyrlin, Marshall                       2,026             0            139                   0     2,165        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Dahdah, Bernard & Janet, JTWROS        1,005             0             83                   0     1,088        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Dahdah, George & Charlotte             1,005             0             83                   0     1,088        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Dahdah, Louis                          1,005             0             83                   0     1,088        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Darnell, Richard                       6,423             0          1,645                   0     8,068        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Davis Helen H                        125,000       125,000              0                   0   250,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Davis Russell A.                           0        12,500              0                   0    12,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
De Leng, Henk C                          583             0            292                   0       875        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Dedel, Peter JD (108)                  6,741             0            799                   0     7,540        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Derezin, Sheldon and Marjorie          7,917             0          2,083                   0    10,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Dekker, Eugene                             0             0              0               5,000     5,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Desio, Anthony W & Delores Desio
Family Trust dtd 4/20/87 (29)          8,032           125            209                   0     8,366        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Dethero, Ramsey H                      1,658             0            129                   0     1,787        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
DiMarco, Louis V                      10,135         2,083          2,964                   0    15,182        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Donofrio, Madeline B                   3,750             0            104                   0     3,854        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
BNY Clearing Services IRA as
Custodian for Charles Doody              736             0            104                   0       840        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Doody, Charles, Jr.                    2,500             0              0                   0     2,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Dossett, R.B.                          4,058             0            320                   0     4,378        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Drummer Partners, L.P (30)            24,265             0          1,333                   0    25,598        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------

------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Dwight, Dennis J,  IRA                 1,471             0            208                   0     1,679        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Effenberger, John A                   58,750         1,710              0                   0    60,460        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ehrensing Craig A  MD  Elizabeth
Mears JTWROS                               0         1,144           4,158                  0     5,302        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ehrensing Eric  MD                         0         1,144           4,158                  0     5,302        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Ehrensing JTWROS Rudolph H and
Gayle Wurzlow M.D.                     2,938        25 000              0                   0    27,938        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ehrensing, Rudolph                         0        14,584        126,042                   0   140,626        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ehrensing, Rudolph H.  MD              2,055             0            320                   0     2,375        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ehrensing, Rudolph H.  MD & Gayle
Wurzlow, MD, JTWROS                  125,000             0              0                   0   125,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Eldridge, James F.                     3,158             0            130                   0     3,288        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Elefant, Dov                               0             0          1,667                   0     1,667        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ellis, Charles                         1,176             0          1,111                   0     2,287        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ellis, Kevin R                         4,583             0          1,042                   0     5,625        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
English, Ed                                0         8,333          2,500                   0    10,833        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Enhrensing-Ehrensing, Rudolph H.
MD & Gayle Wurzlow, MD, JTWROS             0             0            125                   0       125        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Epstein, Saul                         12,768             0            470                   0    13,238        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ereshefsky, Larry & Elke S, JTWROS     9,191           250              0                   0     9,441        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ernstrom, Carl T.                      2,055             0            320                   0     2,375        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
European Development Capital
Corporation (31) (109)               410,039        50,000          4,583                   0   464,622        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
EWC Retirement Plan (32)               8,863             0              0                   0     8,863        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Etein, Irl Profit Sharing Plan (33)      858             0              0                   0       858        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Fairchild, Richard                         0             0          4,000                   0     4,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Falk, Stephen                         36,922         5,532          2,168                   0    44,622        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Falk, Stephen & Sheila, JTWROS        48,466         1,711          2,724                   0    52,901        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Farina, Carla and Paolini, Claudia
JTWROS                                     0             0            417                   0       417        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Fenander, Margaret                     1,130             0             37                   0     1,167        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ferdman, Karen L S,
JTWROS                                     0             0            320                   0       320        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ferguson JTWROS James M and Susan     25,000        25,000              0                   0    50,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ferguson, James                       17,314             0            667                   0    17,981        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Fernandez Sara Ehrensing MD Mark J
JTWROS                                     0         1,144          4,158                   0     5,302        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Ferrara, Joseph                        1,323             0              0              0          1,323        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Field, Spencer M & Virginia Field      5,000             0              0              0          5,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Finkelstein, Ray                      50,714         2,768          4,394              0         57,876        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Finkelstein, Ray, Defined Benefit
Pension Plan (34)                     12,282           363            665              0         13,310        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Flocken, M. Lise, MD                   1,471             0            208              0          1,679        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Fluss, George & Sandra                 2,941             0          2,778              0          5,719        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ford Richard                           5,000             0              0              0          5,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ford, John R. and Juliane             12,500             0              0              0         12,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Foulke, Douglas H                      2,055             0            320              0          2,375        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Franklin, Morris E, Jr                 3,314             0            258              0          3,572        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Freed, Dr. Jeffrey                         0             0         38,751              0         38,751        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Freed, Dr. Jeffrey M.D. Profit
Sharing Plan (35)                      3,596             0            407              0          4,003        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Fried, David                           3,971             0          1,390              0          5,361        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Fried, Terry                             735             0            694              0          1,429        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Friedman, Robert A & Wila, JTWROS        822             0            128              0            950        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Frost Nicholas R MD                    2,500             0              0              0          2,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Frost, Steven Robert IRA               1,667             0            833              0          2,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Gainor, Oscar                          7,055             0            320              0          7,375        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Gallo, Conrad                              0             0          1,500              0          1,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Gallo, Conrad & Donna                      0             0            333              0            333        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Gallo, Gregory (110)                   4,862         4,922              0              0          9,784        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Gallo, Thomas  (111)                  40,376        55,942              0              0         96,318        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Gardner, Daniel                        7,916             0          1,366              0          9,282        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Gardner, Daniel, MD IRA Rollover           0             0          2,084              0          2,084        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Garelik, Janet                        51,895             0              0              0         51,895        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Garnick  Michael                      34,257             0          9,481              0         43,738        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Garnick, Michael & Denise JTWROS       4,167             0              0              0          4,167        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Garnick, Michael J                    54,022        14,249         27,576              0         95,847        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Garnick, Nelson                            0         4,167              0              0          4,167        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Garnick, Richard S                     4,167             0          2,083              0          6,250        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Garret, Linda                          5,049             0              0              0          5,049        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Garretson, Jerry A R,
Trust (36)                               987             0            140              0          1,127        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Geibel, Philip L. & Marceline S.       2,083             0          1,042              0          3,125        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Gelman, Charles H                      1,042             0            521              0          1,563        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Germann, Craig  and Lisa JTWROS        6,687             0            521              0          7,208        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Germann, Craig and Lisa                    0             0            272              0            272        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Gersten, Savage & Kaplowitz (37)           0       100,000          3,127              0        103,127        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Giglio, James                         12,199         4,642         15,135              0         31,976        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Gilcy Parnerts Ltd.  L.P. (38)        48,655        18,750              0              0         67,405        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Glazer Scott N (112)                  25,000        25,000              0              0         50,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Goddard, H.J                           1,658             0            129              0          1,787        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Goedecke, Bill                         1,042             0          1,146              0          2,188        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Goedecke, Bill & Deborah                 950         1,042            135              0          2,127        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Gold Kap LLC (39)                      1,775             0              0              0          1,775        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Goldman, Sheila L Golding, Living
Trust (40)                             5,000             0              0              0          5,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Goldstein, Seymour & Yvette,
JTWROS                                 1,042           326              0              0          1,368        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Gomley, James & Darlene Living
Trust  UAD 8/6/93                          0             0            128              0            128        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Goodman Family Trust (41)              3,958             0          1,303              0          5,261        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Goodman, Joseph J & Norma, JTROS       2,500             0              0              0          2,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Goodman, Paul                              0             0            556              0            556        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
AMC Target Benefit Pension Plan
FBO Paul M. Goodman, M.D.             26,734             0            208              0         26,942        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Goon, Ngoon                           17,108             0          5,626              0         22,734        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Ngoon Goon C/F Andrew Joseph Goon
UGMA/NJ                                1,250             0              0              0          1,250        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ngoon Goon C/F Robert James Goon
UGMA/NJ                                1,250             0              0              0          1,250        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Goosmann, George and Elain, JTWROS    16,667         2,084              0              0         18,751        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Gormley, James Living
Trust  UAD 8/6/93 (42)                   822             0              0              0            822        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Gould, Jeffrey A                       3,541             0            354              0          3,895        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Graliker, Stephen G Trust (43)         2,971             0            208              0          3,179        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Grant, Adele Reilly                    2,767             0            208              0          2,975        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Grant, Byron A                         2,767             0            208              0          2,975        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Grant, Deborah S                       2,767             0            208              0          2,975        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Greenblatt, Barbara                   20,000         8,333              0              0         28,333        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Greenblatt, Barbara Revocable
Trust (44)                                 0             0         10,166              0         10,166        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Greenblatt, Lynn                       2,500             0            770              0          3,270        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Gregg II, Theodore L.                    426             0            403              0            829        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Groffman, Leslie                       1,471             0          1,389              0          2,860        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Gruer, Barry Dr and Ellen A. JTWROS    7,108             0          2,416              0          9,524        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Gruer, Barry Dr and Ellen A. JTWROS        0             0              0              0              0        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Gunnar Inc, Profit Sharing Plan (45)   4,167             0          2,083              0          6,250        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Gunther Hufnagl Living Trust (46)     51,293             0          6,195              0         57,488        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Haehn, Gregory                         1,250             0              0              0          1,250        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Hagler, Arnold T                      25,000        25,000              0              0         50,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Halberg, Blake                         8,221             0          1,524              0          9,745        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Halberg, Blake and Lori                    0             0            735              0            735        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Hali, Pearl M                          1,042             0              0              0          1,042        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Hamlin, John                             475             0          3,857              0          4,332        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Harrigan, James G Trust (47)          16,054             0          1,470              0         17,524        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Hayes-Peel, George W and Judith A,
JTWROS                                     0             0          1,042              0          1,042        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Healthflex, Ltd. (48)                  8,824             0          8,334              0         17,158        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Heath, Mark R & Nuria M.               2,877             0            448              0          3,325        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Heidel Children's Trust (49)           4,167             0          2,604              0          6,771        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Heidel Stephen H                     250,692       150,000          8,646              0        409,338        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Hein, Wolfgang (113)                   2,750             0          3,896              0          6,646        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Heitman, Kurt F.                       5,882             0            833              0          6,715        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Hendrickson, G Gordon and Penny M
JTWROS                                 2,083             0          1,302              0          3,385        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Henrich, Ronald F.                     4,111             0            639              0          4,750        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Herman, Todd                           3,542             0            652              0          4,194        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Herring, Donald G                      2,083             0          1,042              0          3,125        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Hertzberg Family Trust Dated June 4,
1996 (5)                              55,253             0          2,500              0         57,753        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Heyns, Kirby and Mary                  1,471             0          1,389              0          2,860        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Hinn, Charles J, II                    1,471             0            208              0          1,679        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Hlavka, Joseph                             0             0         17,500              0         17,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Craig C Hoagladn Co Trustee of the
Craig C Hoagland Rev. Trust           25,000        25,000              0              0         50,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Hodesblatt, Robert P & Dolores S      19,832             0          1,918              0         21,750        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Hoehn, Theodore William, III &
Susan, JTWROS                         33,600             0            733              0         34,333        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Honor, Kathi                           2,500             0            770              0          3,270        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Hoog, Gerald                           5,441             0          1,667              0          7,108        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Hopf, Clarence J & Susan E, JTWROS     1,471             0            208              0          1,679        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Hopf, Clarence J Jr., IRA                  0             0            333              0            333        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Hopf, Clarence Jr IRA                  2,941             0              0              0          2,941        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Horowitz, Robert                      12,500             0          5,990              0         18,490        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Hufnagl, Gunther                     258,823         8,333              0              0        267,156        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Hufnagl, Gunther Living Trust (51)    65,075        12,500         15,169              0         92,744        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Hughes, John  (114)                    1,630             0          6,886              0          8,516        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Humphrey, Michael Brent                1,042             0            521              0          1,563        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Humphrey, Michael Brent, IRA           2,083             0          1,042              0          3,125        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Incandella, Richard S, Trust (52)     38,873             0          2,682              0         41,555        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ingram , Joseph H.                     2,083             0          1,042              0          3,125        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Inman, Michael  A & Shirley           10,672             0              0              0         10,672        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ip, Kar W                              1,986             0            105              0          2,091        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Jacobs Ruth                            2,795             0            208              0          3,003        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Jacobs, Les                           26,659         4,167          1,137              0         31,963        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Jacobs, Martin                         5,882             0          5,556              0         11,438        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Jacoby, Elliot                         7,941             0            417              0          8,358        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Jaller, Helen D                        1,005             0             83              0          1,088        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Henk Jannsen                               0        10,500              0              0         10,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
JGM Development (53)                   1,471             0            167              0          1,638        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
John Feighner                              0        25,000              0              0         25,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Johnson, Dean                         12,500             0              0              0         12,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Johnson, Dennis and Gayle             21,277         2,084          1,389              0         24,750        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Kanter Family Foundation (54)          5,523             0          2,919              0          8,442        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Kaplan, Lawrence                       1,042             0              0              0          1,042        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Kaplan, Paul                             875             0              0              0            875        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Kapner, William                        5,780             0          1,745              0          7,525        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Kapner, William DDS PC Pension Plan    3,750             0              0              0          3,750        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Kastin Abba                                0       109,376              0              0        109,376        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Katz, Mark R & Naomi J, JTWROS         2,721             0            209              0          2,930        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Katz, Mark, M.D., IRA                  9,633             0            834              0         10,467        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Katz, Stanley                              0         4,167             78              0          4,245        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Katzenstein, Paul & Ann                2,083             0              0              0          2,083        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Katzenstein, Paul and Ann  TIC             0             0          1,042              0          1,042        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Katznelson, Steve                       6,250            0              0              0          6,250        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Kayal, Raymond &Isabelle                5,190            0            142              0          5,332        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Keehn, Adolf                           1,475             0              0              0          1,475        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Keith, Garnett L, Jr                   2,941             0            417              0          3,358        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Kelly, Edwin                          13,814           838              0              0         14,652        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Kelly, Kevin and Kim                   3,802           408              0              0          4,210        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Kerwin, James J, Jr.                   3,124             0            486              0          3,610        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Khoury, Kenneth A Trust (55)           4,583             0          1,302              0          5,885        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Kirby, Robert & Belinda                2,083             0          1,042              0          3,125        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Kirby, Robert G IRA Rollover           6,250             0          1,302              0          7,552        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Kirby, Robert G,  IRA                      0             0          2,083              0          2,083        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Kirchofer, Maurice F                   3,322             0            294              0          3,616        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Kirkland Glenda C                     25,000        25,000              0              0         50,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Klass, Richard                        24,325             0              0              0         24,325        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Klass, Richard L                           0         7,255              0              0          7,255        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Kleppel, Bernard B. and Shirley          822             0            128              0            950        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Knapp, Michael                         1,471             0            167              0          1,638        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Koffman, Burton I.                    23,758             0            667              0         24,425        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Koopman, Ralph W (75%) and
Kuglitsch, John T (25%) TIC            4,167             0          2,083              0          6,250        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Feighner - Montrai, Laura                  0             0            216              0            216        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Feighner - Minnier, Mary Ellen             0             0            287              0            287        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Feighner - Ramirez, Michele                0             0            573              0            573        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Feighner - Korotaeff, Marsha               0             0            788              0            788        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Feighner - McNeal, Cheryl                  0             0            860              0            860        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Feighner, Jennifer Anne               28,175        14,969         13,752              0         56,896        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Wedbush Morgan Securities
Custodian FBO Anne Feighner
IRA(56)                               25,234             0              0              0         25,234        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Feighner Family Foundation dtd
6-4-96 (56)                           77,100        26,303          2,084              0        105,487        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Feighner Familty Trust dtd 9/22/97
(56)                                  58,333             0              0              0         58,333        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Feighner, Scott Preston               16,333             0              0              0         16,333        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
John Daniel Feighner                  10,333             0              0              0         10,333        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
John P. Feighner and Anne C.
Feighner, Trustees of the Feighner
Family Trust dated September 22,
1977 (56)                             57,647             0              0              0         57,647        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Scott Feighner                         1,883             0              0              0          1,883        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
John P. Feighner and Anne C.
Feighner, Trustees of the Feighner
Family Trust dated September 22,
1977 (56)                            109,960             0              0              0        109,960        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
John and Anne Feighner 1996
Charitable Remainder Trust dtd
6/4/96 (56)                          184,273        28,438          5,501              0        218,212        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
John Daniel  Feighner                 17,842        14,845         13,543              0         46,230        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Feighner - Frank, Benjamin                 0             0            215              0            215        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Feighner - Hashim, Nancy                   0             0            645              0            645        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Feighner - Hendrickson, G. Gordon          0             0         10,743              0         10,743        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
John Daniel and John P. Feighner
Joint Tenants                              0           105            167              0            272        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
John P. Feighner and Anne C.
Feighner, Trustees of the Feighner
Family Trust dated September 22,
1977 (56)                                  0        36,950         19,168              0         56,118        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
John P. Feighner and Scott
Feighner Joint Tenants                     0           209            334              0            543        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
John P Feighner SSB IRA Rollover     207,803       128,438          5,501              0        341,742        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
John P. Feighner                           0       239,584        220,842              0        460,426        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Scott Preston Feighner                     0        14,845         13,543              0         28,388        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Anne C. Feighner SSB IRA Rollover          0         1,303          2,084              0          3,387        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Feighner-Wedbush Morgan
Securities, Custodian FBO Ann
Feighner IRA                               0         6,250              0              0          6,250        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Kruer, William Patrick                 25,000        25,000              0             0          50,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Lambert, Elynn                            833             0            521             0           1,354        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Landsberg, Jerry                       20,833         5,209              0             0          26,042        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Langemeyer, Aloys B.H.M.               24,980             0              0             0          24,980        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Lardon, Michael                        18,383             0              0             0          18,383        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Laufer, Norman                          4,230             0            140             0           4,370        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Lauinger, Elise Grant                   2,767             0            208             0           2,975        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Lawson, T                                 744             0              0             0             744        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Lazar, Bruce                            8,555             0          1,380             0           9,935        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Lee Hyung Ean (117)                         0             0            500             0             500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Leeson, Barbara R & Lewis J             5,000             0              0             0           5,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Levy, Bruce                               432             0             49             0             481        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Lichtenberg, Ben                          927             0              0             0             927        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
City Nat'l Bank TTE, Loma Linda
Univ. Pension Plan                      7,353             0              0             0           7,353        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Lillinh Mark                                0         9,722              0             0           9,722        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Loof, Stichting Ruischend (57)              0             0          4,583             0           4,583        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Lord, Charles A   E Trust
UA DTD 12/24/90 (58)                    8,400             0            698             0           9,098        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Lord, Harold G.                        25,001             0            696             0          25,697        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Lord, William J. & Barbara J.           8,417            86            445             0           8,948        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Lynch, Louise and George                  588             0             83             0             671
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Lynn Cunningham                             0        25,000              0             0          25,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Lyons Allan R.                         25,273        10,000              0             0          35,273        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Lyons, William G,  III                  4,463             0            371             0           4,834        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Lyonshare Venture Capital (59)        231,557        50,000            128             0         281,685        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
MacGregor, Evan                           520             0              0             0             520        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
MacGregor, Jessica                        520             0              0             0             520        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
MacGregor, S J                          2,500             0              0             0           2,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Macomber, Laura and Scott              12,774           407            167             0          13,348        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Mahbubani, Anne Markey                16,417             0          2,083              0         18,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Malone, David                         10,774             0             85              0         10,859        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Malone, Adrienne                         430             0            167              0            597        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Malone, Ina & Adrian                     360             0             24              0            384        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Malone, James                          1,641             0             12              0          1,653        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Maniloff, Lewis                          251             0              0              0            251        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Martucci, Neil                         2,750         1,667          8,226              0         12,643        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Masucci, Robert N, II                  2,513             0              0              0          2,513        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Masucci, Robert, N                     7,537             0          5,556              0         13,093        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Mazzie, Laura                              0             0          1,666              0          1,666        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
McCarthy, Edward (120)                 1,250             0          1,833              0          3,083        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
McCormack, Kevin M                    24,819             0         11,589              0         36,408        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
McCormick, Daniel G Profit Sharing
Plan (60)                              2,083             0          1,042              0          3,125        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
McDowall, Judith C                     2,500             0              0              0          2,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
McEachern, Ray Neil                    1,663             0              0              0          1,663        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
McGoldrick, Kathleen                   5,764             0            357              0          6,121        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
McGrath, Patrick                      15,625             0              0              0         15,625        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Medtox S.R.L. (61)                     8,333             0              0              0          8,333        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Mendelsohn, Naomi                      2,500             0              0              0          2,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Mennen, III, William G                 3,412             0            336              0          3,748        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Mentis, William S and Donna M,
JTWROS                                 5,878           977              0              0          6,855        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Mikuni SA (62)                        25,000         4,167         15,625              0         44,792        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Mills, James R & Junko M, JTWROS      21,263           125              0              0         21,388        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Moeller, Frank E, Trust (63)           8,239             0            696              0          8,935        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Mogerman, Jay & Susan, JTWROS         32,721             0            208              0         32,929        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Mongiello, Americo                     2,916             0          1,459              0          4,375        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Montgomery, Charles                    8,221             0          6,835              0         15,056        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Montgomery, Charles H & Imogene,
JTWROS                                 5,882             0              0              0          5,882        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Montgomery, Stuart                         0             0          5,625                0        5,625        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Montgomery, Stuart & Deidre
Brenda, JTWROS                         2,941             0            417                0        3,358        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Moore, Joan H                          2,941             0            417                0        3,358        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Motulsky, John A.                      1,644             0            256                0        1,900        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Nageswaran, Ramesh                     2,971             0            208                0        3,179        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Neibart, Eric                         11,467        28,936              0                0       40,403        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Neibart, Richard                         214           181              0                0          395        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Nese Joseph J                              0        19,650          8,380           11,538       39,568        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Newman, John S, Jr                       736             0            104                0          840        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Nicolau, Gabriela                      1,028             0          6,618                0        7,646        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Nova Teleproducts (64)                     0         4,167              0                0        4,167        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
O'Berry, Lawrence P                      441             0            417                0          858        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Office Leasing Consultant (65)         2,084             0          1,302                0        3,386        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Olney, John W, MD Trust                1,471             0            208                0        1,679        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
O'Neal, Don M                          4,746             0            525                0        5,271        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Padgett, John (121)                        0        30,000              0                0       30,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Padgett, Alexis A and John             2,083             0          1,042                0        3,125        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Panorama Partners LP (66)              2,513             0            208                0        2,721        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Paolini, C &C                            833             0              0                0          833        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Paolini, Pasquale J                    4,120         1,667          5,673                0       11,460        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Paolini, Pasquale J & Josephine          882             0              0                0          882        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Paolini, Pat                               0             0            500                0          500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Parise, Edward and Betty, JTWROS       4,167             0          2,083                0        6,250        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Parise, Jr., Edward A                 14,167             0          2,083                0       16,250        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Parnes, Alan                               0             0            490                0          490        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Parnes, Alan, DDS                      8,221             0          1,279                0        9,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Paterson Andrew                          517             0             73                0          590        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Paterson David Caird                  54,430       114,400          2,678                0      171,508        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Paul, Janet K.                         1,028             0            160              0          1,188        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Paul, Sidney Cyrill V, JTWROS          2,500             0              0              0          2,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Pearlman, B & V                        2,500             0              0              0          2,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Pearlman, Jill                         2,500             0            770              0          3,270        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Pearlman, William                          0             0            770              0            770        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Peck, Kevin and Brewer, Andy, TIC      1,039             0            650              0          1,689        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Perl, Jacob                            4,631             0            361              0          4,992        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Perry, Joseph                              0             0             43              0             43        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Pershing Keen Nominees Limited A/C
AGGCLT (67)                          515,392        61,075            834              0        577,301        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Peters, Phyllis                        2,562             0            363              0          2,925        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Peters, Phyllis R, Rev TR (68)         5,454             0              0              0          5,454        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Petillo Revocable Family Trust         5,905           233              0              0          6,138        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Pevnick, Jeffrey S, IRA                1,384             0            104              0          1,488        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Pharmacology Research Institute (69)       0        30,000              0              0         30,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Phillips Family 1992 Trust (70)       55,882             0         14,917              0         70,799        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Phillips, Bob  IRA                     7,458             0            479              0          7,937        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Phillips, Bob & Jeanne                19,133             0            160              0         19,293        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Phillips, Gavin; Custodian Michael
Phillips                               5,883             0            333              0          6,216        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Pleasant, Anthony and Renita,
JTWROS                                 1,042             0            651              0          1,693        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Plummer Family Trust (71)             36,765             0          1,333              0         38,098        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Plunkett, Chris                        3,303             0            173              0          3,476        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Plunkett, John                         5,560             0            694              0          6,254        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Plunkett, Michael                      1,042             0            521              0          1,563        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Podlaseck, Joseph                     12,941             0            417              0         13,358        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Pometti, George                        4,500       153,455              0              0        157,955        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Pometti, Richard                           0             0            631              0            631        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Porsolt, Roger & Christine, JTWROS    31,066             0            417              0         31,483        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Portney Richard                       22,018             0          4,167              0         26,185        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Portney, Richard B & Judith M,
JTWROS                                15,700             0          2,500              0         18,200        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
First Trust Corp f/b/o
Jeffrey Prezant                        7,966             0          1,389              0          9,355        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Prezant, Jeffrey A, IRA SEPP               0             0          1,042              0          1,042        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Prezant Jeffrey                       10,034             0              0              0         10,034        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Pulcano, Charles and Debra JTWROS      4,792             0            651              0          5,443        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Rabinowitz, Asher Zev                  3,516             0            351              0          3,867        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ramirez, Anna                            625             0              0              0            625        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Rapaport, Michael                    118,048        27,084         17,767              0        162,899        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ravenhill, John William               25,000        26,250              0              0         51,250        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Rawdin-Barron, Bruce IRA (122)             0             0            208              0            208        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Raymo, Dan                            10,000             0              0              0         10,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Raymo, Margaret                        2,000             0              0              0          2,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Raymo, Maureen                         2,000             0              0              0          2,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
RBC Dain Rauscher Cust FBO
Donald Coleman IRA                    25,947             0              0              0         25,947        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Realty Negotiators, Inc. Defined
Benefit Pension Plan (72)             96,457             0         13,779              0        110,236        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Reis, John                             7,941             0            333              0          8,274        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Rehak, Lawrence                        5,000             0              0              0          5,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Rhodes, T IRA Rollover                 4,167             0              0              0          4,167        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Rhodes, Thomas L Rhodes                6,250             0              0              0          6,250        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Rhodes, Thomos L. Jr.                      0             0          2,604              0          2,604        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Richardson, Larry D and Ingrid El,
JTWROS                                 2,083             0          1,042              0          3,125        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ring, Thomas J                         5,586             0            639              0          6,225        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Rivkind, David                         5,000             0              0              0          5,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Rivkind, Elaine                        5,000             0              0              0          5,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
RJ Partnership (73)                  350,000       350,000              0              0        700,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Robson, Alan Harry & Carol Lynn,
JTWROS                                 1,471             0            208              0          1,679        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Rodgers, Scott D                       2,942             0            416              0          3,358        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Roor, Armoud                           1,666             0            938              0          2,604        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Rosen, Gary B.                        16,361             0            115              0         16,476        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Rosenblum, Regina                     42,500        67,375         21,542              0        131,417        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Rosenthal, David                      17,961             0            524              0         18,485        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Rowen, Carol J                         2,500             0              0              0          2,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ruben, Arno & Cornelia                16,667             0              0              0         16,667        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ruben, Arno & Cornelia Family
Trust(74)                            143,873        12,555         13,889              0        170,317        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ruben, Arno and Cornelia Family
Trust(74)                             47,901         8,333          1,279              0         57,513        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Rubin, Family Irrev Stock Tr u/a
4/30/97(74)                           27,941             0              0              0         27,941        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Rubin, Robert M                       61,667        58,334         70,904              0        190,905        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Rudy, Gary D., IRA                     4,167             0          2,083              0          6,250        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Sabella, Angela                            0             0         11,111              0         11,111        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Sabella, Angela C                     11,765             0              0              0         11,765        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Sachsen LB Corporate (75)            392,154             0        216,666              0        608,820        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Sagax Fund II, LTD (76)                4,167             0              0              0          4,167        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Salomon, Jay                           5,025             0            417              0          5,442        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Sanders, Robert M Revocable Trust
DTD 2/26/92 (77)                       1,471             0            208              0          1,679        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Sandler, Reuben                       64,874        25,000              0              0         89,874        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Sandler, William                      19,033         1,250          2,340              0         22,623        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Saunders, Nicholas  (123)                 75             0              0              0             75        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Scagnelli, John and Barbara           23,358             0          5,625              0         28,983        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
John Scagnelli C/F Kara Scagnelli
UGMA/NJ                                1,250             0              0              0          1,250        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Schacker Renee S                           0         4,000              0              0          4,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Schacker, Bernard                      1,764             0          6,302              0          8,066        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Schacker, Keith                       14,853        14,642         24,831                0       54,326        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Schacker, Martin F                    49,833        71,284        103,323                0      224,440        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Schacker, Renee S.                     9,115        45,440        171,055                0      225,610        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Scharlin, Daniel P & Harriet
Schaffer Liv Trust U/A Dated
5/25/1994(78)                          8,040             0          1,042                0        9,082        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Schinnerer John Link  ROTH IRA RBC
Dain Rauscher Custodian                4,706             0              0                0        4,706        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Schinnerer, Diane L.                   1,500             0            213                0        1,713        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Schinnerer, Donald M DDS Inc 401K
Pension Plan                           2,000             0            283                0        2,283        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Schinnerer, John Link, Roth IRA       12,500             0            667                0       13,167        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Schinnerer, Kristen Ellen, Roth IRA    1,250             0            177                0        1,427        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Schmidt, Harry J.                      2,055             0            320                0        2,375        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Schreuder, Rolf                        3,750             0          3,750                0        7,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Schubert Dr Friedrich                 50,000        50,000              0                0      100,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Schwartz, Nathan                       6,121             0            192                0        6,313        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Schwartz, Nathan IRA                     882             0              0                0          882        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Schwartz, William                        133             0            625                0          758        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Sheldon, Richard                      36,863             0              0                0       36,863        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Shacker, Renee S.                     40,718             0              0                0       40,718        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Sharpe Irrevocable Intervivos
Trust(99)                              2,941             0            417                0        3,358        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Shear Ronald  (124)                    2,206             0          2,083                0        4,289        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Shellhorse, Victor H                   5,883           500              0                0        6,383        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Shenk, Anthony                         6,879             0            544                0        7,423        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Shenk, William 1996 Revocable
Trust(79)                            750,000       400,000            667           30,421    1,181,088        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Shephard, Robert                           0             0            167                0          167        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Shephard, Robert IRA Rollover          1,471             0              0                0        1,471        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Sieger, Ann                                0             0          4,166                0        4,166        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Sieger, George M & Anne M JTWROS       2,500             0              0                0        2,500        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Silverstein, Lee H                     2,055             0            565              0          2,620        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Simon, Irwin                           2,807             0            250              0          3,057        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Singleton, Deborah Sue and
Michael Glyn                           2,941             0            417              0          3,358        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Skific, Lucy                             250           167          2,083              0          2,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Slawinski, Zenon                         736             0            104              0            840        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Smielewski, William                    7,321           215              0              0          7,536        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Smit, Edwin Jacob                        833             0            417              0          1,250        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Smith, Carrie                            172             0             24              0            196        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Smith, Douglas & Janie-Marie,
Rev Trust                              8,755             0            168              0          8,923        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Smith, James & Diane                       0             0            500              0            500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Smith, Rustin J and Nancy L.
JTWROS                                 2,083             0          1,042              0          3,125        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Snuggs, Ronald S and Audrey N,
JTWROS                                 2,083             0          1,302              0          3,385        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Solomon Living Trust, Edward
Solomon and Connie Solomon,
Trustees(80)                           1,193             0            135              0          1,328        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Solomon, Edward M & Connie M,
JTWROS                                   521             0              0              0            521        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Solomon, Neil                              0           417              0              0            417        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Spellman, Eric H & Linda L, JTWROS     6,177             0            167              0          6,344        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Spellman, Eric H. DMD Profit
Sharing Plan                           1,177             0            167              0          1,344        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Spellman, Eric H. M.D.                 2,063             0            345              0          2,408        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Spellman, Linda L                      2,083             0          1,042              0          3,125        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Springer, Stephen N                    7,917             0          2,083              0         10,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Spuzillo/Ovens Partnership             2,083             0          1,302              0          3,385        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
SRJ Profit Share Plan DTD 12/10/93
(81)                                   1,028             0            160              0          1,188        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Stachurski, Richard                   14,288             0            934              0         15,222        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Stahl Stephen M                            0             0            417                0          417        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Sterling and Sterling                  5,941             0            417                0        6,358        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Stichting Ruischend Loof (82)        410,070        50,000              0                0      460,070        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Stewart Robert (125)                       0             0          1,250                0        1,250        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Strong, William & Shelby, JTWROS       5,532             0            417                0        5,949        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Sullivan, William F III               28,125             0              0                0       28,125        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Summit Research Network                    0        30,000              0                0       30,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Sverdlov, Lev                              0             0          9,166                0        9,166        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Tan, Romeo                             5,736             0            104                0        5,840        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Tang Anthony                         258,287       162,500         11,112           75,000      506,899        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Taylor Family Trust                    1,410             0            141                0        1,551        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Tech Aerofoam Products, Ltd (83)      23,758             0            667                0       24,425        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Firt Trust Corp FBO Howard
Teitelbaum                             4,412             0              0                0        4,412        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Teitelbaum, Howard                    12,500             0              0                0       12,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
The Gunner Inc. Profit Sharing
Plan(84)                               1,958             0              0                0        1,958        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
The William Shenk 1996 Revocable
Trust (85)                           250,000       250,000              0                0      500,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Thomas Ronald                              0        10,500              0                0       10,500    5,000        15,500
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Thompson, John R and Janis L JTWROS    2,084             0            651                0        2,735        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Thompson. Jonathan M                   2,083             0          1,042                0        3,125        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Tiitto, Seppo & Kirsti, JTWROS        96,964             0          5,114                0      102,078        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Tomkins, Reginald                      1,180             0            490                0        1,670        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Tonelli, Ale                             520             0              0                0          520        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Tonelli, Aleandra                        520             0              0                0          520        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Tonelli, Alfred & Virginia             7,500             0              0                0        7,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Tonelli, Alfred P & Maureen Marotta    2,500             0              0                0        2,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Tonelli, Brian                           520             0              0                0          520        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Tonelli, Daniel                          521             0              0                0          521        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Tonelli, G & D                        12,500             0              0              0         12,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Tonelli, G & J                        20,000             0              0              0         20,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Tonelli, George                            0       162,167         15,939              0        178,106        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Tonelli, George Jr.                        0             0          9,166              0          9,166        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Tonelli, George Sr.                        0             0          7,499              0          7,499        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Tonelli, Julia                           520             0              0              0            520        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Tonelli. J & F                         7,500             0              0              0          7,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Tower Capital Corp (86)                2,941         4,167            417              0          7,525        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Tranovich, Michael                       736             0            104              0            840        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Traub, Gary S                          2,083             0          1,302              0          3,385        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bryan Tse cust for Natalie Tse
U/NJ UNIFORM Transfer to Minors
Act until age 21                           0             0            156              0            156        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Bryan Tse cust for Tiffany Tse
U/NJ UNIFORM Transfer to Minors
Act until age 21                           0             0            156              0            156        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Tse, Bryan and Kamy Chung              8,456             0              0              0          8,456        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Tucker, Kenneth S                      1,042             0            651              0          1,693        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Tumolo, Louis                          1,042             0              0              0          1,042        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Tunis, First Trust Corp FBO
Leonard Tunis                         11,764             0              0              0         11,764        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Tunis, Leonard                         2,500             0              0              0          2,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Turenne, William J                     2,083             0          1,042              0          3,125        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Twin Realty                           11,162         2,667              0              0         13,829        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Universal Partners LP (87)                 0             0              0              0              0        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Vaccani, Zweig, and Associates (88)        0             0            177              0            177        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Van der Meeren, A.A.P.                     0             0          3,000              0          3,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Varnadoe, Patricia C                   6,250             0            177              0          6,427        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ventura, J & A                         2,500             0              0              0          2,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Ventura, Mark                          2,500             0              0              0          2,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Verrassi Paula                         3,750         2,085         30,185              0         36,020        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Vestal Venture Capital (89)           75,000        75,000              0              0        150,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Vine Street (90)                       2,813             0              0              0          2,813        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Violaris, Lambros (128)                    0             0            458              0            458        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Von Zwehl, J & V                       8,333             0              0              0          8,333        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Walsdorf, David L                     10,417           651          1,042              0         12,110        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Walsdorf, Louis                       10,417           651          1,042              0         12,110        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Way Revocable Trust (91)              15,675             0              0              0         15,675        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Way, Damon Revocable Trust dated
5/20/99 (91)                               0             0          5,209              0          5,209        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Webber, Stephen E & Marie T            1,471             0            208              0          1,679        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Wedbush Edward W  Jean L Comm
Prop(129)                            187,500             0              0              0        187,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Wedbush Morgan Securities (92)(130)    4,432             0              0              0          4,432        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Weeks, Bruce D                         3,554             0          1,250              0          4,804        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Weiler_Moore Family Trust (93)(132)  179,167       100,000              0              0        279,167        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Weisman JTWROS Robert L. and Gail M.  25,000        25,000              0              0         50,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Weisman Robert L  Gail M              25,000        25,000              0              0         50,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Weisman, Robert and Gail              31,788             0              0              0         31,788        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Weisman, Robert L. and Gail M.             0        12,500              0              0         12,500        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Weisner Lisa K and Kyle               25,000             0              0              0         25,000        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Weisner, Kenneth A., JTWROS            8,333             0              0              0          8,333        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Weisner, Kenneth and Carol JTWROS     55,852             0          2,604              0         58,456        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Werder, Claudia R.  IRA                    0             0          1,042              0          1,042        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Werder, Robert E.                      2,083             0          1,042              0          3,125        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Westrick, Howard                      10,326             0            246              0         10,572        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
Wheeler, Joe L.                        6,985           869              0              0          7,854        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
White, Terry                               0             0          1,389              0          1,389        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
White, Terry & Darlene                 5,873             0            320              0          6,193        0             0
------------------------------------ ---------- -------------- ----------------- ------------- ---------- ------------ ------------
White, Terry W                         1,471             0              0              0          1,471        0             0
==================================== ========== ============== ================= ============= ========== ============ ============

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Wilkins, Paul B                          25,947            0            6,140           0           32,087       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Wilson Charles B.                       125,417       90,833                0           0          216,250       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Wilson II, Charles B Irrevecable
Turst U/A dated 3/28/00 (94)             25,000       41,667           13,541           0           80,208       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Windy City Inc (95)                      35,233            0            2,778           0           38,011       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Woo Edwin L                               3,861            0              104           0            3,965       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Woody, Christina D                        2,767            0              208           0            2,975       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Woody Family Trust  dtd 3/25/86 (96)     34,314            0            5,251           0           39,565       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Woody, Jane W Revocable Trust (97)        5,882            0              417           0            6,299       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Yaffe, Robert                             4,412            0                0           0            4,412       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Yip, Virginia                               172            0               24           0              196       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Yoelin Sherwin  D                         3,971            0              208           0            4,179       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Zweig, Andres I                           8,333       17,240            8,246           0           33,819       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Wiley P. Barllard, III and Anne
B. Alpert as Co-Trustees                  6,250            0            1,045           0            7,295       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Blake Enterprises Limited (133)         200,666       75,000                0                      275,666       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Das, Tara Sankar                          1,924            0              273           0            2,197       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Malcolm C. Davenport, V Family
Trust(134)                                10422       15,834   ,        3,667           0           20,543       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Diehl, Timothy                                0            0              441           0              441       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Dooley, Dennis                                0            0            4,701           0            4,701       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Fairchild, Richard                            0            0            4,000           0            4,000       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Flanagan, Thomas A. Dean Witter           1,765            0              250           0            2,015       0           0
Reynolds(135)
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Frenz, Thomas                             4,412            0                0           0            4,412       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Fridh, Roy                                6,250            0            1,045           0            7,297       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Garelick, Janet                          51,895            0                0           0           51,895       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Garland, Linda                            2,500            0            1,833           0            4,333       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Gass, Darren Mercury                          0            0            1,968           0            1,968       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Gass, Douglas Taylor                          0            0            1,968           0            1,968       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Gass, Douglas F                          69,999       52,809           84,443           0          207,251       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Gerris, Leonard                         100,000      100,000                0           0          200,000       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Gersten, Savage and Kaplowitz (136)           0      100,000            3,127           0          103,127       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Goldman, Angela                           2,500            0            4,233           0            6,733       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Goldman, Leon                                 0       12,167            8,333           0           20,500       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Goldman Leon and Angela                  17,500            0                0           0           17,500       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Gumprecht, Jeffrey                          686            0                0           0              686       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Ip, Kar                                   1,986            0              105           0            2,091       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Jacoby, Elliot                            7,941            0              417           0            8,358       0   ,       0
------------------------------------ ----------- -------------- ---------------- -------------  ---------- ------------ -----------
Johnson Dean                             12,500            0                0           0           12,500       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Kennelly, Gerard                          7,500            0                0           0            7,500       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Kennelly, Emma
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Kennelly, Joseph                            520            0                0           0              520       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Kennelly, Rebecca
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Kessler, Neil                               521            0                0           0              521       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Kinane, William P                         1,865            0              206           0            2,074       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Kinane, Inc (137)                         2,206            0                0           0            2,206       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Kirincis, Anthony (115)                       0            0           10,763           0           10,763       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------

==================================== ========== ============== ================= ============= ========== ============ ============
                                                    SHARES           SHARES         SHARES       SHARES
                                                   ISSUABLE         ISSUABLE       ISSUABLE      TO BE    OWNERSHIP AFTER OFFERING
                                                   UPON THE         UPON THE       UPON THE     SOLD IN   -------------------------
                                       SHARES    EXERCISE OF      EXERCISE OF     EXERCISE OF     THIS      NUMBER OF    PERCENT
NAME                                    OWNED    WARRANTS (A)     WARRANTS (B)    WARRANTS (C)  OFFERING     SHARES      OF CLASS
==================================== ========== ============== ================= ============= ========== ============ ============
Kirlin Holding(116) (138)                     0            0           24,659              0        24,659       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Kubin, Nicole and Michael                 1,765            0            1,667              0         3,432       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Kuramoto, Bruce                           1,471          105                0              0         1,576       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Lambert, Elynn                              833            0              521              0         1,354       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Lambert, Elynn as cust for Jacob
Neufeld                                     833            0              521              0         1,354       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Langer Equestrian   (139)                 3,894            0              320              0         4,214       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Lazinsky, Lawrence and Diane              2,055            0              320              0         2,375       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Li, Bernard and Elizabeth               200,000      200,000                0              0       400,000       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Lindner Patricia(118)                    10,000       10,000                0              0        20,000       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Lindner, David(119)                       2,083            0           14,546              0        16,629       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Mazzie, Laura                                 0            0            1,666              0         1,666       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Mikyska, Richard                          1,027            0              160              0         1,187       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Miller, Tony                                  0            0            9,166              0         9,166       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Mills, James and Junko                   21,263          125                0              0        21,388       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Montenes, Michael                           625            0                0              0           625       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Odell Roger                                 207            0                0              0           207       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Roger R. Odell & Delores Odell
TRS Roger Odell 3389                          0                           407              0         3,796       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
O'Rourke, Paul R                          4,167            0            2,604              0         6,771       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Pearlman, Benjamin                        2,500            0                0              0         2,500       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Pepe, Mark and Lisa                      12,401          469              801              0        13,671       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Pepe Lisa                                 5,588            0                0              0         5,588       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Rempel, Brendan                          13,531        4,642           55,814              0        73,987       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Q Finance(140)                          350,736       75,000           12,500              0       438,236       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Sanghavi, Rita                            2,084            0            1,172              0         3,256       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Scalamandre, Fred                         2,206            0                0              0         2,206       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Scalamandre, Patricia                     1,764            0                0              0         1,764       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Selkow, Richard Profit Sharing (141)      1,471            0            1,389              0         2,860       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Shayegan, Darius                              0        5,580                0              0         5,580       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Stiftelsen Volvorsultat (142)           129,167       16,667           20,291              0       166,125       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
R yan and Ashley Stone Family
Trust(143)                              100,000      100,000                0              0       200,000       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Tkatchenko, Andre(126)                        0            0            2,223              0         2,223       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Todd, David                               6,250            0            1,035              0         7,285       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Touptchienko, Julie(127)                      0            0            1,464              0         1,464       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Wade, F.F. and E(131)                    35,312            0              833              0        36,145       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
Widom, Robert                            21,625            0              229              0        21,854       0           0
------------------------------------ ----------- -------------- ----------------- ------------- ---------- ------------ -----------
AG Edwards and Sons Inc
Custodian (144) For Robert Barewin,
RLVR SEP IRA                              3,971            0              208              0         4,179       0           0

Silverman Pearlstein and
Accompora(145) ........................       0      100,000                0              0       100,000       0           0

De Leng M.H. ..........................     417            0              208              0           625       0           0
Nussbaum, Barry .......................       0            0                0
Coppert Investors S.A (146) ...........  25,000       25,000                0              0        50,000       0           0
Vaccani, Amadeo .......................   8,333            0            5,208              0        13,541       0           0

Strauss, Herbert ......................       0        2,500            7,500              0        10,000       0           0
Lgalia, Frank and Lydia ...............   5,025            0              417              0         5,442       0           0
Murray H Rosenthal D.O APC ............  25,000      125,000                0              0       150,000
Seehafen Rostock Umschlagsgesellchaft
MBH (147) ............................. 261,737        9,500                0              0       271,237       0           0
Rudy, William .........................   3,789            0            1,210              0         4,999       0           0
Christine A. Givant and
Rebecca S Bartling ....................  38,462            0                0         38,462        76,924       0           0
Happy Hollow Ltd  (148) ............... 100,000            0                0        100,000       200,000       0           0
Stummer, Michael ......................  19,231            0                0         19,231        38,462       0           0
Ansbacher Max .........................  57,692            0                0         57,692       115,384       0           0
Ron Sheldon Trust .....................  38,462            0                0         38,462        76,924       0           0
Stiftelsen Volvorsultat(149) .......... 129,167       16,667           20,291              0       166,125       0           0
National Investment Corp (150) ........  17,813            0            1,567              0        19,380       0           0

                                     14,691,155    6,223,765        3,081,215        472,744    24,468,879       0           0
==================================== =========== ============== ================= ============= ========== ============ ===========

(A) Warrants to purchase shares of our common stock at $1 per share expiring 11/30/09.

(B) Warrants to purchase shares of our common stock at $6 per share expiring 11/30/11

(C) Warrants to purchase shares of our common stock at $1.65 per share.

1. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder are Aaron and Nancy Cohen.

2. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Dr. Nicholas Frost.

3. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Aaron Cohen.

4. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Dr. Howard Alt.

5. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Amelia DahDah.

6. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Arno and Cornelia Ruben.

7. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Craig Cosca.

8. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Donald Asher.

9. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Howard Teitelbaum.

10. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Bill Belzberg.

11. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Arno Ruben.

12. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Alvin Bonette.

13. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Mona Friedman.

14. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Myron Brown.

15. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Bruce Rawdin Baron.

16. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Bruce Rawdin Baron.

17. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Frank Budetti.

18. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Frank Budetti.

19. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Robert Budetti.

20. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Robert Budetti.

21. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Andrea Deutschmann.

22. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Daniel Carrol.

23. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Christian Vogel.

24. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Lyle and Rita Chapman.

25. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Richard Dunbar.

26. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Gary Schacker.

27. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Seppo Tiito.

28. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Dr. Jack Croughan.

29. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Anthony and Delores Desio.

30. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Bernard Frank.

31. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is RJ Huyzen.

32. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Ed Cochran.

33. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Irl Extein.

34. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Ray Finkelstein.

35. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Dr. Jeffrey Freed.

36. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Jerry and Eleanor Garretson

37. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Jay Kaplowitz.

38. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Aaron Cohen.

39. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Mr. Kaplan.

40. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Sheila Goldman.

41. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Dr. Paul Goodman.

42. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is James and Darlene Gormley.

43. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Stephen Graliker.

44. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Barbara Greenblatt.

45. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Doug Smith.

46. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Gunther Hufnagl.

47. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is James Harrigan.

48. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Timothy Andrew.

49. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Stephen Heidel.

50. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Richard Hertzberg.

51. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Gunther Hufnagl.

52. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Richard Incandella.

53. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is James Mongiello.

54. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Joel Kanter.

55. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Kenneth Khoury.

56. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is John Feighner.

57. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Patty Schellens.

58. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Charles and Jane Lord.

59. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Al Lyons.

60. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Daniel Mccormack.

61. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Cladio Pisani.

62. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Ernst Schoenbachler.

63. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Frank Moeller.

64. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Greg Haehn.

65. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Irby Cohen.

66. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Aaron Lehman.

67. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Desmond Chapman.

68. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Phyllis Peters.

69. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Charles Wilcox.

70. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Michael Phillips.

71. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Dr. Glenn Plummer.

72. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is David Abel.

73. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Rod Stone.

74. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Arno Ruben.

75. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is.

76. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Luc Hardy.

77. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Robert Saunders.

78. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Daniel Scharlin.

79. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is William Shenk.

80. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Ed and Connie Soloman.

81. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Steven Jackobowski.

82. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Patty Schelens.

83. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Burton Koffman.

84. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Doug Smith.

85. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is William Shenk.

86. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Josh Frankel.

87. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Joel Kanter.

88. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Amadeo Vaccani and Andres ..Zweig

89. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Gary Lyons.

90. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Lynn Cunningham.

91. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Damon Way.

92. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Edward Wedbush.

93. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Blake Moore.

94. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Charles Wilson.

95. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Joel Kanter.

96. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Dr. Paul Woody.

97. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Jane Woody.

98. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is.

99. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Clay Crosby.

100. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Larry Bloch.

101. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Harry Cebron.

103-132. Is a registered representative of a broker dealer and therefore are deemed to be underwriters. Party have not entered into any agreement to sell their securities.

133 The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Constantin Velanis.

134. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Malcolm Davenport.

135. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Thomas Flanagan.

136. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Jay Kaplowitz.

137. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is William Kinane.

138. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Harry Cebron.

139. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Harry Cebron.

140. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Will Robb.

141. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Richard Selkow.

142. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Eddie Dahburg.

143. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Ryan and Ashley Stone.

144. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Robert Barewin.

145. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Ken Silverman.

146. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Dr. Christian Reichart.

147. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Manny Atzmon.

148. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is April Panton.

149. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Harry Cebron.

150. The name of the natural person who holds voting and investment power over the securities held by the selling stockholder is Gary Sliemers.


Except as indicated above no selling shareholder is a registered broker-dealer or an affiliate of a broker-dealer.

================================ =============== ============ ================== ============ ========================
NAME                              OPTIONS OWNED                  SHARES TO BE                 OWNERSHIP AFTER OFFERING
                                                                 SOLD IN THIS                 ------------------------
                                                                   OFFERING                     NUMBER OF     PERCENT
                                                                                                 SHARES      OF CLASS
================================ =============== ============ ================== ============ ============ ===========
David Abel                          1,138,187                     1,138,187                         0            0
-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------
Seth Abel                             108,000                       108,000                         0            0
-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------
Richard J. Ablin                       33,000                        33,000                         0            0
-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------
Alf Akerman                            28,125                        28,125                         0            0
-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------
Alf E.F Akerman                       380,000                       380,000                         0            0
-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------
Bruce Bergman                         408,125                       408,125                         0            0
-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------
Hashim, Nancy                           5,000                         5,000                         0            0
-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------
Robert Budetti                        259,588                       259,588                         0            0
-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------
Robert P. Budetti                     680,502                       680,502                         0            0
-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------
Cartwright, Kenneth                   537,500                       537,500                         0            0
-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------
Aaron Cohen                           283,125                       283,125                         0            0
-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------
William Comer                         283,125                       283,125                         0            0
-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------
Connolly, Suzanne                      85,000                        85,000                         0            0
-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------
John P. Feighner                     1010,976                     1,010,976                         0            0
-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------
Freed, Dr. Jeffrey                    120,000                       120,000                         0            0
-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------
John W. Hamlin, Jr.                   245,000                       245,000                         0            0
-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------
Joseph Hlavka                         155,500                       155,500                         0            0
-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------
Neil Martucci                         295,000                       295,000                         0            0
-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------
Charles R. Miller                       5,000                         5,000                         0            0
-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------
Nicolau, Gabriela                     161,500                       161,500                         0            0
-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------
Portney, Richard                       50,000                        50,000                         0            0
-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------
Martin Schacker                       177,000                       177,000                         0            0
-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------
Martin F. Schacker                  1,535,000                     1,535,000                         0            0
-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------
Lev Sverdlov                           15,000                        15,000                         0            0
-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------

-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------

-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------
TOTAL                               7,999,253                     7,999,253
-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------

-------------------------------- --------------- ------------ ----------------- ------------ ------------- -----------

================================ =============== ============ ================= ============ ============= ===========

In recognition of the fact that the selling security holders may wish to be legally permitted to sell their shares of common stock when they deem appropriate, we agreed with the selling security holders to file with the SEC, under the Securities Act, a registration statement on Form SB-2, of which this prospectus is a part, with respect to the resale of the shares of common stock, and have agreed to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement in effect until the shares of common stock are no longer required to be registered for the sale thereof by the selling security holders. In accordance with Securities Act, certain of the selling security holders may not use the shares of our common stock sold under this registration statement to cover short positions taken since this registration statement was filed.

                              PLAN OF DISTRIBUTION

We have applied to have our shares of common stock registered on the OTC Bulletin Board. We anticipate that once the shares are trading on the OTC Bulletin Board or any other market the selling stockholders will sell their shares directly into any such market. Selling Stockholders will initially offer their shares at $1.65 per share until such time as the common stock is quoted on the OTC Bulletin Board, at which time, prices the selling stockholders will receive will be determined by prevailing market prices on the OTC Bulletin Board or Selling stockholders may also sell in private transactions at negotiated prices. We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling stockholders, as the case may be, from time to time, in one or more transactions. We do not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

Our shares of common stock offered hereby by the selling security holders may be sold from time to time by such selling security holders, or by pledgees, donees, transferees and other successors in interest thereto. These pledgees, donees, transferees and other successors in interest will be deemed "selling security holders" for the purposes of this prospectus. Our shares of common stock may be sold:

     - on one or more exchanges or in the over-the-counter market (including the OTC Bulletin Board); or

     -    in privately negotiated transactions.

Our shares of common stock may be sold to or through brokers or dealers, who may act as agent or principal, or in direct transactions between the selling security holders and purchasers. In addition, the selling security holder may, from time to time, sell the common stock short, and in these instances, this prospectus may be delivered in connection with the short sale and the shares of common stock offered hereby may be used to cover the short sale.

Transactions involving brokers or dealers may include, without limitation, the following:

     -    ordinary brokerage transactions,

     -    transactions in which the broker or dealer solicits purchasers,

     - block trades in which the broker or dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction; and

     - purchases by a broker or dealer as a principal and resale by such broker or dealer for its own account.

In effecting sales, brokers and dealers engaged by the selling security holders or the purchasers of the shares of common stock may arrange for other brokers or dealers to participate. These brokers or dealers may receive discounts, concessions or commissions from the selling security holders and/or the purchasers of the shares of common stock for whom the broker or dealer may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker or dealer may be in excess of customary commissions). Commissions and discounts paid in connection with the sale of the shares by the selling stockholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling stockholders will be borne by them. The selling stockholders will, and any broker-dealer or agent that participates with the selling stockholders in the sale of the shares by them may, be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act.


To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker dealer or agent regarding the sale of the notes and the underlying common stock by selling securityholders. Selling securityholders may not sell any or all of the notes and underlying common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that any such selling securityholder will not transfer, devise or gift the notes and the underlying common stock by other means not described in this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We are bearing all of the costs relating to the registration of the shares of common stock other than certain fees and expenses, if any, of counsel or other advisors to the selling security holders. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in the transaction, or both.

Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus. None of our selling security holders has agreed not to sell more than a certain number of shares during any single period of time, whether or not based upon the occurrence of any term or fulfillment of any condition.


The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling stockholders may be deemed to be engaged in distribution of common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1 - Not engage in any stabilization activities in connection with our common stock;

2 - Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3 - Not bid or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1933

                                  LEGAL MATTERS

Gersten, Savage, LLP, New York, New York, will pass upon the validity of the shares of our common stock for us in connection with this offering.


                               EXPERTS AND COUNSEL

The financial statements and schedules included in this Prospectus and in the Registration Statement have been audited by Demetrius & Company, L.L.C. independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the registration statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.


                                 TRANSFER AGENT

                              Transfer Online, Inc

                             ADDITIONAL INFORMATION


We filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act, with respect to the offer and sale of membership units pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the Commission and no reference is hereby made to such omitted information. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the Commission may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the Commission at its principal office at Judiciary Plaza, 100 F. Street, N.E., Washington, D.C. 20549. The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. As of effectiveness of our registration statement, we will be required to file periodic reports with the Securities and Exchange Commission ("SEC") pursuant to Section 15 of the Securities Exchange Act of 1934. Our quarterly reports will be made on Form 10-QSB, and our annual reports are made on Form 10-KSB. As of the date of this prospectus, our filings will be made pursuant to Regulation S-B for small business filers. We will also make current reports on Form 8-K. Except for our duty to deliver audited annual financial statements to our members pursuant to our operating agreement, we are not required to deliver an annual report to security holders and currently have no plan to do so. However, each filing we make with the SEC is immediately available to the public for inspection and copying at the Commission's public reference facilities and the web site of the Commission referred to above or by calling the SEC at 1-800-SEC-0330.

[Remainder of page intentionally left blank.]

                                    CONTENTS

                                                                          PAGE
                                                                        --------
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                   F-1
-------------------------------------------------------
Financial Statements

   Balance Sheet                                                          F-2
   -------------
   Statement of Operations                                                F-3
   -----------------------
   Statement of Members' Equity                                           F-4
   ----------------------------
   Statement of Cash Flows                                                F-5
   -----------------------
   Notes to Financial Statements                                          F-7
   -----------------------------

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Tetragenex Pharmaceuticals, Inc.

We have audited the accompanying balance sheet of Tetragenex Pharmaceuticals, Inc. as of December 31, 2005, and the related statements of operations, changes in stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Tetragenex Pharmaceuticals, Inc. as of December 31, 2005, and the results of its operations and cash flows for each of the two years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/DEMETRIUS & COMPANY, L.L.C.

Wayne, New Jersey
June 8, 2006

                              TETRAGENEX PHARMACEUTICALS, INC.

                                        BALANCE SHEET



                                                     DECEMBER 31,  SEPTEMBER 30,
ASSETS                                                   2005          2006
                                                     ------------  ------------
                                                                    (unaudited)
CURRENT ASSETS
   Cash and cash equivalents                          $ 2,273,702   $ 2,274,562
   Prepaid insurance and other current assets              75,572        18,945
                                                      -----------   -----------
                                                        2,349,274     2,293,507

Property and equipment, net                                15,478         8,754
Security Deposit                                           18,958        18,958
Patents, net                                              370,341       400,745
                                                      -----------   -----------

                                                      $ 2,754,051   $ 2,721,964
                                                      ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued expenses                  740,794       806,422
   Accrued interest                                        63,083       106,358
                                                      -----------   -----------

        Total current liabilities                         803,877       912,780

LONG TERM LIABILITY
   Notes payable                                        1,882,362     1,882,362
                                                      -----------   -----------

        Total liabilities                               2,686,239     2,795,142
                                                      -----------   -----------


COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY(DEFICIT)
   Preferred Stock- $.01 par value- 5,000,000 shares
        authorized 0 shares issued and outstanding             --            --
   Common stock - $.001 par value - 50,000,000 shares
        authorized 14,638,038  and 15,838,255 shares
        issued and outstanding                             14,638        15,838
   Additional paid-in capital                          96,501,887    98,824,363
   Accumulated deficit                                (96,448,713)  (98,913,379)
                                                      -----------   -----------

   Total stockholders' equity (Deficit)                    67,812       (73,178)
                                                      -----------   -----------

                                                      $ 2,754,051   $ 2,721,964
                                                      ===========   ===========


The accompanying footnotes are an integral part of the financial statements.

                        TETRAGENEX PHARMACEUTICALS, INC.

                            STATEMENTS OF OPERATIONS



                                                     Year ended December 31,        Nine months ended September 30,

                                                       2005             2004             2006             2005
                                                   ------------     ------------     ------------     ------------
REVENUE                                                                                       (unaudited)
     Contract revenue                              $         --     $         --     $         --     $         --
                                                   ------------     ------------     ------------     ------------
                                                             --               --               --               --
                                                   ------------     ------------     ------------     ------------


OPERATING EXPENSES
     Research and development                      $  1,220,935     $     30,825     $     38,338     $  1,083,425
     Compensation expense                             7,132,234        1,222,248        1,658,694        5,648,257
     Travel                                              43,524           51,258           60,317           39,334
     General and administrative                         305,487          382,842          200,737          217,888
     Professional fees                                  243,396          545,294          142,987          226,019
     Payroll taxes and employee benefits                136,636          120,375           65,475          113,037
     Consulting fees                                    387,202          344,548          209,358          356,055
     Rent and occupancy                                 133,829          145,797           80,057           95,900
     Depreciation and amortization                       61,943           58,444           32,103           45,050
                                                   ---------------------------------------------------------------

LOSS BEFORE OTHER INCOME(EXPENSE) AND TAX BENEFIT    (9,665,186)      (2,901,631)      (2,488,066)      (7,824,965)

OTHER INCOME (EXPENSE)
     Warrant Restructuring                           (2,451,419)        (295,737)              --       (2,451,419)
     Relief from liabilities                             56,314          806,751               --           56,314
     Interest income and other                           23,443            7,180           66,675           10,852
     Interest expense                                   (59,148)        (662,042)         (43,275)         (44,551)
                                                   ------------     ------------     ------------     ------------

LOSS BEFORE TAX BENEFIT                             (12,095,996)      (3,045,479)      (2,464,666)     (10,253,769)
     Sales of tax losses                                315,278          399,450               --               --
                                                   ------------     ------------     ------------     ------------

NET LOSS                                           $(11,780,718)    $ (2,646,029)    $ (2,464,666)    $(10,253,769)
                                                   ============     ============     ============     ============


Basic and diluted net loss per share               $      (0.92)    $      (0.40)    $      (0.16)    $      (0.88)
                                                   ============     ============     ============     ============

Weighted average common shares outstanding           12,811,243        6,583,759       15,421,756       11,599,971
                                                   ============     ============     ============     ============


The accompanying footnotes are an integral part of the financial statements.

                        TETRAGENEX PHARMACEUTICALS, INC.

             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                   FOR THE TWO YEARS ENDING DECEMBER 31, 2005

                NINE MONTHS ENDING SEPTEMBER 30, 2006(UNAUDITED)



                                                          Shares issued and outstanding
                                                       ------------------------------------
                                                                                                 Class C
                                                          Class A     Class D                  ----------     Class A      Class D
                                                        Preferred    Preferred      Common      Preferred    Preferred    Preferred
                                                          stock        stock        stock         Stock        stock        stock
                                                       ----------    ---------    ----------   -----------   ---------    ---------
BALANCE, DECEMBER 31, 2003                                 10,472          725     5,090,036   $    25,000    $     10     $      1
                                                       -----------------------------------------------------------------------------


Issuance of common stock for cash                                                  2,371,591
Conversion of class D into notes                                          (725)                                                  (1)
Conversion of Pref D notes into common stock                                       1,066,722
Conversion of Dip Notes and interest into common stock                             2,183,406
Conversion of redeemable Class A preferred
              stock                                       (10,472)                    10,472)                      (10)
Warrant restructuring
Warrants issued for DIP financing
Dividends on class A preferred stock
Dividends on class D preferred stock
Conversion of redeemable Class C preferred stock                                     100,000       (25,000)
Issuance of common stock for services                                                  5,700
Net income                                                     --           --            --            --          --           --
                                                       ----------   ----------   -----------   -----------    --------     --------

BALANCE, DECEMBER 31, 2004                                     --           --    10,827,927            --          --           --
                                                       -----------------------------------------------------------------------------

Issuance of common stock for cash                                                  3,708,961
Conversion of Dip Notes and interest into common stock                                64,932
Warrant restructuring
Issuance of common stock for services                                                 36,218
Issuance of warrants/options for services
Cancellation of Preferred A stock dividends
Net income                                                     --           --            --            --          --           --
                                                       ----------   ----------   -----------   -----------    --------     --------

BALANCE, DECEMBER 31, 2005                                     --           --    14,638,038            --          --           --
                                                       -----------------------------------------------------------------------------

Issuance of common stock for services                                                 13,950
Issuance of common stock for cash                                                  1,186,267
Issuance of warrants/options for services
Net income                                                     --           --            --            --          --           --
                                                        ---------   ----------   -----------   -----------    --------     --------

BALANCE, SEPTEMBER 30, 2006 (UNAUDITED)                        --           --    15,838,255            --          --           --
                                                       =============================================================================




                                                                     Additional
                                                         Common        paid-in      Accumulated
                                                          stock        capital        deficit         Total
                                                        -----------  ------------   ------------   ------------
BALANCE, DECEMBER 31, 2003                              $     5,090  $ 79,469,467   ($82,021,966)  ($ 2,547,398)
                                                        -------------------------------------------------------


Issuance of common stock for cash                             2,372     1,894,901                     1,897,273
Conversion of class D into notes                                        4,455,140                     4,455,139
Conversion of Pref D notes into common stock                  1,067    (5,404,876)                   (5,403,809)
Conversion of Dip Notes and interest into common stock        2,183     1,720,043                     1,722,226
Conversion of redeemable Class A preferred
              stock                                              10           (40)                          (40)
Warrant restructuring                                                     295,737                       295,737
Warrants issued for DIP financing                                         573,489                       573,489
Dividends on class A preferred stock                                      (24,259)                      (24,259)
Dividends on class D preferred stock                                     (651,506)                     (651,506)
Conversion of redeemable Class C preferred stock                100        78,169                        78,269
Issuance of common stock for services                             6         4,554                         4,560
Net income                                                       --            --     (2,646,029)    (2,646,029)
                                                        -----------  ------------   ------------   ------------

BALANCE, DECEMBER 31, 2004                                   10,828    82,410,819    (84,667,995)    (2,246,348)
                                                        -------------------------------------------------------

Issuance of common stock for cash                             3,708     3,582,012                     3,585,720
Conversion of Dip Notes and interest into common stock           65        51,881                        51,946
Warrant restructuring                                                   2,433,041                     2,433,041
Issuance of common stock for services                            37        30,484                        30,521
Issuance of warrants/options for services                               7,846,949                     7,846,949
Cancellation of Preferred A stock dividends                               146,701                       146,701
Net income                                                       --            --    (11,780,718)   (11,780,718)
                                                        -----------  ------------   ------------   ------------

BALANCE, DECEMBER 31, 2005                                  14,638   $ 96,501,887   ($96,448,713)  $     67,812
                                                        -------------------------------------------------------

Issuance of common stock for services                            14        13,936                        13,950
Issuance of common stock for cash                             1,186     1,325,941                     1,327,127
Issuance of warrants/options for services                                 982,599                       982,599
Net income                                                       --            --     (2,464,666)    (2,464,666)
                                                        -----------  ------------   ------------   ------------

BALANCE, SEPTEMBER 30, 2006 (UNAUDITED)                 $    15,838  $ 98,824,363   ($98,913,379)  ($    73,178)
                                                        =======================================================


The accompanying footnotes are an integral part of the financial statements.

                        TETRAGENEX PHARMACEUTICALS, INC.

                            STATEMENTS OF CASH FLOWS



                                                                          Year ended December 31,    Nine months ended September 30,
                                                                        ---------------------------  -------------------------------

                                                                             2005           2004           2006            2005
                                                                        ------------    -----------    -----------    ------------
                                                                                                               (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                           $(11,780,718)   $(2,646,029)   $(2,464,666)   $(10,253,769)
     ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH
     USED IN OPERATING ACTIVITIES
          DIP interest added to notes payable                                     --         82,673             --              --
          Warrant restructuring                                            2,433,041        295,737             --       2,433,041
          Depreciation and amortization                                       61,943         58,444         32,103          45,050
          Stock , option, and warrant compensation                         7,920,940          4,560        996,119       5,140,008
     CHANGES IN OPERATING ASSETS AND LIABILITIES
          Prepaid insurance and other current assets                         135,275       (146,000)        56,627         181,797
          Accounts payable and accrued expenses                           (1,172,459)       (63,539)        66,058         517,572
          Accrued interest payable                                            57,203          5,880         43,275          42,606
                                                                        ------------    -----------    -----------    ------------

                 Net cash used in operating activities                    (2,344,775)    (2,408,274)    (1,270,484)     (1,893,695)
                                                                        ------------    -----------    -----------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
          Cash paid for property and equipment                                (4,372)            --             --          (4,372)
          Cash paid for patents                                              (82,773)      (137,040)       (55,783)        (69,336)
                                                                        ------------    -----------    -----------    ------------

                 Net cash (used in) provided by investing activities         (87,145)      (137,040)       (55,783)        (73,708)
                                                                        ------------    -----------    -----------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
          Proceeds from issuance of common stock                           3,542,251      1,897,273      1,327,127       2,909,105
          Proceeds from notes payable                                      1,588,259             --
          Payment of notes payable                                          (446,305)            --        (63,800)
          Warrants issued for DIP financing                                       --        573,489             --              --
          Payment on conversion of preferred D stock                              --       (475,840)            --              --
                                                                        ------------    -----------    -----------    ------------

                 Net cash provided by financing activities                 3,095,946      3,583,181      1,327,127       2,845,305
                                                                        ------------    -----------    -----------    ------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                         664,026      1,037,867            860         877,902

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                               1,609,676        571,809      2,273,702       1,609,676
                                                                        ------------    -----------    -----------    ------------

CASH AND CASH EQUIVALENTS, END OF YEAR                                  $  2,273,702    $ 1,609,676    $ 2,274,562    $  2,487,578
                                                                        ============    ===========    ===========    ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
          Cash paid for taxes                                                     --             --             --              --
          Cash paid for interest                                        $         --    $        --    $        --    $         --
                                                                        ============    ===========    ===========    ============

NON CASH TRANSACTIONS
           Stock, option, and warrant issued for compensation              7,920,940          4,560        996,119       5,140,008


The accompanying footnotes are an integral part of the financial statements.

                        TETRAGENEX PHARMACEUTICALS, INC.

                              FINANCIAL STATEMENTS

          (INFORMATION WITH RESPECT TO THE 9 MONTHS ENDED SEPTEMBER 30,
                           2006 AND 2005 IS UNAUDITED)

                        TETRAGENEX PHARMACEUTICALS, INC.

                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION WITH RESPECT TO THE 9 MONTHS ENDED SEPTEMBER 30,
                          2006 AND 2005 IS UNAUDITED)




1       THE COMPANY

        Tetragenex Pharmaceuticals Inc. was incorporated in 2000 in the State of Delaware and Innapharma was incorporated in 1989 aslso in the State of Delaware. The corporate headquarters for Innapharma and Tetragenex (collectively, the "Company") are located in Park Ridge, New Jersey. On November 23, 2004 Innapharma Inc merged into its wholly owned subsidiary Tetragenex Pharmaceuticals, Inc. As part of the merger all existing shares, options and warrants converted into securities of Tetragenex on a 1 for 4 basis. All numbers relating to shares of the Company have been restated to reflect the 1 for 4 conversion ratio.

        Tetragenex Pharmaceuticals Inc. ("Tetragenex")("The Company") is a biopharmaceutical company working to discover, develop and commercialize proprietary pharmaceutical products that treat serious diseases for which current therapies are inadequate. Innapharma has developed and patented a novel platform of pharmaceutical "small chain" peptides that treat depression, anxiety and other central nervous system disorders. The Company's leading product candidate, the antidepressant compound Nemifitide, is currently in human clinical trials.

        Tetragenex has also discovered, synthesized and is currently developing a platform of new and unique chemically-modified tetracycline molecules to be used in the treatment of certain types of cancer and treatment resistant bacterial infections. These tetracycline-based product candidates are currently in the pre-clinical development stage.


2       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        PRINCIPLES OF CONSOLIDATION

        The consolidated financial statements include the accounts of Innapharma and its wholly owned subsidiary, Tetragenex prior to November 26, 2004 at which time Innapharma was merged into Tetragenex Pharmaceuticals, Inc and Innapharma, Inc. ceased to exist as an entity. All significant intercompany transactions and balances have been eliminated in consolidation.

        USE OF ESTIMATES

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        FINANCIAL INSTRUMENTS

        The Company's financial instruments include cash and cash equivalents, restricted cash, accounts payable and accrued expenses and notes payable. These financial instruments are carried at cost, which unless otherwise disclosed, approximates fair value due to their short maturities.

                        TETRAGENEX PHARMACEUTICALS, INC.

                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION WITH RESPECT TO THE 9 MONTHS ENDED SEPTEMBER 30,
                          2006 AND 2005 IS UNAUDITED)




2       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        CASH AND CASH EQUIVALENTS

        The  Company  considers  all highly  liquid  investments  with  original
        maturities   of  three  months  or  less  when   purchased  to  be  cash
        equivalents.

        The Company's cash and cash equivalents are held principally at one financial institution and at times may exceed insured limits.

        PROPERTY AND EQUIPMENT

        Property and equipment are stated at cost and depreciated on a straight-line basis over the estimated useful lives of the related assets, which is generally five years. Expenditures for maintenance and repairs are charged to operations at the time the expense is incurred. Expenditures determined to represent additions are capitalized.

        IMPAIRMENT OF LONG-LIVED ASSETS

        The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Impairment is determined to exist if estimated undiscounted future cash flows are less than the carrying amount of the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company has determined that there was no impairment of long-lived assets in 2004 and 2005 and thus no impairment loss was taken in those years.

        PATENTS

        The Company capitalizes its expenditures relating to the filing and maintenance of its patents and amortizes such costs over the estimated useful life of the patent, which generally approximates fifteen years. Accumulated amortization was $325,776 at December 31, 2005. Amortization expense related to patents was $51,067 and $43,341 for the years ended December 31, 2005 and 2004 respectively.

        DEBT ISSUE COSTS

        Costs associated with the issuance of the private placement notes and other debt, which consists principally of legal fees, underwriter/ placement agent costs and commissions, are amortized over the terms of the related debt using the effective interest method.

        INCOME TAXES

        The Company accounts for income taxes using the liability method. The liability method requires the determination of deferred tax assets and liabilities based on the differences between the financial statements and income tax bases of assets and liabilities, using enacted tax rates. Additionally, net deferred tax assets are adjusted by a valuation allowance, if, based on the weight of available evidence, it is uncertain whether some portion or all of the net deferred tax assets will be realized.

                        TETRAGENEX PHARMACEUTICALS, INC.

                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION WITH RESPECT TO THE 9 MONTHS ENDED SEPTEMBER 30,
                          2006 AND 2005 IS UNAUDITED)




        RESEARCH AND DEVELOPMENT

        The Company expends funds on research and development to develop new products or processes, to improve present products, and to discover new knowledge that may be valuable at some future date. Costs incurred for research and development activities are expensed as incurred.

        BASIC AND DILUTED LOSS PER COMMON SHARE

        The Company displays earnings per share in a dual presentation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common shareholders by the weighted average number of common shares outstanding for the period.

        Outstanding common stock options, warrants, convertible preferred shares and convertible notes payable have not been considered in the computation of diluted earnings per share amounts, since the effect of their inclusion would be antidilutive. Accordingly, basic and diluted earnings per share are identical.

        STOCK BASED COMPENSATION

        On December 16, 2004 immediately following the revised pronouncement 123-R we early adopted the provisions of SFAS 123-R retroactively to January 1, 2003. We applied the provisions of the standard by directly expensing the fair value of options and warrants under the black scholes method to the statement of operations. This enabled the company to treat employees and others on an equal basis. Had we not adopted 123-R the company would have had to calculate employee options differently which management felt would lead inconsistency in the reflection of the value of options and warrants. The Company accounts for stock based grants issued to non-employees at fair value in accordance with SFAS 123 and EITF 96-18 "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or In Conjunction with Selling, Goods or Services."

        RECENTLY ISSUED ACCOUNTING STANDARDS

        In November 2004, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 151, INVENTORY COSTS, which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not believe the adoption of SFAS No. 151 will have a material impact on its financial statements.

        In December 2004, the FASB issued SFAS 152 ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS which changes certain of the accounting in that industry for fiscal years beginning after June 15, 2005. Company does not believe the adoption of SFAS No. 152 will have a material impact on its financial statements.

        In December 2004, the FASB issued SFAS No. 153, EXCHANGES OF NONMONETARY ASSETS, which eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial

                        TETRAGENEX PHARMACEUTICALS, INC.

                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION WITH RESPECT TO THE 9 MONTHS ENDED SEPTEMBER 30,
                          2006 AND 2005 IS UNAUDITED)




        substance. SFAS No. 153 will be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not believe the adoption of SFAS No. 153 will have a material impact on its financial statements.

        In December 2004, the FASB issued SFAS No. 123(R), SHARE-BASED PAYMENT, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB Opinion No. 25. In March 2005, the Securities and Exchange Commission (SEC) released Staff Accounting Bulletin (SAB) 107,
        Share-Based Payment, which expresses views of the SEC Staff about the application of SFAS No. 123(R). SFAS No. 123(R) was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that SFAS No. 123(R) will be effective for annual reporting periods beginning on or after June 15, 2005. The Company early adopted SFAS No, 123 (R) for the year ended December 31, 2003.

        In May 2005, the FASB issued SFAS 154 ACCOUNTING CHANGES AND ERROR CORRECTIONS which requires accounting changes to be applied retroactively as of the earliest practicable date and all financial statements for periods subsequent to that date to reflect the adopted principle as if it had been in effect for all periods. SFAS 154 is effective for fiscal years beginning after December 15, 2005. Company does not believe the adoption of SFAS No. 154 will have a material impact on its financial statements.


     In February 2006, the FASB issued Statement of Financial Accounting Standard (SFAS) No. 155 (SFAS No. 155), ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS--AN AMENDMENT OF FASB STATEMENTS NO. 133 AND 140, to simplify and make more consistent the accounting for certain financial instruments. Specifically, SFAS No. 155 amends SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation provided that the whole instrument is accounted for on a fair value basis. Prior to fair value measurement, however, interests in securitized financial assets must be evaluated to identify interests containing embedded derivatives requiring bifurcation. The amendments to SFAS No. 133 also clarify that interest-only and principal-only strips are not subject to the requirements of the SFAS, and that concentrations of credit risk in the form of subordination are not embedded derivatives. Finally, SFAS No. 155 amends SFAS No. 140, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL FOR LONG-LIVED ASSETS, to allow a qualifying special-purpose entity (SPE) to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The Company does not anticipate that the adoption of this statement to have a material impact on its consolidated financial statements.

     In September 2005, the FASB issued FASB Statement No. 157. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practices. This Statement is

                        TETRAGENEX PHARMACEUTICALS, INC.

                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION WITH RESPECT TO THE 9 MONTHS ENDED SEPTEMBER 30,
                          2006 AND 2005 IS UNAUDITED)




effective for financial statements for fiscal years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. Management believes this Statement will have no material impact on the financial statements of the Company once adopted.

     The FASB has recently announced a new interpretation, FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" (FIN 48), which will be effective for fiscal years beginning after December 15, 2006, FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB statement No. 109, "Accounting for Income Taxes". FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company has not determined the impact of the adoption of FIN 48 on its consolidated financial statements.



        INTERIM FINANCIAL STATEMENTS

        Financial statements as of September 30, 2006 and for the nine month periods ended September 30, 2006 and 2005 have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period


3       PROPERTY AND EQUIPMENT

        Property and equipment are summarized as follows:

                                                              DECEMBER 31,
                                                              ------------
                                                                  2005
                                                              ------------
        Furniture and fixtures                                $     82,995
        Machinery and equipment                                     75,278
                                                              ------------
                                                                   158,273
        Less accumulated depreciation                              142,795
                                                              ------------

                                                              $     15,478
                                                              ============



        Depreciation expense for the years ended December 31, 2005 and 2004 was $10,876 and $15,103 respectively.

                        TETRAGENEX PHARMACEUTICALS, INC.

                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION WITH RESPECT TO THE 9 MONTHS ENDED SEPTEMBER 30,
                          2006 AND 2005 IS UNAUDITED)




4       INCOME TAXES

        The income tax benefit for the year ended, December 31, 2005 and 2004, includes

                                                2005              2004
                                              --------          --------

             Federal                                --                --
             State                            $315,278          $399,450
                                              --------          --------
                                              $315,278          $399,450
        Deferred
             Federal                                --                --

             State                                  --                --

                                              --------          --------

                                              $315,278          $399,450
                                              ========          ========


        There is no current provision for corporate income taxes for the years ended December 31, 2005, and 2004 as the Company generated net losses for income tax purposes. At December 31, 2005, the Company had available for federal income tax purposes net operating loss carry forwards of approximately $67,210,000 that expire through 2025. At December 31, 2005, the Company had credits for increasing research activities of approximately $825,000 that expire through 2007.

        The tax effects of temporary differences that give rise to deferred tax assets and liabilities are summarized as follows:



                                                   DECEMBER 31,
                                                   ------------

                                                       2005
                                                   ------------
        DEFERRED TAX ASSETS:
             Net operating loss carry forwards     $ 23,728,000
             Stock compensation                      10,278,000
             Research and development credits           825,000
                                                   ------------

             Total deferred tax assets               34,831,000

             Valuation allowance                    (34,831,000)
                                                   ------------

             Net deferred tax assets                      $ -0-
                                                   ------------

        The net change in the valuation allowance was an increase of $3,728,483 and $270,653 in 2005 and 2004 respectively.

                        TETRAGENEX PHARMACEUTICALS, INC.

                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION WITH RESPECT TO THE 9 MONTHS ENDED SEPTEMBER 30,
                          2006 AND 2005 IS UNAUDITED)




        The reconciliation of estimated income taxes attributed to operations at the statutory tax rates to the reported income tax benefit is as follows:

                                                         2005           2004
                                                     -----------      ---------
        Expected federal tax at statutory rate       $  (914,000)     $(531,300)
        State taxes, net of federal tax rate            (152,700)       (88,803)
        Increase in stock option tax benefit          (2,977,011)           -0-
        Change in valuation allowance                  3,728,483        270,653
                                                     -----------      ---------

                                                     $  (315,278)     $(399,450)
                                                     ===========      =========


        As of December 31, 2005 we had net operating loss carry forwards for federal income tax purposes of approximately $67,167,000 which expire in the years 2008 through 2025 and federal research and development tax credits of approximately $825,000 which expire in the years 2015 through 2022.

        As of December 31, 2005 we had net operation loss carry forwards for state income tax purposes of approximately $3,758,000 which expire through 2012.

        Utilization of our net operating loss and credit carry forwards may be subject to substantial annual limitation due to the ownership change imitations provided by the Internal Revenue Code and similar state provisions. Such an annual limitation could result in the expiration of the net operating loss and credits before utilization

        During 2005 and 2004 the Company participated in the Technology Tax Certificate Transfer Program sponsored by the New Jersey Economic Development Authority. Through the Program the Company was able to transfer a portion of its State operating loss carry forwards in exchange for $315,278 and $399,450 respectively.

5       NOTES PAYABLE

        The company has a $1,882,362 note payable plus 3% interest due on April 23, 2009. The note is convertible into common shares at $5 per share at the discretion of the holder of the note. See note 7, stockholder's equity-Class D preferred stock for additional details.

6       STOCKHOLDERS' EQUITY

        CLASS A CUMULATIVE PREFERRED STOCK

        During 1994, the Company authorized 305,325 shares of Class A Preferred Stock ("Class A Preferred"), $.001 par value and issued 305,325 shares in connection with a private placement offering. The liquidation preference of each share of Class A Preferred is $16.96 per share plus unpaid dividends. On May 30, 1999, the Class A Preferred began to accrue dividends at a rate of 15% per annum. The dividends are payable only when declared by the board of directors or upon conversion of the Class A Preferred shares.

                        TETRAGENEX PHARMACEUTICALS, INC.

                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION WITH RESPECT TO THE 9 MONTHS ENDED SEPTEMBER 30,
                          2006 AND 2005 IS UNAUDITED)




        In connection with the private placement offering, the holders of the Class A Preferred also received common stock purchase rights which entitle the holders thereof to a right to purchase or subscribe for any unissued Common Stock, or any additional shares of Common Stock to be issued by reason of any increase of the authorized Common Stock of the Company to the extent necessary to maintain each Class A Preferred stockholder's proportionate equity interest in the Company.

        The Class A Preferred are automatically convertible into common stock at the rate of one share for each share of Class A Preferred upon the occurrence of one of the following events: (i) upon the consummation of a Qualified IPO, as defined; (ii) upon the sale of a majority of the Company's capital stock; or (iii) upon the sale of all or substantially all of the Company's assets for cash and/or capital stock to a non-affiliated purchaser. The Class A Preferred have no voting rights, except as required by applicable law.

        On January 17, 2002 the holders of 270,898 shares of Class A Preferred stock that had not been previously cancelled or converted, agreed to convert their investment into 377,470 shares of the Company's common stock.

        On November 23, 2004 upon the completion of the Tetragenex merger the holders of the final 10,472 shares of Class A preferred were converted into 10,472 common shares of Tetragenex and the accrued dividend was eliminated. As of December 31, 2005 there were no shares of Class A preferred outstanding.

        In  December   2005  as  per  the  terms  of  the   Company's   plan  of
        Reorganization the company wrote off the $146,701 in accrued dividends from the Innapharma preferred A stock.


        CLASS C REDEEMABLE CUMULATIVE PREFERRED STOCK

        The Company had authorized 2,250,000 shares of Class C Preferred Stock ("Class C Preferred") $.001 par value and issued a total of 213,750 shares during 1998 and 1997 at $16.00 per share for gross proceeds of $3,420,000 and incurred offering costs of $743,203. The Class C Preferred bears a liquidation preference of $16.00 per share and dividends at the rate of 10% per annum.

        The Class C Preferred was convertible, in whole or in part, at the option of the holder, at any time, into shares of Common Stock at a rate equal to one share of Common Stock for each share of Class C Preferred. The Company had the right to require a conversion of the Class C Preferred at the then effective conversion price, in the event the Company consummates an IPO resulting in gross proceeds to the Company of not less than $20,000,000. In the event the Company had not completed an IPO, a merger into a public company or any other liquidity events by March 2003, the holders of the Class C Preferred had the right to put the Class C Preferred to the Company at a redemption price of $16.00 per share plus cumulative dividends, whether declared or undeclared.

        The holders of the Class C Preferred had anti-dilution rights with respect to the sale of shares of Common Stock, options, warrants or securities convertible into shares of Common Stock issued at a price per share of the Common Stock less than the then current conversion price of Class C Preferred. The Company has the right of first refusal to purchase any shares of Class C Preferred offered by a holder of Class C Preferred.

                        TETRAGENEX PHARMACEUTICALS, INC.

                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION WITH RESPECT TO THE 9 MONTHS ENDED SEPTEMBER 30,
                          2006 AND 2005 IS UNAUDITED)




        Shares of Class C Preferred were entitled to one vote per share and have the right to vote on all matters submitted to a vote of the holders of the Company's Common Stock.

        During 2001, the holders of 125,000 shares of Class C Preferred converted their investment into 125,000 shares of the Company's Common Stock. In addition, on January 17, 2002 the holders of an additional 82,500 shares of Class C Preferred stock converted their investment into 82,500 shares of the Company's common stock.

        On May 14, 2004 the final Class C Preferred shareholder converted their investment into 100,000 shares of common stock. On December 31, 2005 there were no shares of Preferred C stock outstanding.


        CLASS D PREFERRED STOCK

        On March 2, 2002 and May 24, 2002, the Company issued an aggregate of 725 shares, of its Class D preferred stock ("Class D Preferred") and warrants to purchase 240,000 shares of its common stock, for gross proceeds of $7,250,000. The aggregate stated value of the Class D Preferred is convertible into shares of the Company's common stock at a conversion price of $17 per common stock share, subject to adjustment for certain antidilution rights, plus accrued dividends at a rate of 10% per annum, at any time at the holders option or upon any of the following: i) the consummation of a merger or consolidation in which the Company is not the surviving entity; ii) the conveyance, sale or exchange of all of the Company's outstanding common stock; or iii) the listing of the Company's common stock on a national exchange, as defined, pursuant to a public offering resulting in gross proceeds of not less than $15,000,000. The holders of the Class D Preferred do not have any voting rights other than those required under state law. The warrants issued in connection with the Class D Preferred are exercisable at $20.00 per share and expire five years from the date of grant. The Company incurred total costs of $632,276 in connection with the issuance of the Class D Preferred including 13,125 warrants with the same terms as described above. In addition, the Company paid $29,143 of legal expenses on behalf of the investor, which has been classified as a deemed dividend in the accompanying consolidated financial statements.

        On November 23, 2004 the company entered into an agreement with the holders of Class D preferred stock to eliminate the class D preferred shares in exchange for cash payments of $600,000 less legal fees on the effective date of the bankruptcy and another $600,000 payable one year from the effective date. They were also issued a $2.6 million convertible note payable 53 months from the effective date plus accrued interest at the rate of 3% per annum. On November 23, 2004 three of the entities that comprise the preferred D shareholders agreed to convert their portion of the $600,000 payment into equity. A total of $143,967.60 was converted into 179,960 shares of Tetragenex common stock. They agreed as well to convert $165,480 of the amount due one year from the effective date into 206,850 shares of common stock. The balance of the short term notes payable, an aggregate of $434,483, was paid on or around November 23, 2005 in connection with the agreement. In addition $814,476 of the $2.6 million long term note plus accrued interest was converted into 679,910 shares of common stock in

                        TETRAGENEX PHARMACEUTICALS, INC.

                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION WITH RESPECT TO THE 9 MONTHS ENDED SEPTEMBER 30,
                          2006 AND 2005 IS UNAUDITED)




        2004. A total of 1,882,362 plus 3% interest per year is due on or before April 23, 2009. The note is convertible into common shares at $5 per share at the discretion of the holders of the note.

        STOCK OPTIONS

        The Company had options outstanding that were issued in accordance with three stock option plans, the Special Stock Option Plan (the "SSOP"), an Incentive Stock Option Plan (the "ISOP") and a Bonus Share Plan (the "BSP"), each of which have been authorized by the Company's Board of Directors. The SSOP and the ISOP were adopted in July 1993, and the BSP was adopted in April 1994.

        The options granted under the SSOP were issued in a special one-time grant on July 1, 1993 and are non-qualified stock options. No further options may be granted under the SSOP. Under the SSOP as of December 31, 2003 and December 31, 2004 there were outstanding options to purchase 86,500 shares of the Company's Common Stock. All of such options were exercisable at a price of $2 per share and they expire no more than 10 years from the date of grant. As of December 31, 2005 there were no options granted under the SSOP outstanding

        The ISOP permits the grant of options which may either be "incentive stock options" ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "non-qualified stock options" ("NSOs"), which do not meet the requirements of Section 422 of the Code. All employees, officers, and directors, of the Company were eligible to be granted options under the ISOP.

        Within the limits of the ISOP, the Compensation Committee, which is selected by the Company's Board of Directors, has exclusive authority, among other things, to select those to whom options shall be granted, to determine the number of shares of Common Stock to be covered by each option, and to determine the other terms of each option, including, but not limited to, the exercise price and duration.

        Options to purchase 37,409 shares of Common Stock of the Company were outstanding at December 31, 2003 and December 31, 2004 under the ISOP at exercise prices ranging from $18.04 per share to $25.12 per share. As of December 31, 2005 there were no options granted under the ISOP outstanding.

        The BSP options were issued to management of the Company upon achievement of certain performance targets. There were 126,875 options that issued and outstanding at December 31, 2003 and 2004 respectively under the BSP at an exercise price of $1.24 per share. No further options may be granted under the BSP. As of December 31, 2005 there were no options granted under the BSP outstanding.

        As of December 31, 2003 there were outstanding non-plan options to purchase 2,447,405 shares of the Company's Common Stock. All such options are exercisable at prices between $0.20 and $26 per share and expire no more than 10 years from the date of grant. There were no additional grants during 2004 or 2005.

        On April 6, 2005 in connection with the Company's warrant conversion all options issued prior to 2005 were converted into Tetragenex warrants exercisable either at $1 or $6.

                        TETRAGENEX PHARMACEUTICALS, INC.

                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION WITH RESPECT TO THE 9 MONTHS ENDED SEPTEMBER 30,
                          2006 AND 2005 IS UNAUDITED)




        On January 5, 2005 the Company issued an aggregate of 3,787,500 options to officers, directors and employees of the Company. The options have an exercise price of $1 per share and expire April 6, 2021. On August 23, 2005 an aggregate of 1,777,000 options were granted to officers, directors and employees of the Company also with an exercise price of $1 per share and an expiration date of April 6, 2021. Additionally in December 2005 several members of the management team, employees and board members agreed to convert either all or some of their deferred salaries or deferred payments due into options of the company. An aggregate of $1,581,753 of accrued salaries was converted into 1,581,753 options to purchase Tetragenex common stock at $1 per share expiring December 2020. On December 31, 2005 there were 7,146,253 options outstanding. Expenses totaling $5,882,003 was charged to Compensation Expense representing the Black Scholes valuation of the options issued. A credit of $597,216 was entered to Compensation Expense resulting from the cancellation of the existing 2,698,189 options during 2005.

        The following table presents the combined activity of the plan and non-plan stock option issuances for the years ended December 31, 2004 and 2005:


                                                               Weighted
                                                                Average
                                                 Options    Exercise Price
                                                ---------   --------------

        Outstanding at December 31, 2003        2,698,189     $   13.20
        Granted                                       -0-     $     -0-
        Converted                                     -0-     $     -0-
                                                ---------     ---------
        Outstanding at December 31, 2004        2,698,189     $   13.20
        Granted                                 7,146,253     $    1.00
        Converted                               2,698,189     $   13.20
                                                ---------     ---------
        Outstanding at December 31, 2005        7,146,253     $    1.00
                                                =========     =========


        The following table presents, for each of the following classes of options as determined by range of exercise price, the information regarding weighted-average exercise price and weighted average remaining contractual life as of December 31, 2005:

                                  Options Outstanding                   Options Exercisable
                          ---------------------------------     ----------------------------------
                                       Weighted   Weighted                   Weighted   Weighted
                                       Average    Average        Number of   Average    Average
            Range of       Number of   Exercise   Remaining       Options    Exercise   Remaining
         Exercise Price     Options      Price       Life                      Price       Life
        ----------------  -----------  ---------  ---------     ------------ ---------  ----------
         $1.00             7,146,253    $  1.00       14.3        7,146,253   $  1.00      14.3

        In accordance with the requirements of SFAS 123, the following are the pro forma net loss and net loss per share amounts for the years ended December 31, 2005 and 2004, as if the

                        TETRAGENEX PHARMACEUTICALS, INC.

                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION WITH RESPECT TO THE 9 MONTHS ENDED SEPTEMBER 30,
                          2006 AND 2005 IS UNAUDITED)




        compensation cost for options issued had been determined based on the fair value at the grant date for grants in 2005, 2004 and 2003, consistent with the provisions of SFAS 123:

        The grant-date fair values of options granted were estimated using the Black-Scholes option pricing model with the following weighted average assumptions for the years ended December 31:

                                                 2005          2004
                                               --------      --------

          Expected life (years)                  14.3             5.0
          Risk-free interest rate                 4.375%          3.5%
          Volatility                                117%        122.0%


        On July 11, 2006 the Board authorized the issuance of 853,000 options exercisable at $1 per share with an expiration of January 2020 to existing board members, officers and employees of the company for services performed.


        WARRANTS

        On April 6, 2005 as part of the Company's private placement and warrant exchange all existing employee options and all existing warrants that were not previously converted, were converted into warrants to purchase Tetragenex common shares either at $1 per share expiring November 30, 2009 or at $6 per share expiring November 30, 2011. An aggregate expense was issued to warrant restructuring totaling $3,030,256 to reflect the cancellation of existing warrants and issuance of new warrants based on the Black Scholes calculation.

        On April 6, 2005 the Company agreed to issue 100,000 warrants exercisable at $1 per share expiring 11/30/2009 to two separate law firms in connection with work performed on The Company's pending SB-2 as well as the settlement with its former patent attorneys respectively. An expense to legal fees of $123,400 was entered to reflect the value of these warrants based on the Black Scholes calculation

        In May 2005 the company issued a total of 150,000 warrants to purchase the company's common stock at $1 per share expiring November 30, 2009 as compensation for consulting with the company as well as introducing potential investors to the company. An expense to consulting fees of $99,750 was entered to reflect the value of these warrants based on the Black Scholes calculation

        At December 31, 2005, the Company had outstanding warrants to purchase 10,130,399 shares of the Company's common stock at exercise prices of $1 and $6 per share. These warrants have expirations of November 30, 2009 and November 30, 2011.

                        TETRAGENEX PHARMACEUTICALS, INC.

                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION WITH RESPECT TO THE 9 MONTHS ENDED SEPTEMBER 30,
                          2006 AND 2005 IS UNAUDITED)




        The following table presents, for each of the following classes of warrants as determined by range of exercise price, the information regarding warrants outstanding and weighted-average exercise price as of December 31, 2005:


                                                   Warrants Outstanding
                                         ---------------------------------------
                                                                Weighted Average
           Range of Exercise Price       Number of Warrants      Exercise Price
           -----------------------       ------------------     ----------------

             $1.00                            6,523,898             $1.00
             $6.00                            3,606,501             $6.00


        COMMON STOCK TRANSACTIONS

        From August 2003 through November 2004 the company raised $1,657,500 as part of its Debtor in Possession financing. Investors who participated in this offering received a note for the amount of investment plus accrued interest at 10% per annum to be converted into the company's common stock at $.80 at the time of the first closing of its private placement dated August 2004. On December 31, 2003 $101,096 was stated as notes payable resulting from 2 outstanding notes from the DIP financing. Investors who participated in this offering received 828,750 warrants to purchase common shares at $1 per share expiring November 30, 2009. On November 23, 2004 holders of the DIP notes converted $1,746,724 of notes and accrued interest into 2,183,406 shares of common stock. A total of $89,225 of interest was converted into common shares of the company. There was an additional $100,000 in notes payable outstanding on December 31, 2004

        On November 23, 2004 the company issued 2,371,591 shares of common stock through a private placement at $.80 per share. As a result of this transaction the company raised gross proceeds of $1,897,273 cash.

        On December 31, 2004 the company had $275,460 in restricted cash which consisted of funds held in escrow as part of the company's private placement that was waiting to be closed upon.

        On November 23, 2004 under the terms of the Class A preferred stock agreement the holders of the remaining 10,472 shares of Class A preferred stock were converted into 10,472 shares of common stock

        In April 2004 the last remaining holder of Class C preferred stock converted his 25,000 class C preferred shares into 100,000 shares of the Company's common stock.

        In May 2004 the company entered into an agreement with the holders of the 725 shares of Class D preferred stock to eliminate the class D preferred shares in exchange for cash payments of $600,000 on the effective date of the bankruptcy and $600,000 one year from the effective date.

                        TETRAGENEX PHARMACEUTICALS, INC.

                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION WITH RESPECT TO THE 9 MONTHS ENDED SEPTEMBER 30,
                          2006 AND 2005 IS UNAUDITED)




        They were also issued a $2.6 million convertible note payable 53 months from the effective date plus accrued interest at the rate of 3% per annum. On November 23, 2004 three of the entities that comprise the preferred D shareholders agreed to convert their portion of the $600,000 payment into equity. A total of $143,967.60 was converted into 179,960 shares of Tetragenex common stock. They agreed as well to convert $165,480 of the amount due one year from the effective date into 206,850 shares of common stock. In addition $717,241 of the $2.6 million note plus accrued interest was converted into 679,912 shares of common stock. An aggregate of 1,066,722 shares of common stock was issued to the former note holders. The long term note due to the former Preferred D holders is secured by the patents of the company

        On December 31, 2004 a total of 5,700 common shares were issued to our outside financial consultant as partial payment for services performed. As a result of this transaction $4,554 was charged to additional paid in capital.

        On  December  31,  2004  the  company  had   10,827,927   common  shares
        outstanding.

        On April 6, 2005 the company had the final closing of its private placement dated Aug 20, 2004. The company issued an aggregate of
        1,143,668 common shares of its stock and received cash proceeds of $914,934

        On September 23, 2005 as part of the company's Placement memorandum dated July 2005 the company issued 1,977,000 common shares of Tetragenex stock and 1,977,000 warrants to purchase additional shares of Tetragenex common stock in exchange for gross proceeds of $1,977,000 The company paid an aggregate of $23,750 to several consultants who assisted in the fund raising process. Thus the net proceeds to the company totaled $1,953,250. Investors who participated in the deal purchased units for $25,000 per unit. Each unit consisted of 25,000 shares of Tetragenex common stock and 25,000 warrants to purchase shares of Tetragenex common stock at $1 per share expiring 11/30/09.

        On November 21, 2005 as part of the company's Placement memorandum dated July 2005 the company issued 481,000 common shares of Tetragenex stock and warrants to purchase an additional 481,000 common shares of Tetragenex stock in exchange for gross proceeds of $481,000 The company paid an aggregate of $16,100 to a consultant who assisted in the fund raising process. Thus the net proceeds to the company totaled $464,900. Investors who participated in the deal purchased units for $25,000 per unit. Each unit consisted of 25,000 shares of Tetragenex common stock and 25,000 warrants to purchase shares of Tetragenex common stock at $1 per share expiring 11/30/09.

        On November 28, 2005 as part of the company's Placement memorandum dated July 2005 the company issued 175,000 common shares of stock and warrants to purchase an additional 175,000 common shares of stock in exchange for gross proceeds of $175,000 The company paid an aggregate of $5,000 to a consultant who assisted in the fund raising process. Thus the net proceeds to the company totaled 170,000. Investors who participated in the deal purchased units for $25,000 per unit. Each unit consisted of 25,000 shares of Tetragenex common stock and 25,000 warrants to purchase shares of Tetragenex common stock at $1 per share expiring 11/30/09.

                        TETRAGENEX PHARMACEUTICALS, INC.

                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION WITH RESPECT TO THE 9 MONTHS ENDED SEPTEMBER 30,
                          2006 AND 2005 IS UNAUDITED)




        During 2005 a total of 40,318 common shares were issued to our outside financial consultant as partial payment for services performed. As a result of this transaction $40,277 was charged to additional paid in capital.

        In March 2006 as part of the company's Placement memorandum dated July 2005 the company issued 352,000 common shares of Tetragenex stock and 352,000 warrants to purchase additional shares of Tetragenex common stock in exchange for gross proceeds of $352,000. The company paid an aggregate of $9,200 to several consultants who assisted in the fund raising process. Thus the net proceeds to the company totaled $342,800. Investors who participated in the deal purchased units for $25,000 per unit. Each unit consisted of 25,000 shares of Tetragenex common stock and 25,000 warrants to purchase shares of Tetragenex common stock at $1 per share expiring 11/30/09.

        On April 4, 2006 as part of the company's Placement memorandum dated July 2005 the company issued 275,000 common shares of Tetragenex stock and 275,000 warrants to purchase additional shares of Tetragenex common stock in exchange for gross proceeds of $275,000. The company paid an aggregate of $5,000 to several consultants who assisted in the fund raising process. Thus the net proceeds to the company totaled $370,000. Investors who participated in the deal purchased units for $25,000 per unit. Each unit consisted of 25,000 shares of Tetragenex common stock and 25,000 warrants to purchase shares of Tetragenex common stock at $1 per share expiring 11/30/09.

        On May 21, 2006 as part of the company's Placement memorandum dated April 2006 the company issued 559,267 common shares of Tetragenex stock and 559,267 warrants to purchase additional shares of Tetragenex common stock in exchange for gross proceeds of $727,047. The company paid an aggregate of $30,000 to several consultants who assisted in the fund raising process. Thus the net proceeds to the company totaled $697,047. Investors who participated in the deal purchased units for $100,000 per unit. Each unit consisted of 76,923 shares of Tetragenex common stock and 76,923 warrants to purchase shares of Tetragenex common stock at $1.65 per share expiring 5/21/09.

        During Q1 2006 a total of 10,200 common shares were issued to our outside financial consultant as partial payment for services performed. As a result of this transaction $10,190 was charged to additional paid in capital.

        During Q2 2006 a total of 3,750 common shares were issued to our financial consultant as partial payment for services performed. As a result of this transaction $3,746 was charged to additional paid in capital

        At December 31, 2005, the Company has authorized 50,000,000 shares of Common Stock, $.001 stated value. The following table represents the approximate allocation of reserved shares at December 31, 2005:

          Common Stock                                      14,683,038
          Stock Options                                      7,146,253
          Warrants                                          10,130,399
                                                            ----------
                                                            31,959,690

                        TETRAGENEX PHARMACEUTICALS, INC.

                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION WITH RESPECT TO THE 9 MONTHS ENDED SEPTEMBER 30,
                          2006 AND 2005 IS UNAUDITED)




7       COMMITMENTS AND CONTINGENCIES

        EMPLOYMENT AGREEMENTS

        On December 15, 1999, the Company entered into a three-year employment agreement with its co-Chief Executive Officer ("co-CEO") and co-Chairman of the Board. The agreement provided for an annual base salary of $160,000, subject to a minimum ten percent annual increase. On February 6, 2001, in view of the executive's efforts on behalf of the Company and his performance, the Company's Board of Directors (i) increased his annual salary to $250,000 with no automatic annual increases, and extended the term of his employment agreement for an additional two years and (ii) granted the executive a ten-year option to acquire 125,000 shares of the Company's common stock at an exercise price of $17 per share, one third of which vested immediately, one third of which vested on February 6, 2002, and the final third vested on February 6, 2003. On December 11, 2001, in consideration of services provided to the Company, the Board of Directors (i) further increased his annual salary to $300,000, (ii) further extended the term of the agreement by one year, through and including December 15, 2005 and (iii) granted the executive an additional, immediately vested five-year option to acquire 125,000 shares of the Company's common stock at an exercise price of $17 per share. On April 6, 2003 as a result of the company's cost reduction, the executive agreed to defer half of his $300,000 yearly salary. In December 2005 the executive agreed to convert $177,000 of his deferred salary into 177,000 options to purchase shares of Tetragenex common stock at $1 per share expiring December 20, 2020. On December 31, 2005 the executive had deferred compensation totaling $126,982.40. The executive was granted an aggregate of 1,420,000 options exercisable at $1 per share and expiring in 2020 during 2005. The co-CEO is related to the Company's other co-CEO.

        On September 30, 1999, the Company entered into a three-year employment agreement with the Company's President. The agreement provides for an annual base salary of $180,000, which is subject to increase to between $300,000 and $360,000 upon the execution of a major licensing agreement with a pharmaceutical company for the licensing of one or more of the Company's products. In connection with the employment agreement, the executive was granted a ten-year option to acquire 390,625 shares of the Company's common stock at an exercise price of $12.00 per share, one third of which vested upon execution of the employment agreement, one third of which vested on September 30, 2000, and the final third of which vested on September 30, 2001. On June 15, 2000, in consideration of services provided to the Company, the Board of Directors granted the President an additional ten-year option to acquire 125,000 shares of the Company's common stock at an exercise price of $17 per share, one third of which vested on June 15, 2000, one third of which vested on June 15, 2001, and the final third of which vested on June 15, 2002. On December 11, 2001, in consideration of services provided to the Company, the Board of Directors (i) increased the executive's annual salary to $225,000, (ii) extended the term of the agreement by three years, through and including September 30, 2005, and (iii) granted the executive an additional, immediately vested five-year option to acquire 62,500 shares of the Company's common stock at an exercise price of $17 per share. On April 6, 2003 as a result of the Company's cost cutting the executive agreed to defer 100% of his yearly salary. In December 2005 the executive agreed to convert $530,976 of his deferred salary into 530,976 options to purchase shares of Tetragenex common stock at $1 per share expiring December 20, 2020. As of December 31, 2005 he had deferred compensation totaling $68,912.64. The executive was granted an aggregate of 425,000 options exercisable at $1 per share and expiring in 2020 during 2005. In April 2006, the employee resigned as President and will remain as a chief consultant and board member therefore the contract is no longer in effect. On August 16, 2006 the company's

                        TETRAGENEX PHARMACEUTICALS, INC.

                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION WITH RESPECT TO THE 9 MONTHS ENDED SEPTEMBER 30,
                          2006 AND 2005 IS UNAUDITED)




        former President and current board member and scientific consultant, Dr. John Feighner passed away from complications of his illness

        On September 30, 1999, the Company entered into a three-year employment agreement with the Company's Chief Operating Officer ("COO") for a period of three years, subject to a unilateral option exercisable by the COO to become a consultant to the Company after the first twelve months of employment. The agreement provided for an initial annual base salary of $120,000. In connection with the employment agreement the COO was granted a ten-year option to acquire 234,375 shares of the Company's common stock at an exercise price of $12.00 per share, one third of which vested upon execution of the employment agreement, one third of which vested on September 30, 2000 and the final third of which vested on September 30, 2001. On June 15, 2000, in consideration of services provided to the Company, the Board of Directors granted the executive an additional ten-year option to acquire 75,000 shares of the Company's common stock at an exercise price of $17 per share, one third of which vested on June 15, 2000, one third of which vested on June 15, 2001, and the final third of which vested on June 15, 2002. On December 11, 2001, in consideration of services provided to the Company, the Board of Directors (i) extended the term of the agreement by three years, through and including September 30, 2005 and (ii) granted executive an additional, immediately vested five-year option to acquire 37,500 shares of the Company's common stock at an exercise price of $17 per share. On April 6, 2003 as a result of the Company's cost cutting the executive agreed to defer 100% of his yearly salary. In December 2005 the executive agreed to convert $259,588 of his deferred salary into 259,588 options to purchase shares of Tetragenex common stock at $1 per share expiring December 20, 2020. The executive was granted an aggregate of 425,000 options exercisable at $1 per share and expiring in 2020 during 2005. As of December 31, 2005 he had deferred compensation totaling $1,158.27. The contract was not renewed as of the expiration of the existing contract.

        All officers, directors and employees of the company at the time of the bankruptcy agreed to defer a portion or all of there compensation. On December 31, 2005 there was $348,812 deferred from officers and employees and $90,625 from board members. During 2005 additional salaries and compensation in the amounts of $590,386 was accrued from officers and employees, $50,000 from directors. During 2005 an aggregate of $112,500 of deferred board payments was converted into 112,500 options to purchase Tetragenex Common Stock at $1 per share expiring December 2020.

         It is anticipated that the majority of accrued payments will be converted into warrants of the company on a 1 for 1 basis.


        CONSULTING AGREEMENTS

        The Company had entered into an agreement with an individual to serve as a Senior Medical Consultant to the Company for a period of one year commencing October 21, 1999. The consultant receives a fee of $3,000 per month, plus an additional non-accountable expense reimbursement of $500 per month for his services. In connection with the agreement, the consultant received an immediately vested ten-year option to acquire 10,000 shares of the Company's common stock at an exercise price of $12.00 per share. On December 10, 1999, for services provided to the Company to such date, the Company's Board of Directors granted the

                        TETRAGENEX PHARMACEUTICALS, INC.

                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION WITH RESPECT TO THE 9 MONTHS ENDED SEPTEMBER 30,
                          2006 AND 2005 IS UNAUDITED)




        consultant an additional five-year option to acquire 10,000 shares of the Company's common stock at an exercise price of $12.00 per share, 2,500 of which vested on December 10, 1999, and 2,500 of which vested each year thereafter, provided that the consulting agreement is extended beyond its original term. The Company extended the term of the consulting agreement in both 2000 and 2001, upon the same terms and conditions, for an additional year, to October 21, 2001 and 2002, respectively. The Company again extended the term of the consulting agreement in 2002 until October 21, 2003, at a fee of $4,000 per month, plus an additional non-accountable expense reimbursement of $500 per month for his services. The Company extended the contract until October 21, 2004 at a rate of $3,250 per month. He is currently consulting on a month to month basis currently at a rate of $2,250 per month.

        On May 22, 2001, the Company entered into an agreement with a consultant to act as its Senior European Medical consultant and become a member of its Scientific Advisory Board. In connection with the agreement, the consultant will receive as compensation for his services either a per diem consulting fee of $1,000 or an hourly fee of $250, whichever is applicable, and a warrant to purchase 25,000 shares of the Company's common stock over a period of 5 years from the date of the agreement at an exercise price of $4.25 per share

        On April 6th, 2003 several employees of the company resigned as employees to become part time consultants for the company. Each is paid a consulting fee on a month to month basis ranging from $2,250 to $5,000 per month.

        On April 6th, 2003 the company entered into ongoing agreement with the 5 members of its scientific blue ribbon panel to be paid hourly fees of between $300 and $500 per hour for work performed for the company as well as reimbursement for expenses.

        Several individuals were signed as consultants for the company to assist in its fundraising efforts during 2005. Each individual is compensated in cash and warrants based on performance in aiding the fundraising process. An aggregate of $44,850 was paid to consultants as well as warrants as part of the fundraising process during 2005.


        LITIGATION

        At December 31, 2005 the Company was not involved in any ongoing litigation.

8       RISKS AND UNCERTAINTIES

        The Company is subject to risk common to companies in the biopharmaceutical industry, including, but not limited to, successful commercialization of product candidates, protection of proprietary technology and compliance with Food and Drug Administration regulations.

        As reflected in the accompanying consolidated financial statements, the Company has incurred significant recurring losses from operations and negative operating cash flows, which have been financed primarily by proceeds from stock and debt issuances. As a result, the Company had an accumulated deficit of and $96,448,713 and $82,016,790 at December 31, 2005 and 2004, respectively.

                        TETRAGENEX PHARMACEUTICALS, INC.

                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION WITH RESPECT TO THE 9 MONTHS ENDED SEPTEMBER 30,
                          2006 AND 2005 IS UNAUDITED)




        Management plans to provide for additional working capital and funds for the continued development of its products through private or public sale of the Company's common stock. The Company's ability to obtain such financing is contingent upon continued progress in its drug development efforts and its ability to access capital resources. Management is also attempting to enter into an agreement with a major pharmaceutical company to co-develop its antidepressant drug, which may generate significant cash flows for the Company. No assurance can be given as to the Company's ability to enter into such an agreement or successfully complete an IPO, or complete future private placements.

        LEASE OBLIGATIONS

        On March 12, 2003 the Company entered into an operating lease for its current office space in Park Ridge, New Jersey. The lease commenced on March 31, 2003 and expires on March 31, 2007 and requires monthly base rental payments of $10,200 plus certain annual escalation.

        The approximate aggregate minimum rental commitments on these leases are as follows:


          Year ending December 31,

              2006                                             122,400
              2007                                              30,600
                                                              --------

          Total minimum lease payments                        $153,000
                                                              ========


        Rental expense was $133,504 and $145,796 for the years ended December 31, 2005 and 2004, respectively.


9.      RELATED PARTY TRANSACTIONS

        The Company utilizes office space and personnel at the Feigner Research Institute ("Institute"), which then became owned by John P. Feighner MD Inc for which it reimburses the Institute under a cost reimbursement agreement. The Company also utilized the institute to perform some contract research for the Company. The Company's President is also an owner and a director of the Institute. The Company paid the Institute and/or John P Feighner MD Inc. $187,446 for the year ended December 31, 2004 related to these services. In 2005 the company reimbursed John P Feighner MD Inc. $31,651 for rent and insurance. As of December 31, 2005 the company is no longer reimbursing John P Feighner MD, Inc. for any space leased.


10      401(K) PROFIT SHARING PLAN

        In December 1993, the Company adopted a 401(k) Profit Sharing Plan (the "401(k) Plan"), effective as of January 1, 1994. All employees of the Company who have attained the age of 21 are eligible to participate in the 401(k) Plan. The 401(k) Plan permits eligible employees to make voluntary contributions to the 401(k) Plan up to the dollar limit set by law. The Company may, but

                        TETRAGENEX PHARMACEUTICALS, INC.

                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION WITH RESPECT TO THE 9 MONTHS ENDED SEPTEMBER 30,
                          2006 AND 2005 IS UNAUDITED)




        does not currently, contribute discretionary matching contributions in any amount to be determined on an annual basis by the Board of
        Directors.   Each   eligible   participant's   share  of  the  Company's
        contribution vests over a seven year period beginning with the first full year of service at the rate of 15% per year.

11      SUBSEQUENT EVENTS

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102(b)(7) of the Delaware General Corporation Law, which we refer to as the "DGCL," permits a provision in the certificate of incorporation of each corporation organized under the DGCL eliminating or limiting, with some exceptions, the personal liability of a director to us or our stockholders for monetary damages for some breaches of fiduciary duty. Our Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by the DGCL.

         Section 145 of the DGCL, which we refer to as "Section 145," in summary, empowers a Delaware corporation to indemnify, within limits, its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, they actually and reasonably incur in connection with any suit or proceeding, other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         With respect to any action by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) they actually and reasonably incur in connection with the defense or settlement of the action or suit, provided that person meets the standard of conduct described in the preceding paragraph. No indemnification is permitted, however, in respect of any claim where that person has been found liable to the corporation, unless the Court of Chancery or court in which the action or suit was brought approves the indemnification and determines that the person is fairly and reasonably entitled to be indemnified.

         Paragraph SIXTH of our Certificate of Incorporation contains a provision which eliminates the personal liability of our directors to us and our stockholders for monetary damages for unintentional breach of a director's fiduciary duty to us. This provision does not permit any limitation on, or elimination of the liability of a director for disloyalty to us or our stockholders, for failing to acting good faith, for engaging in intentional misconduct or a knowing violation of law, for obtaining an improper personal benefit or for paying a dividend or approving a stock repurchase that would be illegal under the DGCL.

         Our Certificate of Incorporation and Bylaws require us to indemnify our directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in our right (a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action. Moreover, the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

ITEM 25. OTHER EXPENSE OF ISSUANCE AND DISTRIBUTION.

         Shown below are estimates of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) we have incurred in connection with this offering.

-------------------------------------------------------------------------------
              Securities and Exchange Commission registration fee     $
-------------------------------------------------------------------------------
Accounting fees and expenses
-------------------------------------------------------------------------------
Legal fees and expenses
-------------------------------------------------------------------------------
Miscellaneous expenses

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                      Total.......................    $
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                           *Estimated


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.


         During the past three years, we have sold unregistered securities as described below. We believe that the issuances of the following securities were considered to be exempt from registration under Section 4(2) of the Securities Act, and the regulations promulgated thereunder. There were no underwriters involved in the transactions and there were no underwriting discounts or commissions paid in connection therewith, except as disclosed below. The purchasers of the securities in such transactions represented their intention to acquire the securities for investment purposes only and not with a view to or for sales in connection with any distribution thereof and appropriate legends were affixed to the certificates for the securities issued in such transactions. The purchasers of the securities in the transactions below were each sophisticated investors who were provided information about us and were able to bear the risk of loss of their entire investment.

Shortly after we filed for bankruptcy we commenced a DIP financing. We raised $1,707,500 in the financing and issued 853,750 warrants to purchase shares of Tetragenex common stock at $1 per share expiring November 30, 2009. Under terms of the agreement the purchaser received one warrant for every $2 invested as well as a note for the principal amount plus 10% interest per annum for as long as the note was outstanding. The note plus interest was automatically converted into common shares upon the first closing of the private placement dated August 2004.

In April 2004 we reached an agreement with the lone Class C preferred shareholder remaining for him to convert his remaining Class C shares into 100,000 common shares of Tetragenex stock.

On November 23, 2004 the company issued 2,371,591 shares of common stock through a private placement at $.80 per share. As a result of this transaction the company raised gross proceeds of $1,897,273 cash. Secondly on the same date the DIP notes plus interest converted into common shares. A total of $1,746,724 of notes and accrued interest was converted into 2,183,406 shares of common stock. A total of $89,225 of the amount consisted of interest on the notes. There was an additional $100,000 in notes payable outstanding on December 31, 2004 which were derived from the DIP financing.

In May 2004 the company entered into an agreement with the holders of the 725 shares of Class D preferred stock to eliminate the class D preferred shares in exchange for cash payments of $600,000 on the effective date of the bankruptcy and $600,000 one year from the effective date. They were also issued a $2.6 million convertible note payable 53 months from the effective date plus accrued interest at the rate of 3% per annum. On November 23, 2004 three of the entities that comprise the preferred D shareholders agreed to convert their portion of the $600,000 payment into equity. A total of $143,967.60 was converted into 179,960 shares of Tetragenex common stock. They agreed as well to convert $165,480 of the amount due one year from the effective date into 206,850 shares of common stock. In addition $717,241 of the $2.6 million note plus accrued interest was converted into 679,912 shares of common stock. An aggregate of 1,066,722 shares of common stock was issued to the former note holders. The long term note due to the former Preferred D holders is secured by the patents of the company.

On January 5, 2005 the Company issued an aggregate of 3,787,500 options to officers, directors and employees of the Company. The options have an exercise price of $1 per share and expire April 6, 2021.


All the proceeds were raised pursuant to Rule 506 of Regulation D, the Company did not offer nor solicited none accredited investors as defined under Rule 501. All the investors have represented that they were accredited and provided the Company with such information.

On April 6, 2005 the company had the final closing of its private placement dated Aug 20, 2004. The company issued an aggregate of 1,143,668 common shares of its stock and received cash proceeds of $914,934. Additionally 64,932 common shares were issued from conversion of the remaining DIP notes and interest.

On August 23, 2005 an aggregate of 1,777,000 options were granted to officers, directors and employees of the Company also with an exercise price of $1 per share and an expiration date of April 6, 2021.

In 2005 an aggregate of 240,000 warrants exercisable at $1 per share expiring 11/30/09 were granted to the various clinical sites who performed studies for us.

Also in 2005 aggregates of 200,000 and 300,000warrants exercisable at $1 per share expiring 11/30/09 was granted to 2 legal firms for services provided and to consultants for assistance in fundraising and other corporate functions respectively.

In December 2005 several members of the management team, employees and board members agreed to convert either all or some of their deferred salaries or deferred payments due into options of the company. An aggregate of $1,581,753 of accrued salaries was converted into 1,581,753 options to purchase Tetragenex common stock at $1 per share expiring December 2020.

From November 2005 through February 2006 pursuant to our private placement dated October 2005 we issued 3,310,000 common shares and 3,310,000 warrants to purchase additional common shares at $1 per share expiring November 30, 2009. We received gross proceeds of $3,310,000. The company paid fees totaling approximately $50,000 to individuals who assisted in the fund raising process.

An aggregate of 46,018 common shares was issued to an individual for accounting services provided during 2005 and first quarter 2006.


In July 2006 the board awarded an aggregate of 853,000 options to purchase Tetragenex common shares at $1.000 per share expiring January 6, 2020 to the following people for services provided to the company.

William Comer       55000
Dave Abel          110000
Robert Budetti     150000
Bruce Bergman       55000
Aaron Cohen         55000
Alf Akerman         55000
Ken Cartwright      55000
Dr. Fried           25000
Martin Schacker    115000
Neil Martucci       55000
Dr. John Feighner   55000
Jack Hamlin         25000
Joe Hlavka           8000
Gabriela Nicolau    14000
Richard Ablin        8000
Sue Connolly        10000
Charles Miller       3000

We believed Section 4(2) was available because:

            i.   the offer and sale did not involve a public offering;
           ii.   all certificates were marked with restrictive legends;
          iii.   each investor represented they were sophisticated enough
                 to evaluate the merits of the investment; and Iv Each investor or consultant had a preexisting relationship with Martin Schater

ITEM 27.  EXHIBITS

(a) Exhibits


Exhibit No.      Document
-----------      --------
2.1(1)           Final order of the bankruptcy of Innapharma, Inc.
3.1.1(1)         Amended and Restated Certificate of Incorporation of Tetragenex
                 Pharmaceuticals, Inc.
3.1.2(1)         Amended and Restated By-laws of Tetragenex Pharmaceuticals,
                 Inc.
3.2(1)           Certificate of Authority to do business in the State of New
                 Jersey of Tetragenex Pharmaceuticals, Inc.
3.2.1(1)         Certificate of Correction of Certificate of Merger
4.1(1)           Promissory Note
5.1(1)           Opinion of Gersten Savage LLP.
10.1(1)          Employment Agreement with Martin Schacker dated October 28,
          `      1999, as amended
14(1)            Code of Ethics
16(1)            Letter from Former Auditor
23.1*            Consent of Demetrius & Company, LLC
23.2(1)          Consent of Gersten Savage, LLP
                 (included in the opinion filed as Exhibit 5.1).
99.1(1)          Patent Security Agreement

-------------------------
*Filed herewith.
(1) previously filed

                             ITEM 28. UNDERTAKINGS.

         The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

If the small business issuer will request acceleration of the effective date of the registration statement under Rule 461 of the Securities Act include the following:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

(5) For determining any liability under the Securities Act of 1933, it will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For the purpose of determining liability under the Securities Act to any purchaser:

If the small business issuer is subject to Rule 430C, include the following:

(1) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


         Under the requirements of the Securities Act, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form SB-2 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized in the City of New York, New York, on the 6th day of December 2006.


TETRAGENEX PHARMACEUTICALS, INC.

By: /s/ Martin F. Schacker
------------------------------------------------
Martin F. Schacker, Chairman of the Board


By: /s/ David Abel
------------------------------------------------
David Abel, Vice Chairman of the Board


By: /s/ John P. Feighner
------------------------------------------------
John P. Feighner, Director


By: /s/ Robert P. Budetti
------------------------------------------------
Robert P. Budetti, Director


By: /s/ Kenneth Cartwright
------------------------------------------------
Kenneth Cartwright, Director


By: /s/ Alf E. F. Akerman
------------------------------------------------
Alf E. F. Akerman, Director


By: /s/ Bruce J. Bergman
------------------------------------------------
Bruce J. Bergman, Director


By: /s/ William T. Comer
------------------------------------------------
William T. Comer, Director


By: /s/ Aaron Cohen
------------------------------------------------
Aaron Cohen, Director



By: /s/ Neil Martucci
--------------------------------
Neil Matrucci, Principal Accounting Officer

                                  EXHIBIT INDEX


EXHIBIT NO.     DOCUMENT
-----------     --------
2.1(1)          Final order of the bankruptcy of Innapharma, Inc.

3.1.1(1)        Amended and Restated Certificate of Incorporation of Tetragenex
                Pharmaceuticals, Inc.

3.1.2(1)        Amended and Restated By-laws of Tetragenex Pharmaceuticals, Inc.

3.2(1)          Certificate of Authority to do business in the State of New
                Jersey of Tetragenex Pharmaceuticals, Inc.

3.2.1(1)        Certificate of Correction of Certificate of Merger

4.1(1)          Promissory Note

5.1(1)          Opinion of Gersten Savage LLP.

10.1(1)         Employment Agreement with Martin Schacker dated October 28,
                1999, as amended.

14(1)           Code of Ethics

16(1)           Letter from Former Auditor

23.1*           Consent of Demetrius & Company, LLC

23.2(1)         Consent of Gersten Savage, LLP
                (included in the opinion filed as Exhibit 5.1).

99.1(1)         Patent Security Agreement

-------------------------
* Filed herewith.
(1) Previously Filed